    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999
                                                   REGISTRATION NO. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     EASTBROKERS INTERNATIONAL INCORPORATED
                 (Name of Small Business Issuer in its Charter)


          Delaware                                   6799                            52-1807562
(State or other Jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)            Classification Code Number)          Identification Number)


                        15245 SHADY GROVE ROAD, SUITE 340
                            ROCKVILLE, MARYLAND 20850
                                 (301) 527-1110
          (Address and Telephone Number of Principal Executive Offices)

                              MARTIN A. SUMICHRAST
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        15245 SHADY GROVE ROAD, SUITE 340
                            ROCKVILLE, MARYLAND 20850
                                 (301) 527-1110
            (Name, Address and Telephone Number of Agent for Service)

                                 WITH A COPY TO:
                             JAY R. SCHIFFERLI, ESQ.
                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 324-1400
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF SECURITIES              AMOUNT TO BE     OFFERING PRICE        AGGREGATE           AMOUNT OF
                     TO BE REGISTERED                        REGISTERED       PER UNIT(1)      OFFERING PRICE(2)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.05 per share                          925,000             5.18750       4,798,437.50            1,333.97
Class C Common Stock Purchase Warrants                                -              -                    -                   -
Common  Stock,  underlying  Class C Common
   Stock  Purchase Warrants                                     925,000             5.18750       4,798,437.50            1,333.97
Common Stock, underlying 7% Convertible Debentures              385,000             5.18750       1,997,187.50              555.22
Common Stock, underlying Placement Agents' Warrants           1,225,000             5.18750       6,354,687.50            1,766.60
Total                                                         3,460,000                          17,948,750.00            4,989.75
------------------------------------------------------------------------------------------------------------------------------------

     (1) Based on the average of the high and the low prices of the Common Stock on the Nasdaq SmallCap Market on February 10, 1999.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                     EASTBROKERS INTERNATIONAL INCORPORATED
                              CROSS-REFERENCE SHEET


               FORM SB-2 ITEM NUMBER AND CAPTION                               HEADING IN PROSPECTUS

1.   Front of Registration Statement and Outside Front
     Cover of Prospectus..........................................Outside Front Cover of Prospectus

2.   Inside Front and Outside Back Cover
     Pages of Prospectus..........................................Inside Front and Outside Back Cover Pages of
                                                                  Prospectus

3.   Summary Information and Risk Factors.........................Summary; Risk Factors

4.   Use of Proceeds..............................................Use of Proceeds

5.   Determination of Offering Price..............................Not Applicable

6.   Dilution.....................................................Not Applicable

7.   Selling Security Holders.....................................Selling Stockholders

8.   Plan of Distribution.........................................Outside Front Cover of Prospectus; Plan of
                                                                  Distribution

9.   Legal Proceedings............................................Business

10.  Directors, Executive Officers, Promoters and
     Control Persons..............................................Risk Factors; Management

11.  Security Ownership of Certain Beneficial Owners
     and Management...............................................Selling Stockholders; Certain Relationships and
                                                                  Related Transactions

12.  Description of Securities....................................Description of Securities

13.  Interests of Named Experts and Counsel.......................Experts; Counsel

14.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities...............Disclosure of Commission Position on
                                                                  Indemnification for Securities Act Liabilities

15.  Organization Within Last Five Years..........................Business; Certain Relationships and Related
                                                                  Transactions
16.  Description of Business......................................Business

17.  Management's Discussion and Analysis or Plan of
     Operation....................................................Management's Discussion and Analysis or Plan of
                                                                  Operation

18.  Description of Property......................................Business

19.  Certain Relationships and Related Transactions...............Certain Relationships and Related Transactions

20.  Market for Common Equity and Related
     Stockholder Matters..........................................Market for Common Equity and Related Stockholder
                                                                  Matters; Risk Factors; Outside Front Cover of
                                                                  Prospectus

21.  Executive Compensation.......................................Executive Compensation

22.  Financial Statements.........................................Financial Statements

23.  Changes in and Disagreements with Accountants
     on Accounting and Financial Disclosure.......................Changes in and Disagreements  with Accountants on
                                                                  Accounting and Financial Disclosure


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1999

PROSPECTUS

                     EASTBROKERS INTERNATIONAL INCORPORATED

         This Prospectus relates to the offer and sale of [_________shares] (the "Shares") of common stock, par value $.05 per share (the "Common Stock"),
[________] Class C Common Stock Purchase Warrants (the "Warrants") and [_________] shares of Common Stock underlying the Warrants (the "Warrant Shares"), [________] shares of Common Stock underlying the 7% Convertible Debentures due (the "Debenture Shares") and [_________] shares of Common Stock underlying Placement Agents' Warrants ("Placement Agent Warrant Shares") of Eastbrokers International Incorporated (the "Company") by or on behalf of certain stockholders of the Company ("Selling Stockholders").

         The Shares, the Warrants, the Warrant Shares, the Debenture Shares, and the Placement Agent Warrant Shares may be offered and sold from time to time by one or more of the Selling Stockholders or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders. No Selling Stockholder is required to offer or sell any of his or its Shares, Warrants, Warrant Shares, Placement Agent Warrant Shares or Debenture Shares. The Selling Stockholders anticipate that, if and when offered and sold, the Shares, the Warrant Shares, the Placement Agent Warrant Shares and the Debenture Shares will be offered and sold in transactions (which may include block transactions) effected on the Nasdaq SmallCap Market (the "Nasdaq SmallCap") at the then prevailing market prices. The Selling Stockholders reserve the right, however, to offer and sell the Shares, the Warrant Shares, the Placement Agent Warrant Shares and the Debenture Shares on any other national securities exchange on which the Common Stock is or may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions each at a price then to be negotiated. The Warrants will not be listed on any exchange or in the over-the-counter market and therefore, the Selling Stockholders may offer and sell the Warrants in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the Nasdaq SmallCap or any other national securities exchange or in the over-the-counter market will be made through or to licensed brokers and dealers. All proceeds from the sale of the Shares, the Warrant Shares, the Placement Agent Warrant Shares and the Debenture Shares will be paid directly to the Selling Stockholders and will not be deposited in an escrow, trust or other similar arrangement. The Company will not receive any of the proceeds from the sales by the Selling Stockholders. However, the Company will receive proceeds from the exercise of the Warrants by the Selling Stockholders. No discounts, commissions or other compensation will be allowed or paid by the Selling Stockholders or the Company in connection with the offer and sale of the Shares, the Warrants, the Warrant Shares, the Debenture Shares and the Placement Agent Warrant Shares except that usual and customary brokers' commissions may be paid by the Selling Stockholders. Upon any sale of the Shares, the Warrants, the Warrant Shares, the Placement Agent Warrant Shares and the Debenture Shares offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company's Common Stock is currently traded on the Nasdaq SmallCap under the trading symbol "EAST." The Warrants do not trade on any exchange.

                                  ------------

     INVESTING IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 7.

                                  ------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

                 THE DATE OF THIS PROSPECTUS IS       , 1999.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, the Company is required to file electronic versions of these documents through the Commission's Electronic Data Gathering, Analysis and Retrieval System (EDGAR). The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. The Common Stock is quoted on the Nasdaq SmallCap. Information regarding the trading of EAST on the Nasdaq SmallCap can be obtained from the Nasdaq SmallCap Market, 9801 Washingtonian Boulevard, Gaithersburg, Maryland 20878 ((202) 496-2500).

         The Company has filed with the Commission a Registration Statement on Form SB-2, as amended (the "Registration Statement"), under the Securities Act with respect to the securities being offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the offer and sale of the securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement may be inspected without charge at the Public Reference Section of the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         Certain information set forth in this statement includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company may publish "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act or make oral statements that constitute forward-looking statements. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospectus, projected ventures, new products, anticipated market performance and similar matters. The words "budgeted," "anticipate," "project," "estimate," "expect," "may," "believe," "potential" and similar statements are intended to be among the statements that are forward looking statements. Because such statements reflect the reality of risk and uncertainty that is inherent in the business of the Company, actual results may differ materially from those expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which are made as of the date hereof.

         The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company cautions readers that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. These risks and uncertainties, many of which are beyond the Company's control, include, but are not limited to: (i) transaction volume in the securities markets, (ii) the volatility of the securities markets, (iii) fluctuations in interest rates, (iv) changes in regulatory requirements which could affect the cost of doing business,(v) fluctuations in currency rates, (vi) general economic conditions, both domestic and international, (vii) changes in the rate of inflation and related impact on securities markets, (viii) competition from existing financial institutions and other new participants in the securities markets, (ix) legal developments affecting the litigation experience of the securities industry, (x) changes in federal and state tax laws which could affect the popularity of products sold by the Company, and (xi) those risks and uncertainties set forth under the caption "Risk Factors" on page 7 and in the Company's filings with the SEC.

         The Company undertakes no obligation to release publicly any revisions to the forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

--------------------------------------------------------------------------------
                                     SUMMARY

         PLEASE READ ALL OF THIS PROSPECTUS CAREFULLY. IT DESCRIBES OUR COMPANY, FINANCES AND PRODUCTS. FEDERAL AND STATE SECURITIES LAWS REQUIRE THAT WE INCLUDE IN THIS PROSPECTUS ALL IMPORTANT INFORMATION THAT INVESTORS WILL NEED TO MAKE AN INVESTMENT DECISION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS TO MAKE YOUR INVESTMENT DECISION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION (INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO) CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN.

                                   THE COMPANY

         We were incorporated in the State of Delaware on January 20, 1992, as the Czech Fund. Our initial goal was to take advantage of the rapid growth in business opportunities arising from the privatization of the newly-democratized Czech Republic by merging with or acquiring Czech businesses. From 1993 through 1994, we held an interest in a Czech hotel and an interest in a Czech department store.

         In 1996, we re-evaluated our business strategy and after considering a variety of investment opportunities, acquired Eastbrokers Beteiligungs AG, an Austrian brokerage company with offices throughout Central and Eastern Europe ("Eastbrokers Vienna"). This transaction enhanced our prospects by both providing us with a vehicle to implement our acquisition strategy and extend our opportunities beyond the Czech Republic to the entirety of Central and Eastern Europe. Thereafter, our name was changed to Eastbrokers International Incorporated, our present name.

         We are primarily a holding company for sixteen subsidiaries and affiliates which are directly and indirectly owned. Twelve of the subsidiaries and affiliates are incorporated and located in Central and Eastern Europe. We also own 100 percent of EBI Securities Corporation ("EBI Securities"), 100 percent of Eastbrokers Leasing Ltd., 90 percent of Eastbrokers North America, Inc. ("Eastbrokers NA") and 100 percent of an inactive U.S. subsidiary. All of our subsidiaries and affiliates are engaged in the investment banking, broker-dealer, advisory and security business. Our principal strategic objective has been to establish controlling ownership of independent broker-dealers located primarily in Central and Eastern Europe and to create a network that provides access to emerging market investment opportunities in Central and Eastern Europe. In fiscal year 1998, we expanded our objective to include establishing controlling ownership of independent broker-dealers in the United States.

                                  THE OFFERING
Securities offered..............................        The resale  of:  [______________]  shares of Common  Stock;
                                                        [____________]  Warrants;  [____________]  Warrant  Shares;
                                                        [____________]   Debenture   Shares;   and   [____________]
                                                        Placement  Agent  Warrant  Shares.   See   "Description  of
                                                        Securities."
Common Stock Outstanding prior
to the Offering (as of February 11, 1999).........      5,142,750

Common Stock Outstanding after
the Offering(1).................................        [___________] shares

------------------------------------------------------- ------------------------------------------------------------

                                       4



------------------------------------------------------- ------------------------------------------------------------

Risk Factors....................................        The  offering  involves  a high  degree of risk.  See "Risk
                                                        Factors" at page 7.

Use of Proceeds.................................        We will not receive any proceeds from resales of the
                                                        Shares, the Warrant Shares, the Placement Agent
                                                        Warrant Shares or the  Debenture Shares.  All funds
                                                        received by us upon the exercise of the Warrants will
                                                        be used for general corporate and  working capital
                                                        purposes.

------------------
(1) Assumes exercise of all the Warrants and Placement Agents' Warrants and conversion of all of the Debentures.

--------------------------------------------------------------------------------

                          SUMMARY FINANCIAL INFORMATION

         The summary financial information set forth below is derived from the Financial Statements of the Company contained herein for the years ended March 31, 1997 and 1998 and for the six months ended September 30, 1997 and 1998, and should be read in conjunction with, and are qualified in their entirety by reference to, such Financial Statements and the notes thereto, and in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" included elsewhere in this Prospectus.



                                                   For the Year      For the Year             For the Six Months
                                                    Ended March      Ended March             Ended September 30,
                                                     31, 1997          31, 1998
                                                     --------          --------            1997               1998
                                                                                           ----               ----

Consolidated Statements of Operations Data:
Revenues
    Commissions..............................        $   439,531       $ 2,521,031       $  673,175     $ 4,611,417
    Investment Banking.......................          1,149,195           807,803          335,266         703,340
    Trading Profit, net......................          3,679,045         4,175,023        1,718,464       2,532,962
    Other....................................            473,704         2,635,024          297,066       2,497,278
                                                     -----------      ------------     ------------    ------------
       Total Revenue.........................          5,741,475        10,138,881        3,023,971      10,344,997
                                                     -----------      ------------     ------------    ------------

Expenses
    Compensation and benefits................          2,181,419         3,748,948        1,026,428       6,363,848
    Consulting and professional fees.........            867,302         2,412,787          794,239       1,231,552
    Occupancy................................            333,096           982,095          336,084         803,572
    Communications...........................            177,473           678,718          151,904         776,710
    Brokerage, clearing, exchange fees and
       other ................................            -               1,145,567          483,216       1,240,339
    General and administrative...............            806,056         3,698,052          880,501         844,785
    Other....................................          1,127,277         2,343,302          694,412       1,310,690
                                                       ---------       -----------     ------------      ----------
       Total expenses........................          5,492,623        15,009,469        4,366,784      12,571,496
                                                       ---------       -----------     ------------      ----------

Income (loss) from continuing operations.....            362,573       (4,947,557)      (1,097,247)      (3,064,912)

Discontinued operations......................         (1,281,184)          -                 -               -
                                                      -----------     ------------     ------------    ------------
Net loss.....................................         $ (918,611)     $(4,947,557)     $(1,097,247)    $(3,064,912)
                                                     ===========      ============     ============    ============

Weighted average number of shares
    outstanding..............................         2,497,137          3,149,009       3,007,121        4,476,737
                                                    ------------     -------------       -----------   ------------
Basic and diluted loss per share.............       $      (0.37)   $       (1.57)   $       (0.36)    $     (0.68)
                                                    ------------     -------------       -----------   ------------



Consolidated Statements of Financial Position
    Data:

Total assets.................................        $31,962,729       $44,838,853      $34,223,102     $54,404,378
Total liabilities............................         12,613,492        18,178,312       17,046,409      27,851,828
Minority interest in consolidated subsidiaries         1,549,386         8,776,678        1,594,029       9,459,208
Stockholders' Equity.........................         17,799,851        17,883,863       15,582,664      17,093,342




--------------------------------------------------------------------------------

                                  RISK FACTORS


         WE FACE A VARIETY OF RISKS IN THE CONDUCT OF OUR BUSINESS, ANY OF WHICH COULD MATERIALLY AND ADVERSELY AFFECT US, OUR BUSINESS AND OUR FINANCIAL PERFORMANCE. SOME OF THESE RISKS ARE SUMMARIZED BELOW. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE LIST OF ALL MATTERS THAT COULD ADVERSELY AFFECT US, AND THERE ARE MANY FACTORS BEYOND OUR CONTROL THAT AFFECT US, OUR BUSINESS AND OUR FINANCIAL PERFORMANCE.

         THE VOLATILE NATURE OF THE SECURITIES BUSINESS

         The securities business is naturally subject to various risks, particularly in volatile or illiquid markets. Among the risks are potential losses resulting from the following activities: (i) underwriting or owning securities, (ii) trading, arbitrage and merchant banking activities, (iii) failure by the other party to meet commitments, (iv) customer fraud and employee fraud, (v) misconduct and errors, (vi) failures in connection with processing securities transactions and (vii) litigation.

         Various factors affect a securities firm's business and profitability. These factors include the firm's credit capacity or perceived creditworthiness and competitive factors, including the ability to attract and retain highly skilled employees. These and other factors may contribute to reduced levels of new issuances of securities or merger, acquisition, restructuring, and leveraged capital activities, including leveraged buyouts and high-yield financing. Such factors may also help reduce the level of participation in financing and investment related to these activities. This generally results in lower revenues from investment and merchant banking fees and from underwriting and corporate development investments. Reduced volume of securities transactions and reduced market liquidity generally result in lower revenues from dealer and trading activities and commissions.

         Lower price levels of securities may result in a reduced volume of transactions and in losses from declines in the market value of securities held in trading, investment and underwriting positions. Sudden sharp declines in market values of securities and the failure of companies issuing securities and parties on the other side of a transaction to perform their obligations can result in illiquid markets. In such markets, we may not be able to sell securities and may have difficulty covering our securities positions. Such markets, if prolonged, may also lower our revenues from investment banking, merchant banking and other investments, and could have a material adverse effect on our results of operations, financial condition and cash flows.

         Our principal business activities (investment banking, securities sales and trading and correspondent brokerage services) are naturally highly competitive and subject to various risks, volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues, as well as our stock price, have been, and may continue to be, subject to wide fluctuations. This, of course, reflects the impact of many factors that are beyond our control. These factors include: (i) securities market conditions,
(ii) the level and volatility of interest rates, (iii) competitive conditions and (iv) the size and timing of transactions.

         Numerous other national and international factors affect the securities business and the profitability of securities firms. These include: (i) economic and political conditions, (ii) broad trends in business and finance, (iii) legislation and regulation affecting the national and international business and financial communities, (iv) currency values, (v) inflation, (vi) market conditions, (vii) the availability of short-term or long-term funding and capital, (viii) the credit capacity or perceived creditworthiness of the securities industry in the marketplace and (ix) the level and volatility of interest rates.

         THERE IS SIGNIFICANT COMPETITION WITHIN THE SECURITIES INDUSTRY

         We encounter significant competition in all aspects of the securities business and compete worldwide directly with other domestic and foreign securities firms. Many of these competitors have greater capital, financial and other resources than we have. In addition to competition from firms currently in

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the  securities  business,  there has been  increasing  competition  from  other sources, such as commercial banks and investment boutiques.

         We anticipate legislative and regulatory initiatives in the U.S. to remove or relieve certain restrictions on commercial banks. Thus, it is possible that competition in some markets currently dominated by investment banks may increase in the near future.

         Such competition could also affect our ability to attract and retain highly skilled individuals to conduct our various businesses, which may have an adverse effect on our business. The principal competitive factors influencing our business are: (i) our professional staff, (ii) our reputation in the marketplace, (iii) our existing client relationships, (iv) the ability to commit capital to client transactions and (v) our mix of market capabilities. The adequacy of our capital levels will also influence our ability to compete effectively in securities brokerage and investment banking activities. In addition, our ability to expand our business may depend on our ability to raise additional capital. See "Description of Business - Competition."

         THE SECURITIES BUSINESS IS SUBJECT TO EXTENSIVE FEDERAL, STATE AND FOREIGN REGULATION

         Our business (and the securities industry generally) is subject to extensive regulation. First, we are subject to regulation in the United States, Austria and all other Central and Eastern European states where our subsidiaries operate at the state level. Second, we are subject to regulation by various foreign financial regulatory authorities in the jurisdictions outside of the United States, Austria and Central and Eastern Europe where we do business, including regulation by the Securities and Futures Authority of the United Kingdom. Finally, we are subject to regulation by industry self regulatory organizations (known as "SROs"). See "Description of Business - Governmental Regulation."

         SROs such as the NASD require strict compliance with their rules and regulations. Our failure to comply with any of these laws, rules or regulations could result in fines, suspension or expulsion, which could have possible material adverse effects upon us and may affect our stock price accordingly.

         The scope of EBI Securities' broker-dealer operations is subject to the terms of its Restriction Agreements with the NASD. In the event that EBI Securities violates the terms of its Restriction Agreements, the NASD can suspend or revoke its membership and may impose fines upon or censure EBI Securities.

         Compliance with many of the regulations that apply to us involves a number of risks, particularly in areas where applicable regulations may be unclear. The SEC, the Austrian Ministry of Finance (the "Ministry"), other governmental regulatory authorities, including state securities regulators, and SROs, including the Vienna Stock Exchange Chamber, may institute administrative or judicial proceedings or arbitrations. These proceedings or arbitrations may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), issuance of cease-and-desist orders, de-registration of or suspension of a broker-dealer, investment adviser or futures commission merchant, statutory disqualification of our officers or employees or other adverse consequences. Moreover, even if no such actions are taken, there could be a material adverse effect on our perceived creditworthiness, reputation and competitiveness. Customers of ours or others who allege that our violation of applicable regulations have damaged them also may seek to obtain compensation from us, including unwinding any transactions with us. Such unwinding could have an adverse impact on our business.

         Other changes may adversely affect our manner of operation and profitability. These include: (i) additional legislation and regulations, including those relating to the activities of affiliates of broker-dealers, (ii) changes in rules promulgated by the SEC, the Ministry or other Austrian or foreign governmental regulatory authorities and SROs and (iii) changes in the interpretation or enforcement of existing laws and rules.

         Regulations may materially affect our business in two ways. First, regulations may directly apply to us in the conduct of our business. Second, laws, rules and regulations that apply generally to the industry or the market as a whole may materially affect the market for our products and services. Some examples of factors that could affect the volume of our underwriting, merger and acquisition and merchant banking business in any year are: (i) existing and proposed tax legislation, (ii) antitrust policy and other governmental regulations and policies (including the interest rate policies) and (iii) changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. From time to time, various forms of anti-takeover legislation and legislation that could affect the benefits associated with financing leveraged transactions with high-yield securities have been proposed that, if enacted, could adversely affect the volume of merger and acquisition and investment banking business, which in turn could adversely affect our related underwriting, advisory and trading revenues.

         THERE   ARE   MARKET,  CREDIT  AND  LIQUIDITY   RISKS  ASSOCIATED  WITH
         OUR UNDERWRITING AND TRADING ACTIVITIES

         We conduct our underwriting, securities trading, market-making and arbitrage activities as principal and in doing so subject our capital to significant risks, including market, credit (including counterparty) and liquidity risks.

         Our underwriting, securities trading, market-making and arbitrage activities often involve the purchase, sale or short-sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity. From time to time we have large position concentrations in certain types of securities or commitments and in the securities of or commitments to a single issuer. The issuers could include sovereign governments and other entities, issuers located in a particular country or geographic area, or issuers engaged in a particular industry. Through our subsidiaries and affiliate offices, we engage in proprietary trading of United States and Central and Eastern European securities with an emphasis on government and corporate bonds, local debt instruments and equity securities. These transactions involve risks associated with the political instability and relative currency values of the nations in which the issuer principally engages in business, including the risk of nationalization. Additionally, from time to time we have substantial position concentrations in high-yield issuers or commitments to high-yield issuers.

         These securities generally involve greater risk than investment-grade debt securities due to credit considerations, liquidity of secondary trading markets and vulnerability to general economic conditions. The level of our high-yield securities inventories and the impact of such activities upon our results of operations can fluctuate from period to period as a result of customer demands and economic and market considerations.

         For competitive and other reasons, the trend in all major capital markets toward larger commitments on the part of lead underwriters means that, from time to time, an underwriter may retain significant position concentrations in individual securities. Such concentrations increase our exposure to specific credit, market and political risks. Also, material fluctuations in foreign currencies against the U.S. Dollar, in the absence of countervailing covering or other procedures, may result in losses or gains in the carrying value of certain assets located or denominated in non-U.S. jurisdictions or currencies.

         We derive much of our revenue from commissions generated by our broker-dealers from retail brokerage transactions in equity and debt securities, underwriting activities and private placements. We believe that as the business of the broker-dealers develops, the broker-dealers will engage in securities trading for their own accounts. These activities may involve the purchase, sale or short sale of securities as principal and may involve certain risks which may limit our ability to resell securities we purchased or to repurchase securities sold in such transactions. These risks include change in the market price of such securities and a decrease in the liquidity of markets. Principal and underwriting transactions also involve economic, political, credit, currency, interest rate and other related risks, any of which could result in an adverse change in the market price of the relevant securities. See "Management's Discussion and Analysis or Plan of Operation."

         MERCHANT BANKING ACTIVITIES ARE VERY CAPITAL INTENSIVE AND HAVE A POTENTIAL FOR LOSS

         Securities firms, such as ourselves, increasingly promote major client transactions and transactions sponsored by the clients' own pools of capital by using their capital in a variety of investment activities that have been broadly described as merchant banking.

         Such activities include, among other things, purchasing equity or debt securities or making commitments to purchase such securities in various transactions. These include mergers, acquisitions, and restructuring and leveraged capital transactions, including leveraged buyouts and high-yield financing. Such positions and commitments may involve substantial amounts of capital and significant exposure to any one issuer or business, as well as market, credit and liquidity risks. Purchasers of equity securities in these transactions generally hold them for appreciation, and the securities are not readily marketable and typically do not provide dividend income. Debt securities purchased in such transactions typically rank subordinate to bank debt of the issuer and may rank subordinate to other debt of the issuer. We also provide and arrange bridge financing. Bridge financing assures funding for major transactions, with the expectation that refinancing will be obtained through the placement of high-yield debt or other securities. Such activities may also involve substantial amounts of capital and significant exposure to any one issuer as well as various risks associated with credit conditions and vulnerability to general economic conditions.

         There can be no assurance that we will not experience significant losses as a result of such activities. Such losses may have an adverse effect on our business. See "Management's Discussion and Analysis or Plan of Operation."

         DERIVATIVE FINANCIAL INSTRUMENTS

         At  the  present  time,  we do not  engage  in  the  use of  derivative financial  instruments.  In  some of the  countries  where  we  have  operations
(Slovakia, Kazakhstan, Turkey, Slovenia, Croatia and Poland), the local currencies are referred to as "soft" or "exotic". Soft currency is the currency of a nation where a person can exchange the currency only with difficulty. Soft currency countries typically have minimal amounts of currency reserved for exchange purposes. As such, there are very few, if any, cost effective hedging strategies available to us or potential investors. Our inability to engage in currency hedging activities may result in our earnings being subject to greater volatility due to exchange rate fluctuations.

         REQUIREMENTS FOR ADDITIONAL CAPITAL

         We may need to raise additional funds to provide working capital or to respond to unforeseen needs or to take advantage of unanticipated opportunities. Over the longer term, it is likely that we will require substantial additional monies to continue to fund our working capital needs. There can be no assurance that any such funds will be available at the time or times needed, or available on terms acceptable to us. If adequate funds are not available on acceptable terms, we may not be able to take advantage of market opportunities, to develop new services or products or otherwise respond to competitive pressures and could be illiquid. Such inability could have a material adverse effect on our business, financial condition, results of operations and cash flows.

         DEPENDENCE UPON AVAILABILITY OF CAPITAL AND FUNDING

         A substantial portion of our total assets consists of highly liquid marketable securities and short-term receivables arising from securities transactions. The highly liquid nature of these assets provides us with flexibility in financing and managing our business. However, certain of our activities, such as merchant banking, frequently involve substantial capital commitments in securities which are often illiquid. [Internally generated funds and capital satisfy our funding needs.] Such funds and capital include equity, long-term debt and short-term borrowings which consist of securities sold under agreements to repurchase ("repurchase agreements"), master notes and committed and uncommitted lines of credit.

         All repurchase transactions and a portion of our bank borrowings are made on a collateralized basis. This means that we have to pledge assets of ours

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in  order to  secure  the  funds  involved  in the  repurchase  transactions  or borrowings. Liquidity management includes monitoring assets available to pledge against short-term borrowing. We maintain borrowing relationships with a broad range of banks, financial institutions, counterparties and others. The volume of our borrowings generally fluctuates in response to changes in the amount of resale transactions outstanding, the level of our securities inventories and overall market conditions. Availability of financing can vary depending upon market conditions, the volume of certain trading activities, credit ratings, credit capacity and the overall availability of credit to the securities industry. There can be no assurance that adequate financing to support our businesses will continue to be available in the future. See "Management's Discussion and Analysis or Plan of Operation."


         POTENTIAL RESTRICTIONS RESULTING FROM NET CAPITAL REQUIREMENTS ON THE BUSINESS OF REGULATED SUBSIDIARIES AND ON THE WITHDRAWAL OF CAPITAL

         As a registered broker-dealer and member of numerous stock exchanges throughout the United States and Central and Eastern Europe, we are required to comply with each of the countries' regulatory authorities and net capital rules of the stock exchanges. These rules specify minimum net capital requirements for registered broker-dealers and stock exchange members. They attempt to ensure that broker-dealers maintain adequate regulatory capital in relation to their liabilities and the size of their customer business. Accordingly, the rules require that at least a substantial portion of assets be kept in cash or highly liquid investments. Compliance with such net capital requirements could limit operations that require the intensive use of capital, such as underwriting and trading activities. These rules also could restrict our ability to withdraw capital from restricted accounts governed by regulatory restrictions, even in circumstances where these accounts hold more than the minimum amount of required capital. This, in turn, could prevent or limit our ability to pay dividends, repay debt and redeem or repurchase shares of our outstanding capital stock.

         POTENTIAL SECURITIES LAWS LIABILITY

         Many aspects of our business involve substantial risks of liability. In recent years litigation involving the securities industry has increased, including class actions that generally seek substantial damages. Companies engaged in the underwriting and distribution of securities are exposed to substantial liability under applicable securities laws.

         DEPENDENCE ON PERSONNEL AND CERTAIN KEY MANAGEMENT

         Most aspects of our business depend on highly-skilled individuals. We devote considerable resources to recruiting, training and compensating such individuals and have taken further steps to encourage such individuals to remain in our employ. Individuals employed by us may, however, choose to leave at any time to pursue other opportunities. Moreover, operating our business depends principally on certain key management personnel. In particular, Martin A. Sumichrast and Wolfgang Kossner have played significant roles in promoting, developing and managing the Company. Wolfgang Kossner serves as a consultant to the Company. If Mr. Kossner's affiliation with us were to cease, or if he were unable to continue to serve in this role, there may be a significant adverse effect on our performance as a whole. Martin A. Sumichrast is an officer, director and employee of ours. If we terminate his employment, or if he is unable to perform his duties, there may be a significant adverse effect on our performance as a whole. We expect that our potential growth and any expansion into new areas and activities requiring additional expertise (such as new markets or the development of new products) will place additional demands on our human resources. We anticipate such demands will require us to add new management personnel and to develop additional expertise in our existing management personnel. The failure to acquire such services or to develop such expertise could have a material adverse effect on our prospects for success. Competition for such personnel is intense and we can give no assurance that we will be able to hire and/or retain adequate personnel. At the present time, we have a key-man life insurance policy in effect on Mr. Sumichrast. However, we cannot be certain that the proceeds from such policy will be adequate to offset the loss of his services. We do not have key-man life insurance policies in effect with respect to Mr. Kossner.

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

         OPERATING LOSSES AND FINANCIAL CONDITION

         Since the Company's formation, we have suffered substantial cash flow deficits and operating losses. The net loss for the year ended March 31, 1998 was $4,947,557 and for the six months ended September 30, 1998 was $3,064,912. Cash and cash equivalents were $7,156,702 as of March 31, 1998 and $5,019,082 as of September 30, 1998. There can be no assurance that our future operations will be profitable or that we will have available funds adequate to fund our operations. Should our operations be profitable, it is likely that we would retain much or all of our earnings to finance future growth and expansion.

         DELISTING OF SECURITIES: ADVERSE EFFECT ON THE MARKET

         In the event that the Common Stock were no longer to meet applicable Nasdaq SmallCap requirements including timely reporting and were delisted from Nasdaq SmallCap, we would attempt to have our securities traded in the over-the-counter market via the Electronic Bulletin Board or the "pink sheets." In such event, holders of our securities would likely encounter greater difficulty in disposing of these securities and/or obtaining accurate quotations as to the prices of our securities.

         "PENNY   STOCK"   REGULATIONS   MAY  IMPOSE  CERTAIN   RESTRICTIONS  ON
         MARKETABILITY OF SECURITIES

         The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Since our Common Stock is currently listed on the Nasdaq SmallCap we are exempt from the definition of penny stock at this time. If at any time regulators delist the Common Stock from the Nasdaq SmallCap, transactions involving the securities may become subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. (Generally, accredited investors are those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with their spouse.) For transactions subject to penny stock rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, the Commission mandates a risk disclosure document relating to the penny stock market which the broker-dealer must deliver prior to any transaction involving a penny stock, unless exempt. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and disclose current quotations for the securities. If the broker-dealer is the sole market-maker, the broker-dealer must also disclose this fact as well as its presumed control over the market. Finally, broker-dealers must send monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities in the secondary market.

         DILUTIVE AND OTHER ADVERSE EFFECTS OF OUTSTANDING OPTIONS AND WARRANTS

         Under the terms of the outstanding Class A, B and C warrants, options issued under our 1996 Stock Option Plan, and other outstanding options and warrants, the holders of such warrants and options are given an opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interests of the other shareholders. The existence of such options and warrants may adversely affect terms on which we may obtain additional financing. For example, the holders of the warrants might exercise them at a time when we are attempting to obtain additional capital through a new offering of securities on terms more favorable than those which the warrants and options provide.

         POSSIBLE ADVERSE EFFECTS OF AUTHORIZATION AND ISSUANCE OF PREFERRED
         STOCK

         As of December 1997, our Board of Directors authorized the issuance of up to 10,000,000 shares of preferred stock. As of February 11, 1999 no shares of preferred stock were issued. The Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms, and all other rights, preferences and privileges with respect to any series of preferred stock. The issuance of any series of preferred stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. The Board of Directors could use this as a means to prevent a change in control of the Company. Future issuances of preferred stock may provide for dividends, certain preferences in liquidation and conversion rights. Such preferred stock issuance could make the possible takeover of the Company, or the removal of management of the Company, more difficult. The issuance of such preferred stock could discourage hostile bids for control of the Company in which shareholders could receive premiums for their Common Stock or warrants, could adversely affect the voting and other rights of the holders of the Common Stock, or could depress the market price of the Common Stock or warrants.

         SPECIFIC RISKS OF THE GEOGRAPHIC AREAS COVERED BY THE COMPANY OTHER THAN THE UNITED STATES

         Our investments will include securities of issuers resident in areas currently in a state of flux - Central and Eastern Europe and Central Asia. These regions' political institutions and economic policies now face the challenges of rapid change. Their populations are ethnically diverse and cultural and religious tensions abound. Memories of conflicts, past injustices and the legacy of the denial of justice and the expropriation of property will continue to create tension for years to come. These problems will compound the difficulties of the change from a centrally planned economy to a market economy. For these reasons our investments will be subject to risks of a nature and degree not normally encountered in more developed economies and additional to those inherent in any equity investment. Specific examples of some of these risks are described below:

- LIQUIDITY OF OUR INVESTMENTS: The nature of our investments in these geographic areas limits their potential secondary market. Accordingly, we may not be able to achieve the full value of our investments on disposal. Although we anticipate that liquidity will improve once local stock markets are operational, there is no guarantee that the markets will be as liquid as those of developed countries.

- POLITICAL AND ECONOMIC FACTORS: The countries in which some of our operations are concentrated had centrally-planned, socialist economies for many years. Attempts at political and economic reform have been made with limited success and it is impossible to foresee whether such reforms will achieve their intended aims. Countries may impose restrictions on investing in specific companies or industries which they consider to be important or sensitive to national interests, but which also may be the best investment opportunities available there. Additionally, changes in government policy may result in countries expropriating investments.

- VALUATION RISK: Accounting and financial reporting standards in selected countries are not equivalent to International Accounting Standards or U.S. Generally Accepted Accounting Standards. Consequently, less information is available to investors in the selected countries than in more developed capital markets. Nevertheless, we will use valuations and financial reports of international auditing firms and will apply all other means to monitor unlisted investments.

- PROBLEMS OF TRANSITION AND BUSINESS FAILURE: Until very recently, virtually all industrial output within the Comecon and Warsaw Pact countries was generated from state-owned industry. As a result, few individuals understand basic capitalistic management skills and techniques. Privatization of much of the region's industry and the transition to a more market-orientated economy will be difficult. Industry in the region is considerably less developed and less efficient than industry in Western Europe and the United States. In addition to doubts as to the continuing viability of much of the region's industry, those businesses which survive are likely to require considerable capital investment and restructuring. The failure of one or more businesses in which we have invested may have a significant adverse effect on our performance as a whole.

- CHANGES IN LAW AND ENFORCEMENT OF RIGHTS: In cases where competing claims arise or in cases of re-nationalization, it may be difficult to enforce our rights in several of the countries where we operate. There are several reasons for this. First, legislation relating to securities, stock markets and property rights may not exist. Second, these countries may only very recently have introduced such legislation, and may introduce significant new legislation at any time. Finally, existing legislation is likely to be subject to extensive amendment.

- INVESTMENT AND REPATRIATION RESTRICTIONS: We may require governmental registration and/or approval in order to repatriate investment income, capital and the proceeds of sales by foreign investors. A number of countries in which we may invest do not have freely convertible currencies or their currencies may only be convertible at rates determined by their governments. Countries may also impose repatriation restrictions at any time. Changes in the value of currencies in which our investments are denominated will result in a corresponding change in the value of our assets which are generally denominated in the local functional currencies. Investors should note that the local currencies involved may be subject to rapid devaluation against the major "hard" currencies, with the corresponding result that delays in currency conversion may cause significant losses.

- TAXATION: Taxation of dividends and capital gains received by non-residents varies among the selected countries. In addition, the selected countries generally have less well defined tax laws and procedures, and such laws may permit retroactive taxation. As a result, we could in the future become subject to local tax liabilities that had not been anticipated in conducting our investment activities or valuing our assets.

         ENFORCEABILITY OF CIVIL LIABILITIES

         A substantial portion of our assets are located outside the United States. It may be difficult for investors to enforce outside of the United States judgments against the Company obtained in the United States in any actions, including actions based on the civil liability provisions of the securities laws of the United States. In addition, certain of our officers and directors are not citizens or residents of the United States and all or a substantial portion of their assets are or may be located outside the United States. As a result, it may be difficult for investors to affect service of process within the United States against them or to enforce judgments obtained in the United States, including judgments based on the civil liability provisions of the securities laws of the United States.


      IMPACT OF THE YEAR 2000

      Many of the world's computer systems (including those in non-information technology equipment and systems) currently record years in a two-digit format. If not addressed, such computer systems will be unable to properly interpret dates beyond the year 1999, which could lead to business disruptions in the U.S. and internationally. The potential costs and uncertainties associated with the Year 2000 issue will depend on a number of factors, including software, hardware and the nature of the industry in which a company operates. Additionally, companies must coordinate with other entities with which they electronically interact.

      We are currently in the process of a systems upgrade unrelated to the Year 2000 issue. In conjunction with this upgrade, we are in the process of establishing a program to address issues associated with the Year 2000. To ensure that our computer systems are Year 2000 compliant, we have been reviewing our systems and programs to identify those that contain two-digit year codes, and we intend to replace them in conjunction with the systems upgrade provided by the Baan Corporate Office Solutions. In addition, we are in the process of contacting our major external counterparties and suppliers to assess their compliance and remediation efforts and our exposure to them.

      There are many risks associated with the Year 2000 issue, including the possibility of a failure of our computer and non-information technology systems. Such failures could have a material adverse effect on us and may cause systems malfunctions, incorrect or incomplete transaction processing resulting in failed trade settlements, the inability to reconcile accounting books and records, the inability to reconcile trading positions and balances with counterparties, inaccurate information to manage our exposure to trading risks and disruptions of funding requirements. In addition, even if we successfully remediate our Year 2000 issues, we can be materially and adversely affected by failures of third parties to remediate their own Year 2000 issues. The failure of third parties with which we have financial or operational relationships such as securities exchanges, clearing organizations, depositories, regulatory agencies, banks, clients, counterparties, vendors and utilities, to remediate their computer and non-information technology systems issues in a timely manner could result in a material financial risk to us.

      If the above mentioned risks are not remedied, we may experience business interruption or shutdown, financial loss, regulatory actions, damage our global franchise and legal liability. We are currently unable to quantify the adverse effect such risks impose, but our management believes that if the Year 2000 issue is not remedied, there could be a material adverse effect on our financial position and results of operation. See "Management's Discussion and Analysis or Plan of Operation-Impact of the Year 2000."

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares, the Warrant Shares, the Debenture Shares or the Placement Agent Shares since such shares will be sold by the Selling Stockholders. Holders of the Warrants, the Placement Agents' Warrants and the 7% Convertible Debentures (the "Debentures") are not obligated to exercise any of their Warrants or convert any of their Debentures. However, assuming exercise of all of the Warrants, the net proceeds to be received by the Company is estimated to be $____________. The closing bid price of the Common Stock on the Nasdaq SmallCap on February 11, 1999 was $7.3125. The Warrants are exercisable at $7.00. Accordingly, there is no assurance that any of the Warrants will be exercised. The Company will not receive any proceeds from resales of the Warrants, the Shares, the Warrant Shares, the Placement Agents' Warrants or the Debenture Shares.

         The Company currently anticipates that it will use the net proceeds to it of this Offering, if any, to fund general corporate and working capital requirements.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock is traded on the Nasdaq SmallCap under the symbol "EAST" (previously, the symbol was "CZCH"). The following table sets forth the reported high and low bid quotations on a calendar year basis (as adjusted for the one-for-five reverse split of the Company's Common Stock, which occurred in September 1996) of the Common Stock for the periods indicated. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                              COMMON STOCK
                                                         ----------------------
                                                           HIGH          LOW
                                                         ----------- ----------
                                  1996
                  First Quarter                          $ 9.0625       $5.0000
                  Second Quarter                         $13.7500       $5.9375
                  Third Quarter                          $11.2500       $4.5625
                  Fourth Quarter                         $ 6.0000       $3.7500
                                  1997
                  First Quarter                          $ 5.2500       $3.3750
                  Second Quarter                         $ 7.5000       $4.3125
                  Third Quarter                          $ 7.2500       $6.5000
                  Fourth Quarter                         $11.1250       $6.3750
                                  1998
                  First Quarter                          $11.0000       $8.3750
                  Second Quarter                         $10.5000       $4.0000
                  Third Quarter                          $14.0000       $4.0000
                  Fourth Quarter                         $ 5.7500       $2.3100
                  (through December 31, 1998)

                                  1999
                  First Quarter                          $13.0000       $4.1250
                  (through February 11, 1999)

         On February 11, 1999, the closing bid price for the Company's Common Stock as reported on the Nasdaq SmallCap was $7.3125 per share. On that date, there were approximately 70 holders of record of Common Stock (including entities which hold stock in street name on behalf of other beneficial owners).

         The Company has not paid any cash dividends on its Common Stock to date, and does not anticipate declaration or payment of any dividends in the foreseeable future. The Company anticipates that for the foreseeable future it will follow a policy of retaining earnings, if any, in order to finance the expansion and development of its business. Payment of dividends is within the discretion of the Company's Board of Directors and will depend upon the earnings, capital requirements and operating and financial condition of the Company, among other factors.

         On December 10, 1996, the Board of Directors approved a plan whereby the Company was authorized to begin a buy-back program of its Common Stock. Under the terms of this plan, the Company was authorized to repurchase up to $1,000,000 of Common Stock at a price not to exceed $5.00 per share beginning in January 1997. On January 23, 1997, the Company repurchased 45,000 of its outstanding shares at $4.75 per share. Currently, no additional buy-backs are anticipated.

                                    BUSINESS

         BACKGROUND

         Eastbrokers International Incorporated ("EII," and together with its subsidiaries the "Company") was incorporated in the State of Delaware on January 20, 1993, as the Czech Fund. The Company's initial goal was to take advantage of the rapid growth in business opportunities arising from the privatization of the newly-democratized Czech Republic by merging with or acquiring Czech businesses. From 1993 through 1996, the Company held an interest in a Czech hotel and an interest in a Czech department store.

         In 1996, the Company re-evaluated its business strategy and, after considering a variety of investment opportunities, acquired Eastbrokers Vienna. This transaction enhanced the Company's prospects by both providing the Company with a vehicle to implement its acquisition strategy and extend its opportunities beyond the Czech Republic to the entirety of Central and Eastern Europe. Following the acquisition, the Company's name was changed to Eastbrokers International Incorporated, its present name.

         EII is primarily a holding company for sixteen subsidiaries and affiliates which are directly and indirectly owned. Twelve of the Company's subsidiaries and affiliates are incorporated and located in Central and Eastern Europe. The Company also owns 100 percent of EBI Securities, 100 percent of Eastbrokers Leasing Ltd., 90 percent of Eastbrokers NA and 100 percent of an inactive U.S. subsidiary. All of the Company's subsidiaries and affiliates are engaged in the investment banking, broker-dealer, advisory and security business. The principal strategic objective of the Company has been to establish controlling ownership of independent broker-dealers located primarily in Central and Eastern Europe and to create a network that provides access to emerging market investment opportunities in Central and Eastern Europe. In fiscal year 1998, this objective was expanded to include establishing controlling ownership of independent broker-dealers in the United States.

         CURRENT OPERATIONS

         Through Eastbrokers Vienna, the Company provides financial services in Central and Eastern Europe. Eastbrokers Vienna's primary business is to provide its customers with stock brokering and investment banking services. Eastbrokers Vienna conducts business through its head office in Vienna, Austria and in its subsidiary and affiliate offices located in (a) Klagenfurt, Austria, (b) Bratislava, Slovakia, (c) Almaty, Kazakhstan, (d) Istanbul, Turkey, (e) Ljubljana, Slovenia, (f) Zagreb, Croatia, and (g) Warsaw, Poland. Although the Company sold its operations in Budapest, Hungary, the Company continues to have a working relationship with the buyer. Through its subsidiaries and affiliate offices, the Company is a member of the Vienna Stock Exchange, the Budapest Stock Exchange, the Bratislava Stock Exchange, the Zagreb Stock Exchange, the Ljubljana Stock Exchange, the Bucharest Stock Exchange, the Central Asian Stock Exchange, and the Warsaw Stock Exchange. Eastbrokers Vienna also owns 52 percent of WMP Bank AG (formerly WMP Borsenmakler AG) ("WMP"), a publicly-held Austrian investment banking and brokerage firm. Due to the continued decline in the Czech Republic markets and recurring operating losses generated through its subsidiary office located in Prague, Czech Republic, the Company determined that it was in the best interest of the Company and shareholders to dispose of this operation.
73.55  percent of the  Company's  interest in this  subsidiary  was sold in June
1998.

         Eastbrokers Vienna's brokerage, trading and market making business generated approximately 25 percent and 41 percent of all of the Company's revenues for the fiscal years ended March 31, 1997 and 1998, respectively. Eastbrokers Vienna conducts its sales activities as principal and agent on behalf of its clients. Eastbrokers Vienna primarily distributes and trades Central and Eastern European equity securities and to a lesser degree, debt securities. Eastbrokers Vienna, through WMP, actively makes a market in more than 800 debt and equity securities on the Vienna Stock Exchange. For the six months ended September 30, 1998, EBI Securities generated approximately 42 percent of all of the Company's consolidated revenue.

         Eastbrokers Vienna is also a Central and Eastern European investment banking firm which provides advice to, and raises capital for, Central and Eastern European companies. Eastbrokers Vienna provides advisory services on key strategic matters such as mergers, acquisitions, privatizations, joint ventures as well as long range financial planning. Eastbrokers Vienna seeks to raise capital for its investment banking clients from institutional and commercial investors in Western Europe. Since 1993, Eastbrokers Vienna has assisted with over twenty-five investment banking transactions.

         The Company acquired 90 percent of Eastbrokers NA in March 1997. On January 4, 1999, Eastbrokers NA's request to withdraw its registration as a broker-dealer with the SEC and a member of the National Association of Securities Dealers ("NASD") was approved. The office space previously occupied by Eastbrokers NA has been converted into a branch office of EBI Securities.

         In October 1997, the Company announced its intention to establish a full service brokerage operation in Kiev, Ukraine subject to obtaining the required regulatory approvals. Due to the overall instability in the region caused by the economic crisis in Asia and potential currency problems in Russia, the Company has decided to continue its evaluation of this market and will delay this expansion until such time as it feels the expansion is economically viable.

         On February 20, 1998, the Company consummated a private placement. Under the terms of this private placement, the Company sold 1,227,000 units at $5.00 per unit, with each unit consisting of one share of the Company's common stock, par value $.05 per share (the "Common Stock"), and one Class C Common Stock purchase warrant with an exercise price of $7.00 per share. After expenses related to this private placement, the Company received approximately
$5,400,000.  As  provided  by the  terms  of the  Class A and  Class B  warrants outstanding at the time of this private placement, the Company also announced certain adjustments relating to the pricing of its Class A and Class B warrants. In conjunction with this private placement, the Company announced a 1-for-5 reverse split of its Class A and Class B warrants with corresponding changes in the number of warrants required for exercise. This reverse split was in proportion to the 1-for-5 reverse split of the Common Stock in September 1996 and caused each warrant again to be exercisable for one share of Common Stock. The effect of these changes resulted in a total of 1,101,000 Class A warrants outstanding with an exercise price of $18.00 per share and 250,000 Class B warrants outstanding with an exercise price of $19.00 per share as of March 31, 1998.

         During April 1998, the Company announced that a consortium in which the Company was participating was awarded the management contract for Polish National Investment Fund #9. This consortium consisted of the Company, Tonlor Finance, a Polish finance and investment company based in Warsaw, and General Partners AG, an Austrian investment and holding company. Subsequent to the signing of the preliminary management agreement but prior to the signing and ratification of the final management agreement, the consortium was informed that the Polish national government had reached a strategic decision to change the focus, structure, and process related to the privatization of its national investment funds. The consortium was encouraged to resubmit its application and compete for a management contract under the new criteria. After considerable deliberation and an evaluation of the time, energy, effort, and financial commitment originally expended in the bidding process and an evaluation of the cost required to continue in the bidding process, the consortium determined that its resources, financial and human, were better allocated to other worthwhile projects.

         In May 1998, the Company acquired all of the outstanding common stock of Cohig & Associates, Inc., a Denver, Colorado based investment banking and brokerage firm, in exchange for 445,000 unregistered shares of the Common Stock and an agreement to advance $1,500,000 in additional working capital to Cohig & Associates. Following the acquisition, the Company changed the name of Cohig & Associates, Inc. to EBI Securities Corporation ("EBI Securities"). The Company intends to develop EBI Securities as the foundation to expand its U.S. based investment banking and brokerage presence and anticipates that EBI Securities will be the first in a series of acquisitions targeting other successful medium size investment banking and brokerage firms both domestically and internationally. EII believes that its current organizational structure as an entrepreneurial and international publicly-traded company will be particularly appealing to potential acquisition candidates.

         EBI Securities is a full service brokerage firm specializing in providing investment advice and counsel to individuals and small to middle Market institutions. At the present time, EBI Securities has approximately [180] licensed representatives. EBI Securities provides its brokerage clients with a broad range of traditional investment products and services. EBI Securities also strives to establish itself with investors and corporate finance clients through its commitment to a professional and personalized service. Its trading department makes a market in approximately 150 securities which include its investment banking clients and those securities that its research department has identified as promising, small to middle-market and potentially high growth companies. EBI Securities' investment banking department operates with a single goal in mind: to enhance and develop the capital structures of small to middle market emerging growth companies through private placements, bridge financing, and public offerings in order to enable the firm's corporate finance clients to capitalize on promising business opportunities, favorable market conditions, and/or late stage product development.

         EBI Securities is registered as a broker-dealer with the SEC and is licensed in 50 states and the District of Columbia. It is also a member of the NASD and the Securities Investor Protection Corporation ("SIPC"). Customer accounts are insured to $25 million under the SIPC excess insurance program. EBI Securities operates pursuant to the exemptive provisions of SEC Rule 15c3-3
(k)(2)(ii) and clears all transactions with and for customers on a fully disclosed basis.

         EBI Securities maintains its clearing arrangement with Fiserv Correspondent Services, Inc. ("Fiserv"), a subsidiary of Fiserv, Inc. (NASDAQ:
FISV). Fiserv provides EBI Securities with back office support, transaction processing services on all the principal national securities exchanges and access to many other financial services and products. This arrangement enables EBI Securities to offer its clients a broad range of products and services that is typically only offered by firms that are larger and/or have a larger capital base. Fiserv has advised the Company that it is aware of the year 2000 computer issue and is working to mitigate the effect of the year 2000 issue on its operations. See "Management's Discussion and Analysis or Plan of Operation Impact of the Year 2000".

In June 1998, the Company's largest European subsidiary, WMP, successfully raised 60 million Austrian Schillings (approximately $4,800,000 USD) in a bond offering. The Company originally intended to utilize these proceeds to enhance and further develop its European trading activities. The bonds were issued in denominations of 10,000 Austrian Schillings (approximately $800 USD at the then current exchange rates), bear an annual interest rate of 7.5 percent, payable at maturity, and mature in June 2002. In December 1998, the Company redeemed approximately 42 million Austrian Schillings of these bonds. The Company intends to redeem the remaining bonds in the future.

         In June 1998, the Company sold 73.55 percent of its interest in Eastbrokers Prague a.s. See "Acquisitions and Dispositions Subsequent to the Fiscal Year End" below.

         On November 25, 1998, the Company sold 10 newly issued units in a private placement consisting in the aggregate of $1,100,000 in 7 percent Convertible Debentures and Series C Warrants to purchase 125,000 shares of Common Stock.

         In December 1998, the Company sold its subsidiary, Eastbrokers Budapest Rt. for HUF 217,000,000 (approximately $1,000,000 USD at the then current exchange rates). The Company continues to have a working relationship with the buyer and maintains a presence in Budapest through its relationship with the buyer.

         In December 1998, the Company entered into a non-binding letter agreement pursuant to which it intends to acquire Lloyd Wade Securities, Inc. ("Lloyd Wade"), a wholly owned subsidiary of Financial Services, Inc. Lloyd Wade is a full service securities firm. The acquisition is contingent upon, among other things, receipt of any necessary corporate and stockholder approvals, all necessary governmental approvals, completion of business, legal and financial due diligence and other customary conditions. There can be no assurance that such transaction will be successfully completed.

         A key component of the Company's business plan is to grow through the purchase and roll-up of complementary businesses both in the United States and in Europe, with the acquisitions financed by the issuance of Common Stock.
Management believes that consolidation within the industry is inevitable. Concerns attributable to the volatility currently prevailing in the financial markets help explain the increasing number of acquisition opportunities being introduced to the Company. The Company is currently focused on maximizing the profitability of the acquisitions that have been consummated to date, and it is continuing to selectively seek additional complementary acquisition and/or merger candidates.

         ACQUISITIONS AND DISPOSITIONS DURING THE FISCAL YEAR

         In February 1998, the Company participated in a capital increase for its subsidiary, Eastbrokers Vienna. In this capital increase, the Company acquired 389,925 shares of the available 390,000 shares for approximately $4,000,000 USD. The shares were offered at a price of 130 Austrian Schillings per share (approximately $10.40 USD per share) and raised the Company's ownership interest in Eastbrokers Vienna from approximately 94 percent to approximately 96 percent.

         Through its subsidiary, Eastbrokers Vienna, the Company acquired a 48.1 percent interest in the outstanding capital stock of WMP on August 1, 1996. WMP is a stock broker-dealer and market maker in Vienna, Austria and is licensed as a class B bank under Austrian law. A Class B bank may, at its discretion, conduct any of the normal activities associated with a bank with one major exception: it cannot accept customer deposits. From time to time Eastbrokers Vienna has carried shares of WMP. Accordingly, since August 1996, the Company's ownership of WMP has exceeded 50 percent when including WMP shares in its trading portfolio. At December 31, 1996, the Company's aggregate ownership percentage in WMP, including its trading position, was approximately 55 percent. This investment was accounted for using the equity method in the March 31, 1997 financial statements as the Company believed that its control of WMP may likely have been lost as the result of the probable occurrence of certain events that lay outside of its control. In September, 1997 circumstances surrounding these events were resolved such that these events were no longer considered probable of occurrence and the Company deemed its control of WMP was no longer temporary. For the fiscal year ended March 31, 1998, WMP has been consolidated for the entire year. At December 31, 1997, the Company's aggregate ownership interest in WMP was 52 percent.

         In October 1997, WMP sold its interest in WMP Vermogensverwaltungs GmbH ("WMP GmbH") for 2.5 million Austrian Schillings (approximately $200,000 USD at the then current exchange rates). The sales price approximated the cost basis of WMP GmbH at the date of disposition. At the date of disposition, WMP GmbH was primarily an inactive subsidiary.

         In December 1997, Eastbrokers Vienna sold its 51 percent interest in Su(beta)warenindustrie Beteiligungs GmbH ("SWIB") to Peter Schmid, the former Chairman of the Board, President, Chief Executive Officer and a Director of EII, for 13 million Austrian Schillings (approximately $1,025,000 USD at the then current exchange rates). The Company acquired its ownership interest in SWIB in mid-1997 for 510,000 Austrian Schillings (approximately $40,000 USD at the then current exchange rates). At the time of acquisition, the principal asset of SWIB was an investment in a Company which was entering bankruptcy proceedings and there was considerable uncertainty regarding the future realizable value of this asset. By December 1997, bankruptcy proceedings had progressed to a point where an estimate could be made on the net realizable value of this primary asset. Based on the information available at that time SWIB's value at the date of disposition was determined by the Board of Directors of EII to be in the range of 12 million to 14 million Austrian Schillings (approximately $950,000 to $1,100,000 USD at the then current exchange rates).

         In December 1997, Eastbrokers Budapest Rt. sold its wholly owned subsidiary, 1001 Pengo Kft., to three directors of Eastbrokers Budapest Rt. for 100 million Hungarian Forints (approximately $500,000 USD at the then current exchange rates). As of the date of disposition, the sales price approximated the cost basis of 1001 Pengo Kft.

         ACQUISITIONS AND DISPOSITIONS SUBSEQUENT TO THE FISCAL YEAR END

         In May 1998, the Company acquired all of the outstanding common stock of EBI Securities in exchange for 445,000 unregistered shares of the Company's Common Stock and an agreement to advance $1,500,000 in additional working capital into EBI Securities. The Company intends to develop EBI Securities as the foundation to expand its U.S. based investment banking and brokerage presence and anticipates that EBI Securities will be the first in a series of acquisitions targeting other successful medium size investment banking and brokerage firms both domestically and internationally. EII believes that its current organizational structure as an entrepreneurial and international publicly traded company will be particularly appealing to potential acquisition candidates. The office space presently occupied by Eastbrokers NA is in the process of being converted to a branch office of EBI Securities.

         In June 1998, the Company sold 73.55 percent of its interest in Eastbrokers Prague a.s. to a third party for 15 million Austrian Schillings (approximately $1,200,000 USD at the then current exchange rates).

         PROPOSED ACQUISITIONS

         In December 1998, the Company entered into a non-binding letter agreement pursuant to which it will acquire Lloyd Wade, a full service securities firm. This acquisition continues the Company's intended strategy, begun with the acquisition of EBI Securities, of expanding its U.S. based investment banking and brokerage presence.

         GOVERNMENT REGULATION

         The Company has operations based in the United States and 9 foreign countries. The Company's business is, and the securities industry generally is, subject to extensive regulation in each of these jurisdictions at both the federal and state level, as well as by industry self-regulatory organizations ("SROs"). The Company is also subject to regulation by various foreign financial regulatory authorities in the jurisdictions outside of the United States, Austria and Central and Eastern Europe where it does business, including, for example, by the Securities and Futures Authority of the United Kingdom.

         In the United States, the Company's business, and the securities industry generally, are subject to extensive regulation at both the federal and state levels. The SEC is the agency primarily responsible for administration of federal securities laws. Much of the regulation of broker-dealers, however, has been delegated by the SEC to SROs, primarily the NASD. The NASD has the authority to adopt rules (which are subject to approval by the SEC) for governing the industry and the NASD conducts periodic examinations to ensure compliance. The scope of EBI Securities' broker-dealer operations are subject to the terms of their respective Restriction Agreements with the NASD. In the event that EBI Securities violates the terms of its Restriction Agreement or NASD rules, its NASD membership can be suspended or revoked and the NASD may impose fines upon it or censure it. Broker-dealers are also subject to regulation by state securities commissions in the states in which they are registered. EBI Securities is registered in all 50 states. EBI Securities is subject to the SEC's net capital rules, which require them to maintain prescribed levels of capital in order to conduct business. EBI Securities has capital in excess of the required minimums.

         The Company's non-U.S. business is also subject to extensive regulation by various non-U.S. governments, securities exchanges, central banks and regulatory bodies, especially in Austria where the Company owns WMP, an Austrian bank that engages in the securities business, including on the Austrian Stock Exchange. Each of these authorities impose regulation on the Company's activities within the scope of their respective jurisdictions. These regulations are generally intended to protect the integrity of the stock exchange, bank or financial market subject to regulation and to protect customers of the regulated agency, and not primarily to protect investors in the regulated entity. The Company is currently in compliance with the net capital requirements in each of the Central and Eastern European jurisdictions in which the Company operates.

         The SEC, the Austrian Ministry of Finance, other governmental authorities and SROs have the authority to institute administrative or judicial proceedings against any entity subject to their jurisdiction, and the officers and employees of any such entity. These proceedings may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the de-registration or suspension of a broker-dealer, investment adviser or futures commission merchant, the statutory disqualification of its officers or employees or other adverse consequences, and, even if none of such actions is taken, could have a material adverse effect on the Company's perceived creditworthiness, reputation and competitiveness. Customers of the Company or others who allege that they have been damaged by the Company's violation of applicable regulations also may seek to obtain compensation from the Company, including the unwinding of any transactions with the Company.

         In addition to the existing laws and regulations affecting the Company, additional legislation and regulations, amendments to existing laws and regulations may be adopted in the future, or changes in interpretations or enforcement of existing laws and regulations may be adopted in the future. Any such event could directly affect the manner and operation and profitability of the Company.

         COMPETITION

         The Company is engaged in a highly competitive business. With respect to one or more aspects of its business, the Company encounters substantial competition from both foreign and domestic businesses in the United States and Central and Eastern Europe. Its competitors include an elite list comprised of member organizations of the New York Stock Exchange and other registered securities exchanges in North America and Central and Eastern Europe. A large number of established and well-financed entities including multinational businesses and investment banking firms such as Bank Austria, Creditanstaldt, Credit Suisse-First Boston, ING Bearings and ABN Amro have recently and substantially increased their business activities in Central and Eastern Europe. Nearly all of such entities have substantially greater financial resources, technical expertise and managerial capabilities than the Company. Discount brokerage firms affiliated with commercial banks and companies which provide electronic on-line trading provide additional competition. In many instances, the Company is also competing directly for customer funds with investment opportunities offered by real estate, insurance, banking, and savings and loan industries. The Company competes principally on the basis of service, product selection, location and reputation in its local markets.

         EMPLOYEES

         At November 13, 1998, the Company had approximately 450 full-time employees and 40 part-time employees. No employees are covered by collective bargaining agreements and the Company believes its relations are good with both its employees and its independent contractors and consultants.

         COMPLIANCE WITH ENVIRONMENTAL REGULATIONS

         The Company must comply with various federal, state and local regulations relating to the protection of the environment. Federal, state, and local provisions which have been enacted or adopted regulating the discharge of materials into the environment or otherwise relating to the protection of the environment will not, in the opinion of the Company, have a material effect on the capital expenditures, earnings, or the competitive position of the Company.

         LEGAL PROCEEDINGS

         Through its recently acquired subsidiary, EBI Securities, the Company is subject to several legal proceedings in various jurisdictions throughout the United States.

         USCAN FREE TRADE ZONES V. COHIG & ASSOCIATES, INC. (EBI SECURITIES), ET AL., United States District Court for the Western District of Washington. In March 1997, USCAN Free Trade Zones, Inc. ("USCAN") filed a complaint against EBI Securities and Steve Signer, an employee of EBI Securities, alleging that EBI Securities misled USCAN about the creditworthiness of a third party in connection with an introduction made by Mr. Signer. EBI Securities categorically denies this allegation. USCAN informed EBI Securities that it would be working with a certain third party to secure certain loans on behalf of USCAN which
USCAN would then use to open a trading account with EBI Securities. Once EBI Securities learned of the relationship to this third party, it refused to enter into any business arrangements with USCAN as long as the third party was involved due to regulatory problems encountered in prior business dealings with this certain third party. Plaintiff alleges that as a result of Mr. Signer's referral, it lost the ability to obtain a loan and all lost profits that might have resulted. Mr. Signer was dismissed as a defendant in this case due to lack of personal jurisdiction and has received an award of fees. Plaintiff originally sought a judgment of approximately $86,000,000 in compensatory and punitive damages. However, USCAN recently stated in pleadings and during a court deposition taken in October 1998 that its damage claim had been reduced to $332,000 and that it would dismiss its RICO claims. EBI Securities has filed counterclaims for defamation based upon certain false and defamatory representations regarding EBI Securities. A trial date has been scheduled for January 1999. EBI Securities believes it has meritorious defenses and intends to vigorously defend against USCAN's claims as well as aggressively pursue claims against USCAN and two of its officers for defamation, abuse of process, and civil conspiracy.

         FLORIDA DEPARTMENT OF INSURANCE AS RECEIVER FOR UNITED STATES EMPLOYER INSURANCE CONSUMER SELF-INSURANCE FUND OF FLORIDA ("USEC") V. DEBENTURE GUARANTY CORPORATION, ET. AL., United States District Court for the Middle District of Florida. In November, 1995, the plaintiff, USEC, commenced the above entitled action against Debenture Guaranty Corporation ("Debenture") and certain other defendants, including EBI Securities and Steve Signer, an employee of EBI Securities. In 1994, USEC entered into an arrangement whereby USEC lent money to Debenture, and Debenture opened an account in Debenture's name to trade U.S. Treasuries. The note to USEC was in the amount by which the treasuries could be margined. This transaction was allegedly part of a scheme whereby USEC was attempting to inflate its assets for regulatory purposes. Debenture allegedly misappropriated the funds for its own benefit and USEC subsequently failed. Plaintiffs alleged that EBI Securities and Signer aided, abetted and conspired with Debenture to defraud USEC and claimed damages of $11,000,000. After a six week trial held from September 8, 1998, to October 14, 1998, a jury returned a verdict in favor of EBI Securities. The plaintiffs have filed a motion for a new trial. EBI Securities has objected to this motion. EBI Securities has filed a motion for recovery of its attorney's fees incurred in connection with defending this action.

         EURO-AMERICAN INSURANCE COMPANY LTD., ET. AL. V. NATIONAL FAMILY CARE LIFE INSURANCE COMPANY, ET. AL., 191st Judicial District of Dallas County, Texas (the "NFC Litigation"). In April, 1996, National Family Care Life Insurance Company ("NFC") commenced the above action against, among others, EBI Securities and Steve Signer, an employee of EBI Securities. In late 1994 or early 1995, NFC entered into an arrangement with Debenture Guaranty Corporation ("Debenture"), another defendant in the NFC Litigation, whereby NFC lent money to Debenture, and Debenture opened an account in Debenture's name to trade U.S. Treasuries. The note to NFC was in the amount by which the treasuries could be margined. This transaction was allegedly part of a scheme whereby NFC was attempting to inflate its assets for regulatory purposes. Debenture allegedly misappropriated the funds for its own benefit. NFC alleged that EBI Securities and Signer aided, abetted and conspired with Debenture in allegedly defrauding Plaintiff. NFC has reduced its damages demand from approximately $11,500,000 to $1,100,000. This case is related to the USEC litigation, described above, which also involves a claim of fraud against Debenture. EBI Securities believes it has meritorious defenses and intends to vigorously defend against NFC's claims.

         EBI Securities also is involved in an arbitration proceeding related to the NFC Litigation entitled NATIONAL FAMILY CARE LIFE INSURANCE CO. V. PAULI COMPANY, INC., ET AL., NASDR Case No. 96-02673 (the "Arbitration"). The Arbitration panel entered an award against EBI Securities in July 1998 in favor of third-party plaintiff Pauli & Company, Inc. ("Pauli") of approximately $370,000, which was significantly below the initial award sought by Pauli of approximately $1,100,000. EBI Securities has filed a motion in the NFC Litigation to vacate this award and plans to vigorously contest this award on appeal.

      In view of the inherent difficulty of predicting the outcome of such matters, the Company cannot state what the eventual outcome of pending matters against EBI Securities will be. Management believes, based upon discussions with the Company's counsel, that the outcome of such matters will not have a material adverse affect on the consolidated financial condition of the Company but may be material to the Company's operating results for any particular period depending on the outcome of the matter and the level of the Company's income for such period.

         In addition to the litigation described above, the Company, through its subsidiaries, is involved in various legal actions and claims arising in the ordinary course of business. Management believes that each of such matters will be resolved without material adverse effect on the Company's financial condition or operating results.

         DESCRIPTION OF PROPERTY

         The Company does not own any real property. Leases on the properties leased by the Company expire at various times over the next five years. At current production levels, the Company believes its leased space is suitable and adequate. However, if volume and activity increases, it may necessitate leasing additional office space.

         The Company's corporate offices are located in Rockville, Maryland. The Company leases its office space in Rockville, Maryland and through its subsidiaries. At December 31, 1998 it leased office space in the following locations: (i) New York, New York; (ii) Vienna, Austria; (iii) Klagenfurt, Austria; (iv) Zagreb, Croatia; (v) Almaty, Kazakhstan; (vi) Warsaw, Poland;
(vii) Bratislava, Slovak Republic; and (viii) Ljubljana, Slovenia. The Company maintains a presence in Budapest, Hungary due to its relationship with the buyer of its operations previously located there.

         Commencing with the acquisition of Cohig & Associates, Inc. in May 1998, the Company also leased office space in (i) Denver, Colorado; (ii) Aspen, Colorado; (iii) Colorado Springs, Colorado; (iv) Meza, Arizona; (v) La Jolla, California; (vi) Los Angeles, California; (vii) Newark, Delaware; (viii) Boca Raton, Florida; (ix) Baltimore, Maryland; (x) Farmington, Michigan; (xi) Aberdeen, New Jersey; (xii) Sea Girt, New Jersey; (xiii) Albuquerque, New Mexico; (xiv) Charlotte, North Carolina; (xv) Seattle, Washington; and (xvi) Spokane, Washington.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion of the Company's financial condition and results of operations should be read in conjunction with the financial statements and notes thereto appearing in Form 10-KSB for the fiscal year ended March 31, 1998, as amended.

         PLAN OF OPERATION

         GENERAL OVERVIEW

         Prior to August 1996, the Company engaged in the purchase and sale of newly privatized businesses in the Czech Republic. In August 1996, the Company entered the Central and Eastern European investment banking and securities business through its acquisition of Eastbrokers Vienna, an Austrian holding company providing financial services in Central and Eastern Europe through its network of subsidiaries. The acquisition of Eastbrokers Vienna was intended to not only provide an earnings stream from brokerage activities, but also position the Company to provide investment banking and corporate finance services.

         In March 1997, the Company expanded its operations into the brokerage business in the United States through its acquisition of an existing New York-based broker-dealer. In May 1998, the Company continued the expansion of its U.S. operations through the acquisition of EBI Securities. In December 1998, the Company signed a non-binding letter agreement pursuant to which it intends to acquire Lloyd Wade, a full services securities firm. See "Business--Current Operations."

         The Company currently operates a highly diversified investment banking and securities network, with 20 US offices and 9 international branches located in the following countries: Austria; Poland; Slovakia; Turkey; Kazakhstan; Romania; Bulgaria; Croatia; Slovenia. The Company's mission is to build, through acquisitions and strategic alliances, a highly successful, global, middle market, investment banking and securities firm.

         EUROPEAN OPERATIONS

         When Eastbrokers Vienna was acquired in August, 1996, the Company's business strategy for its European operations was to: (1) market its emerging market expertise; (2) develop an asset management business focused on Central and Eastern European debt and equity securities; (3) enhance and develop the Company's merchant banking activities; (4) identify potential corporate finance candidates for investment banking opportunities and; (5) utilize its expertise in the privatization activities throughout the region. During the past 12 months, the Company has had to modify this business strategy in response to the global financial crisis, which peaked in the Summer of 1998, when the Russian Ruble was devalued. This devaluation led to sharp decreases in stock markets worldwide, particularly in Central and Eastern Europe. In addition, due to falling prices, liquidity in much of the region was significantly reduced. In order to minimize the negative effects on the Company's financial operations, the Company reduced its work force in Austria, Romania, Turkey, Russia and Bulgaria. In Poland, Slovenia, Croatia, Kazakhstan and Slovakia, the Company has reevaluated its operations for additional cost savings. In the Czech Republic, the Company sold approximately 73 percent of its operations (see dispositions). Depending upon further changes in market conditions, the Company may determine to close, sell or merge with third parties its other European operations as it deems necessary.

         Despite the current negative sentiment in emerging markets, the Company believes that Central and Eastern Europe's ultimate unification into the European Economic and Monetary Union will lead to a significant increase in investor interest in the region. This potential increase in these emerging markets will benefit those firms that have existing operations in the region. The Company intends to maintain its solid long term involvement in the region and to continue to provide its clients with quality brokerage and investment banking services.

         While investing in the emerging markets of Central and Eastern Europe involves risk considerations not typically associated with investing in securities of U.S. issuers, the Company believes that such considerations are outweighed by the benefits of diversification and potentially superior returns. Among the considerations involved in investing in emerging markets, such as Central and Eastern Europe, is that less information may be available about foreign companies than about domestic companies. Foreign companies are also not generally subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to domestic companies. In addition, unlike investing in U.S. companies, securities of non-U.S. companies are generally denominated in foreign currencies, thereby subjecting each security to changes in value when the underlying foreign currency strengthens or weakens against the U.S. dollar. Currency exchange rates can also be affected unpredictably by intervention of U.S. or foreign governments or central banks or by currency controls or political developments in the U.S. and abroad.

         The value of international fixed income products also responds to interest rate changes in the U.S. and abroad. In general, the value of such products will rise when interest rates fall, and fall when interest rates rise. However, interest rates in each foreign country and the U.S. may change independently of each other. Debt and equity securities in emerging markets such as Central and Eastern Europe may also not be as liquid as U.S. securities and their markets. Securities of some foreign companies may involve greater risk than securities of U.S companies. Investing in Central and Eastern European securities may further result in higher expenses than investing in domestic securities because of costs associated with converting foreign currencies to U.S. dollars and expenses related to foreign custody procedures. Investment in Central and Eastern European securities may also be subject to local economic or political risks, including instability of some foreign governments, inadequate market controls, the possibility of currency blockage or the imposition of withholding taxes on dividend or interest payments and the potential for expropriation, re-nationalization or confiscatory taxation and limitations on the use or repatriation of funds or other assets.

         UNITED STATES OPERATIONS

         Subsequent to the acquisition of Eastbrokers Vienna, the Company commenced expansion of its brokerage operations in the United States. The Company's goal was to build a strong US brokerage presence that would enable it to distribute middle market, international corporate finance product. In the Spring of 1997, the Company purchased a U.S. based broker-dealer, Eastbrokers North America, Inc. During the process of establishing the Eastbrokers North America, the Company was approached by numerous U.S. based broker-dealers interested in being acquired by the Company. Management believes that consolidation within the securities industry, particularly in the United States, is inevitable. This consolidation can be attributed to the current volatility prevailing in the financial markets, the higher degree of capital needed to maintain solid brokerage functions and the increased regulatory environment. The Company decided that as a well-capitalized, entrepreneurially managed, international, publicly-traded, investment banking firm, it would be particularly appealing to the sellers of medium size brokerage firms. In addition, the Company believes that the purchase and roll-up of complementary securities businesses both in the United States and in Europe, can be financed by the issuance of its Common Stock.

         In May 1998, the Company made a significant step in its roll-up strategy in the United States. The Company acquired all of the outstanding common stock of Cohig & Associates, Inc., a Denver, Colorado based investment banking and brokerage firm, in exchange for 445,000 unregistered shares of the Common Stock and an agreement to advance $1,500,000 in additional working capital to Cohig & Associates. See "Business--Current Operations."

         In December 1998, the Company signed a non-binding letter agreement pursuant to which it intends to acquire Lloyd Wade, a full service securities firm. See "Business--Current Operations."

         RESULTS OF OPERATIONS

         QUARTER AND SIX MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO QUARTER AND SIX MONTHS ENDED SEPTEMBER 30, 1997

         For the quarterly period ended September 30, 1998, the Company generated consolidated revenues in the amount of $6,207,205, compared to $1,413,995, for the quarterly period ended September 30, 1997. For the six month period ended September 30, 1998 the Company generated consolidated revenues in the amount of $10,344,997, compared to $3,023,971 for the six month period ended September 30, 1997. Total revenues for the three and six month periods ended
September 30, 1998, are significantly higher than the previous periods due primarily to the acquisition of EBI Securities, which contributed approximately $2,712,000 and $4,341,000 for the quarterly and six month periods, respectively. Total revenue was also affected by the sale of Eastbrokers Prague a.s. The Company recognized a gain on sale of interest in Eastbrokers Prague a.s. of approximately $1,312,000 before taxes. This amount is reflected in the revenue section under the caption "Gain on sale of interest in subsidiary."

         The Company incurred total consolidated costs and expenses of $8,324,941, for the quarterly period ended September 30, 1998, and $12,539,496, for the six month period ended September 30, 1998, compared to $2,593,078, for the quarterly period ended September 30, 1997 and $4,366,784, for the six month period ended September 30, 1997. Total costs and expenses for the three month and six month periods ended September 30, 1998 are significantly higher than the previous periods due primarily to the acquisition of EBI Securities, which contributed approximately $4,939,000, for the three month period and $6,630,000, for the six month period, respectively. The Company also incurred higher than expected legal and consulting fees for the quarter, mainly due to costs associated with the completion of its audit for the fiscal year ended March 31, 1998.

         The Company's loss before provision for income taxes and minority interest in earnings of subsidiaries was $2,149,736, for the quarterly period ended September 30, 1998, and $2,226,499, for the six month period ended
September 30, 1998, compared to $1,179,083, for the quarterly period ended September 30, 1997, and $1,342,813 for the six month period ended September 30, 1997. The Company's provision for income taxes and minority interest in earnings of subsidiaries for the quarterly and six month periods, are attributed solely to the Company's European operations, and are primarily related to WMP Bank AG and Eastbrokers Budapest Rt (which was sold in December 1998).

         The Company incurred a consolidated net loss of $2,854,655, for the quarterly period ended September 30, 1998, and $3,064,912, for the six month period ended September 30, 1998, compared to a consolidated net loss of $668,735, for the quarterly period ended September 30, 1997, and $1,097,247, for the six month period ended September 30, 1997.

         The Company's net loss for the quarter was primarily attributable to the effect of the significant downturn in global stock markets during the period of August and September. For the quarter ended September 30, 1998, the Company incurred approximately $1,950,000 in trading losses due to inventory adjustments that were marked down as of September 30, 1998. These adjustments were approximately $1,250,000 for securities held by EBI Securities, and $700,000 for foreign securities held by Eastbrokers Vienna and its affiliates. An increase in the net loss for the quarter was also attributed to a slowdown in gross commission revenue at EBI Securities during the months of August and September.

         On September 30, 1998, the Company had total assets of $54,404,378, and total liabilities of $27,851,828, compared to $34,223,102, and $17,046,409, respectively, on September 30, 1997. As of the date of this filing, the Company believes that it has adequate liquidity to meet its current obligations. However, no assurances can be made as to the Company's ability to meet its cash requirements in connection with any expansion of the Company's operations or any possible business combinations.

         The cash flows for the six month period ended September 30, 1998 reflect the volatile nature of the securities industry and the reallocation of the Company's assets indicative of a growing organization. The change in the foreign currency translation adjustment is primarily related to the fluctuations in the Company's functional currencies to the U.S. dollar. The U.S. dollar and its unexpected strength coupled with the unexpected weakness of the European currencies (including the German Deutchmarke) have negatively impacted the Company's overall earnings as well as the cumulative translation adjustment. The primary functional currencies affecting the Company are the U.S. Dollar and the Austrian Schilling.

         As a broker/dealer in securities, the Company will periodically acquire positions in securities on behalf of its clients. As disclosed in "Note 2 Financial Instruments", the Company has title to various financial instruments in the countries in which it operates. Certain of these investments may be characterized as relatively illiquid and potentially subject to rapid fluctuations in liquidity. Those securities are classified as "available for sale securities".

         FISCAL YEAR 1997 COMPARED WITH THE FISCAL YEAR 1998

         As noted in the "General" section, the Company's principal activities have changed dramatically during the past two fiscal years. During the fiscal year ended March 31, 1997, the Company completely disposed of its interest in the Hotel and acquired Eastbrokers Vienna, an Austrian based securities broker-dealer providing financial services in Central and Eastern Europe through its network of subsidiaries and affiliate offices. Potential purchasers of the securities offered hereby are cautioned that a comparison between Fiscal Year Ended March 31, 1997 and the Fiscal Year Ended March 31, 1998 may provide only minimal meaningful information.

         A non-recurring item reflected in the operations of the Company for the year ended March 31, 1997 is the gain on the disposition of available for sale securities of Moravacentrum a.s. of $229,574. Other non-recurring items reflected in the operations for the year ended March 31, 1997 are the loss on discontinued operations of approximately $1,300,000 on the disposition of the Company's entire interest in the Hotel and the gain on the disposition of available for sale securities which resulted in a fourth quarter gain of approximately $655,000. A non-recurring item reflected in the operations of the Company for the year ended March 31, 1998 includes the sale of the 51 percent interest in SWIB to Peter Schmid, the Company's former Chairman, President and Chief Executive Officer, for approximately $1,000,000.

         As an overview of the year ended March 31, 1997, Eastbrokers Vienna was first consolidated on August 1, 1996 and has a calendar year end. It is important to note that the Consolidated Statements of Operations includes the revenues and expenses of Eastbrokers Vienna for the period from the date of acquisition (August 1, 1996) through December 31, 1996 (a five month period) in accordance with Note 1 to the financial statements. See "Financial Statements." The overall increase in the volume of revenue and expenses is indicative of a change from a one location, single operating unit to a multi-location, diverse entity.

         Pro forma results of operations as presented in Note 5 - "Business Acquisitions" reflect total revenues for the year ended March 31, 1997 as $8,559,786. Comparing total revenues for the year ended March 31, 1998 (the first full year of consolidated operations) of $10,138,881 to pro forma results of operations for the year ended March 31, 1997, shows an increase of $1,579,095 USD.

         The net tax benefit represents the cumulative effect of individual subsidiaries' unique tax calculations. In some instances, certain revenue items are non-taxable in accordance with statutory requirements in the country in which the office is located. In others, net operating losses available for carryforward created a tax benefit. As discussed in Note 13 - "Income Taxes", the Company has approximately $12,850,000 USD in net operating loss carryforwards available in Austria and approximately $2,985,000 USD in net operating loss carryforwards available for future use in the U.S. The Company has established a valuation allowance for the U.S. net operating losses. The Company also expects its Austrian operations to return to profitability in the fiscal year ended December 31, 1998 as its efforts in various privatization activities are realized and such activities should generate an increase in the value of certain Company holdings. Further, the Austrian net operating losses are available for carryforward indefinitely. Accordingly, the Company believes it is more likely than not that these benefits will be realized in the future. Regulations in the Slovak Republic provide capital gain distribution income related to Slovak privatization activities is non-taxable. Eastbrokers Vienna was actively involved in such activities and received such income in the fiscal year ended March 31, 1997. It is unlikely that Eastbrokers Vienna will have similar transactions in the future. As noted in the following paragraph, other activities occurred in the fourth quarter that contributed to the current year's tax benefit. The U.S. net operating loss carryforwards will expire, if unused, in varying amounts through the year 2013. The Company does not anticipate any significant changes in the effective tax rates.

         In Europe, the expenses of the Company generally increase in the quarter ending December 31 as compared to the quarter ending September 30 due primarily to a "seasonal" effect. July and August are typically "holiday" (vacation) months in Europe. Revenues and expenses generally respond accordingly to this seasonal effect. The quarter ending December 31 is typically a strong quarter in Europe as people return from holiday and seek to complete pending transactions by calendar year end. The Company is also pursuing several corporate finance opportunities and has found that outsourcing portions of the work to industry experts is sound corporate policy to manage personnel and overhead costs. Many of the projects began in late September/early October 1996 and 1997 and continued through year end. General and administrative expenses, as well as other operational expenses, increased due to the Company's increased focus on privatization activities in countries that are currently in the process of opening their markets to western investors. Involvement in privatization activities generally involves much time and patience as the investments begin to come to fruition. Prior experience in the privatization process is one of the Company's more important abilities.

         The costs associated with the Company's involvement in privatization activities, its pursuit of corporate finance opportunities, the continued downturn of the economy of the Czech Republic and the effect this downturn has had on the Company's operations, the costs associated with the acquisition of Eastbrokers Vienna and the establishment of Eastbrokers NA and an overall increase in general and administrative expenses are the primary factors contributing to the negative operating cash flows experienced in the fiscal year ended March 31, 1998. The Company anticipated to offset many of these operating expenses with revenue generated from brokerage commissions of Eastbrokers NA and ongoing privatization projects in Central and Eastern Europe. With this unexpected decrease in revenue and increased cost, the Company's $4,947,557 operating loss was significantly larger than anticipated. The Company anticipates that preliminary work performed related to corporate finance activities will begin generating operating cash flows in the second quarter of the Company's fiscal year ending March 31, 2000 and its efforts in the various privatization activities will begin generating operating cash flows near the beginning of 1999. However, there is no guarantee that such operating cash flows will materialize by the anticipated dates or whether they will be sufficient to offset other operating expenses.

         Significant items on the statements of cash flows are primarily related to customers' receivables, payables, and the related underlying securities. The Company's policy is to close as many open positions as possible at fiscal year end and re-evaluate its strategic focus as it moves into the first quarter. Also, the regulatory bodies in several of the countries in which the Company operates prefer to see a strong, liquid balance sheet at year end. The Company strives to accommodate the needs of these regulatory agencies.

         As a broker/dealer in securities, the Company will periodically acquire positions in securities on behalf of its clients. As disclosed in Note 3 - "Financial Instruments", the Company has title to various financial instruments in the countries in which it operates. Certain of these investments may be characterized as relatively illiquid and potentially subject to rapid fluctuations in liquidity. Those securities are classified as "available for sale securities". As of March 31, 1997, the Company's material concentration in the securities portfolio was limited to its investment in Vodni Stavby Praha a.s., a security traded on the Prague Stock Exchange Main Market (Czech
Republic). As of March 31, 1997, the market value of the Company's ownership interest in this security was approximately $1,750,000. As of March 31, 1998, the Company had three significant concentrations in the securities portfolio. A description of these securities and their respective carrying amounts are as follows: a security of a Russian chemical producer traded on the OTC market of the Vienna Stock Exchange -- $1,030,270, a security of a Bulgarian pharmaceutical company traded on the Bulgarian Stock Exchange --$3,185,630, and a security of a Bulgarian oil refinery traded on the Bulgarian Stock Exchange -- $1,354,830. All other securities are relatively liquid and the carrying value approximates the market value as of the balance sheet date. The Company does not have any material concentrations to high yield issuers or commitments to high-yield issuers as of the balance sheet date.

         The Company recognizes it has concentrated a significant amount of its assets as advances to its affiliates and investments in affiliates. At the present time, the bulk of these loans have been related to privatization activities. Since the Company's affiliates are generally accounted for as equity investments, these advances do not eliminate on consolidation. Receivables from affiliated companies and other receivables are due on demand. The Company expects to collect these receivables within the next 12 months. For the years ended March 31, 1997 and 1998, the Company has investments in affiliated companies of $8,272,240 and $156,800, respectively, and receivables from affiliated companies of $1,511,917 and $2,286,277, respectively. The concentration of investments in affiliates by country are as follows: for 1997 - Austria -- $7,755,997, Bulgaria -- $332,584, Slovenia -- $114,529, Others --
$69,130; and for 1998 - Slovenia and Croatia -- $156,800. The significant decline in the investments in affiliated companies is primarily attributable to WMP and the conversion from the equity method to full consolidation for this subsidiary. The concentration of receivables from affiliates by country are as follows: for 1997 - Austria -- $675,456, Bulgaria -- $536,587, Slovenia -- $150,994, Czech Republic -- $72,994, Others -- $75,886; and for 1998 - Austria
-- $2,286,277. The cash investments noted in the statements of cash flows consist of direct investments in affiliates and the advances to affiliates. These cash investments in each affiliate for the year ended March 31, 1997 were as follows: WMP (Austria) -- $2,455,880, Bulgaria -- $894,513, Slovenia --
$150,994, Czech Republic -- $72,994, and Others -- $44,756. These cash investments in each affiliate for the year ended March 31, 1998 were as follows:
Eastbrokers NA -- $512,036. As noted elsewhere in this Form SB-2, Eastbrokers Vienna owns 52 percent of WMP. During the year ended March 31, 1997, Eastbrokers Vienna participated in a capital increase in WMP in which it acquired additional shares sufficient to maintain its proportionate ownership percentage.

         The operating activities of the Eastbrokers Vienna are impacted by many different factors. Some of the more important factors are security market conditions, level and volatility of interest rates, competitive conditions, economic and political conditions, inflation, availability of short-term or long-term funding and capital, and the volume of securities transactions done by the firm. These factors will be addressed on a country by country basis where significant Eastbrokers Vienna's operations are located.

         AUSTRIA. On July 1, 1996, the Vienna Stock Exchange ("VSE") introduced an electronic trading system to its continuous trading section which has significantly reduced the overall volume of institutional trades through independent brokers. Until that point in time, independent brokers such as WMP handled many of these types of trades. This change accounted for an approximately 25 percent decline in WMP's 1996 revenues. In response to this change by the VSE, WMP has applied for an expanded banking license which would allow it to hold customer accounts and perform other banking functions and develop new revenue streams. In addition, WMP has become a member of the European Association of Securities Dealers ("EASD") and is expected to begin market making activities on the EASDAQ within the next 12 months. There were no significant changes in the overall competitive conditions between brokerage companies except for the introduction of the electronic trading system to the continuous trading section of the VSE. The total volume of transactions handled by the Austrian offices increased in 1996 but the average profit per transaction decreased in 1996 as compared with 1995. At 2.5 percent, Austria's real economic growth in 1997 was higher than projected, mainly thanks to the solid expansion of real goods exports of 14.9 percent. This favorable development is to the most part attributable to stepped-up foreign trade activity and hefty gains recorded by Austria's export markets. Austria's accession to the European Union and the opening up of Eastern Europe have helped Austrian exports advance from 37 percent in 1994 to 44 percent in 1996. In addition, the stabilization of European exchange rates largely reversed the downtrend of the real effective exchange rate in the past few years. Starting in 1993, the devaluations of the weak currencies had gradually undermined Austria's competitiveness. This changed for the better in 1996 and 1997, not least owing to the prospect of the establishment of EMU, and resulted in a cumulative improvement of the real effective exchange rate of 5.4 percent in 1996 and 1997. The confluence of this development and wage moderation significantly shored up the competitiveness of the Austrian economy in the past two years, pushing it back to the level it held in the early 1990s. At 5.1 percent, the federal budget deficit posted its highest level in 1995. By 1997 it had been trimmed to 2.5 percent through subdued public consumption and tax hikes, so that Austria would meet the fiscal convergence criteria of the Maastricht Treaty. In the opinion of management, the outlook for the Austrian economy in 1999 is very positive. In its most recent projections the Austrian Institute for Economic Research ("WIFO") projects growth rates of 3.2 percent for 1999. Interest rates as measured by an average commercial credit declined from 7.82 percent in 1995 to 6.96 percent in 1996 to
6.50 percent in 1997 and further to 6.39 percent in August 1998. The overall economic and political situation in Austria has been very stable and the government has worked diligently to reduce budgetary pressure. The annual deficit, which peaked in 1995 at 112.7 billion ATS, decreased to 100.4 billion ATS in 1996 and to 64.5 billion ATS 1997. Inflation peaked in 1992 with 4.1 percent annual increase and then continued to drop to 3.6 percent in 1993, 3.0 percent in 1994, 2.2 percent in 1995, 1.9 percent in 1996, 1.3 percent in 1997 and to 1.2 percent in the first half of 1998. There are no significant restrictions on transfers of funds to the parent company.

         CZECH REPUBLIC. Between 1995 and 1996, the second wave of the mass privatization was ending and the "third wave" was beginning. During this time, foreign competitors began entering the brokerage and investment banking industry. In the fourth quarter of 1996, the Czech stock markets began showing signs of instability and the overall market began a steep decline. The market dropped because of the outflows of foreign capital due to profit taking and institutional investors adjusting their portfolios to focus on other, more regulated Eastern European markets. In addition, the Czech Republic has been criticized for not establishing proper securities regulations. In response to these criticisms, the Czech government recently adopted new securities legislation and is in the process of establishing a Securities Commission based upon the model provided by the U.S. Securities and Exchange Commission. Two of the major goals of this legislation are to increase the transparency of the market and to afford minority shareholders greater protection. Interest rates have been relatively stable between 1995 and 1997 at approximately 13 percent on an annualized basis. During 1997, the main index of the Prague Stock Exchange saw a gradual decline from 550 to 460. The overall volume, although relatively stable, was unusually low with an average turnover of approximately 100 million Czech Korunas. During the first half of 1998, the market index hovered between the 450 and 500 range before dropping approximately 30 percent in the first week of October 1998. This decline represented a 41 percent drop from the levels of the prior year and a historical low. Average daily turnover has shown some improvement but it remains uncertain whether these levels will be sufficient to maintain the market or if the market will be subject to additional corrections. The overall economic and political situation in the Czech Republic has undergone serious turmoil which has reduced the confidence of foreign investors in the market. Additionally, foreign investors appear to be moving into Hungary and Poland where the markets appear to be more transparent and have greater protection for the minority investors. After remaining relatively stable for most of 1995 and 1996 at approximately 8 percent per annum, inflation in the Czech Republic declined slightly during 1997 followed by a dramatic increase in the first quarter of 1998 before settling in at approximately 10.5 percent by the end of the third quarter 1998. Much of the inflationary and overall market turmoil was believed to have been brought about by the economic crises in Russia and Asia. There has been no significant change in the availability or cost of capital in the Czech Republic, although interest rates increased by approximately 2.50 percent in 1997 to 13.00 percent. Interest rates have remained relatively constant at this level through 1998. The result of the decline in the overall market conditions has negatively affected the Czech brokerage industry, including the Company's Czech operations. The total volume of securities transactions in the Czech Republic has decreased substantially along with an overall reduction in average profit per transaction due to increased competition. This has caused a decrease in revenue in the Company's Prague operations and a net operating loss from this unit. In response to the unexpected downturn in the Czech Republic, the Company sold its operations in the Czech Republic on June 1998.

         HUNGARY. The Budapest Stock Exchange ("BSE") became one of the pre-eminent emerging market stock exchanges in 1996 thanks to overall market gains of over 170 percent for the year ended December 31, 1996 which led the Budapest Stock Market Exchange Index ("BUX") to close the year at 4,134. During 1997, the BUX reached a high of 8,107 before retreating to the 6,000 level in November 1997. Positive developments helped the BUX recover to approximately 8,000 by the end of 1997. During 1998, the BUX reached a record high of approximately 9,100 and then dropped (due to global market turmoil) to approximately 3,600 before recovering to approximately 5,100 as of October 1998. As the index grew, so did overall market liquidity. Technology and regulations also continued to improve which contributed to the overall market gains. In 1995, interest rates in Hungary reached a high of 35-40 percent as inflation reached a high of 33 percent. In response to the high inflation and interest rates, Hungary initiated a new fiscal policy which included economic austerity measures and creating a crawling peg basket for the currency which tied the Hungarian Forint to leading currencies. The effect of these measures stabilized the currency, interest rates and overall inflation which served to generate increased investor interest in Hungary. By the end of 1996, interest rates and inflation stabilized at levels of 20-22 percent and 19 percent. Interest rates closed the 1997 year at approximately 24 percent and declined during the first half of 1998 to approximately 20 percent. Inflation was also curtailed and dropped to approximately 16.5 percent during 1997. There has been no significant change in the availability or cost of capital other than the interest rate fluctuations. The total volume of transactions increased dramatically in 1996 (the last year for which the Company has data) with an overall reduction in the average profit per transaction. In December 1998, the Company sold its operations in Hungary.

         POLAND. The Warsaw Stock Exchange ("WSE") is a highly regulated market following the French model. The transparency of this market and the protection afforded minority shareholders has generated both customer confidence and foreign investor interest. In 1996, the main market index rose nearly 90 percent while the index of the twenty most capitalized firms increased 82 percent. The stock market continued to perform well in 1997 and continued to reach even higher through May 1998. At that time, the Warsaw Stock Exchange Index ("WIG") reached a record high of over 18,000. Unfortunately, this market was unable to withstand the effects of the Asian and Russian economic crises. By mid-October 1998, the WIG had dropped over 40 percent to below 11,000. Interest rates remained high at approximately 22 percent through 1997 and increasing to 24.5 percent during the first half of 1998. Economic growth seems to have continued into 1998 with steady economic growth of approximately 7 percent. The brokerage industry in Poland is highly competitive due to restrictions on commissions and allowable spreads on securities transactions. As a result, many brokerage companies have merged or have been acquired by well-financed competitors. This political situation appears to have been stabilized in September 1997, when the Solidarity Electoral Action ("AWS") won the elections and assumed control of the government. Currently the country is in a period of economic stability with interest rates and inflation heading lower and the currency appears to be stabilizing against the major currencies. For 1996, inflation was approximately 18 percent, a drop of approximately 3 percent from 1995 levels but still higher than in many transition economies. Inflation remained at approximately 18 percent for much of 1997 before dropping to approximately 14 percent by mid 1998. There are restrictions on transfers of funds to the parent company. In certain instances, such transfers may need the permission of the national bank.

         SLOVAK REPUBLIC. Due to the unstable political and economic situation in the Slovak Republic, investor interest remains very low when compared to other countries in the region. However, the September 1998 election ousted the current political party, which may result in a more favorable investment environment. The overall trading volume in the market has been very low and the shares that are listed are perceived to be fairly illiquid in part due to the dominance of direct trades. Inflation appeared to be heading lower in 1996 and interest rates followed. In 1997, the monetary policy was aimed at maintaining internal and external stability. Inflation reached a rate of approximately 6.5 percent and GDP grew at a similar pace. For 1998, GDP appears to be growing at approximately 6.5 percent with inflation increasing to approximately 7.25 percent. Due to the restrictive monetary policy being followed by the government, credit is generally not available or comes with a very high interest rate. There are no significant restrictions on transfers of funds to the parent company. The Company intends to liquidate its position in Eastbrokers Slovakia within the next six months.

         FOREIGN CURRENCY TRANSLATION ADJUSTMENTS

         The unexpected strength of the U.S. Dollar as compared to the Austrian Schilling during the fiscal year ended March 31, 1997 had an adverse effect on the Company. The Company had collateralized a short term borrowing arrangement with approximately $1,500,000 in cash held in an Austrian Schilling account just as the U.S. Dollar began to increase in strength relative to the Austrian Schilling. During the term of this arrangement, the Austrian Schilling lost approximately 10 percent of its value relative to the U.S. Dollar. This single transaction makes up the majority of the loss on foreign currency transactions for the year ended March 31, 1997. The Company is no longer collateralizing its short term borrowing on a "soft currency" basis.

         The U.S. Dollar and its unexpected strength coupled with the unexpected weakness of the European currencies (including the German Deutchmarke) have negatively impacted the Company's overall earnings as well as the cumulative translation adjustment. The primary functional currencies affecting the Company are as follows: U.S. Dollar, Austrian Schilling, Czech Koruna, Hungarian Forint, Slovak Koruna and the Polish Zloty. For the year ended March 31, 1997, the Company reported a foreign currency translation adjustment in its statement of cash flows of approximately $1.3 million. The effect of the exchange rate changes on a country by country basis are approximately as follows: Czech Republic -- $600,000, Austria -- $400,000, Hungary -- $210,000, Poland --
$120,000.

         Assets and liabilities of operations having foreign currencies are translated at year-end rates of exchange, and the income statements are translated at weighted average rates of exchange for the year. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign
Currency Translation," gains or losses resulting from translating foreign currency financial statements, net of hedge gains or losses and their related tax effects, are reflected in cumulative translation adjustments, a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in net income. Foreign currency transactions are generally completed transactions denominated in a currency other than the functional currency or changes in exchange rates that impact monetary assets and liabilities denominated in currencies other than the primary functional currency.

         CALCULATION OF EARNINGS PER SHARE

         The calculation of earnings per share on the financial statements included in this report is based on the weighted average number of shares outstanding, as calculated.

         VIABILITY OF OPERATING RESULTS

         The Company, like many other securities firms, is directly affected by general economic conditions and market conditions, changes in levels of interest rates, and demand for the Company's investment and merchant banking services in the countries where its primary operations are located. The Company is further affected by changes in valuations of the local currencies to the U.S. Dollar (the functional currency of the Company) in the regions in which it operates, the interest of foreign investors in the local economies, and governmental regulations restricting the repatriation of profits. In some of the countries where we have operations (e.g., Slovakia, Kazakhstan, Turkey, Slovenia, Croatia and Poland), the local currencies are referred to as "soft" or "exotic". Soft currency is the currency of a nation where a person can exchange the currency only with difficulty. Soft currency countries typically have minimal amounts of currency reserved for exchange purposes. As such, there are very few, if any, cost effective hedging strategies available to us or potential investors.

         All of these factors have an impact on the Company's net gain from securities transactions, underwriting, and commissions revenues. In periods of reduced market activity, profitability is adversely affected because certain expenses, consisting primarily of non-officer compensation and benefits, communications, occupancy, and general and administrative expenses remain relatively constant.

         Currently, the Slovak Republic and Romanian markets are experiencing extremely difficult economic conditions and market reforms may be necessary to restore this economy to health. In light of these developments, it is the Company's intention to liquidate its position in Eastbrokers Slovakia and Eastbrokers Romania within the next six months. The Company recognizes that in the interim period between now and any such liquidation it may be necessary to support negative cash flow from these operations.

         LIQUIDITY AND CAPITAL RESOURCES

         The Company's statements of financial position reflect a liquid financial position as cash and cash equivalents convertible to cash represent 21 percent and 16 percent of total assets at March 31, 1997, and March 31, 1998, respectively and 13.3 percent and 9.2 percent of total assets at September 30, 1997 and September 30, 1998, respectively.

         The Company is subject to net capital and liquidity requirements in the local jurisdictions in which it operates. As of March 31, 1997 and 1998 and as of September 30, 1997 and 1998, the Company was in excess of its minimum net capital and liquidity requirements in all jurisdictions in which it operates.

         The Company finances its operations primarily with existing capital and funds generated from its diversified operations and financing activities.

         In the opinion of management, the Company's existing capital and cash flow from operations will be adequate to meet its capital needs for at least the next 12 months in light of currently known and reasonably estimable trends. The Company is currently exploring its options with regards to additional debt or equity financing and there can be no assurance such financing will be available. However, the Company recognizes that with increased liquidity it may be better positioned to take advantage of potential opportunities in the markets where it maintains its operations. No assurances can be made as to the Company's ability to meet its cash requirements subsequent to any further business combinations.

         In April 1997, the Company sold 125,000 shares of Common Stock to three individuals: Calvin S. Caldwell, Frank Huang and Jay Raubvogel for a total offering price of $750,000 or $6.00 per share. The net proceeds to the Company were $723,195. There were no underwriting discounts or commissions. The Offering was made pursuant to an exemption from registration pursuant to Rule 506 under the Securities Act.

         On February 20, 1998, the Company sold 1,227,000 newly issued units for $6,135,000 in cash, or $5.00 per unit, with each consisting of one share of Common Stock and one Class C Warrant. This price was approximately 40 percent below the then current market price. These units were offered and sold to various accredited investors. With regard to this sale, the Company relied upon the exemption from registration pursuant to Rule 506 under the Securities Act.

         In June 1998, the Company sold 73.55 percent of its interest in Eastbrokers Prague a.s. for 15 million Austrian Schillings. The Company recognized a profit from the sale of Prague of approximately $1,312,000, at the then current exchange rates. This amount is reflected in the revenue section under gain on sale of interest in subisidary.

         At March 31, 1997, the Company had $1,200,793 outstanding under repurchase agreements. The weighted average interest rate on these repurchase agreements was 12.91 percent. Securities listed on the Prague Stock Exchange Main Market with a market value of approximately $1,700,000 were used to collateralize this arrangement. During the fiscal year ending March 31, 1998, the underlying securities were sold to a third party for an amount approximating the Company's carrying basis. The repurchase agreements were transferred to the new owner at the date of sale.

         On November 25, 1998, the Company sold 10 newly issued units consisting in the aggregate of $1,100,000 in 7% Convertible Debentures and Series C Warrants to purchase 125,000 shares of common stock.

         In December 1998, the Company sold 125,000 shares of Common Stock for $500,000. With regard to this sale, the Company relied upon the exemption from registration pursuant to Rule 506 under the Securities Act.

         EFFECTS OF INFLATION

         The Company maintains operations in several economies that are considered inflationary. To the extent that inflation results in rising interest rates and devaluation of the local currencies in relation to the U.S. Dollar, or has other adverse affects on securities markets and on the value of securities held by the Company in inventory, it may affect the Company's financial position and results of operations. The 1996 inflation rates in the countries where Eastbrokers Vienna has significant operations are as follows: Austria - 2 percent, Czech Republic - 8 percent, Hungary - 19 percent, Poland - 18 percent, and Slovak Republic - 5 percent. The 1997 inflation rates in the countries where Eastbrokers Vienna has significant operations are as follows: Austria - 3 percent, Czech Republic - 10 percent, Hungary - 18 percent, Poland - 13 percent, and Slovak Republic - 6 percent.

         NEW ACCOUNTING STANDARDS

         In February 1997, the Financial Accounting Standards Board ("FASB") SFAS No. 128. The new standard replaces primary and fully diluted earnings per share with basic and diluted earnings per share. SFAS No. 128 was adopted by the Company beginning with the interim reporting period ended December 31, 1997. The adoption did not impact previously reported earnings per share amounts.

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement was adopted by the Company beginning with the fiscal year ended March 31, 1999.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports issued to stockholders. This statement will be effective for the Company's annual report for the fiscal year ended March 31, 1999. In the initial year of application, comparative information for earlier years is to be restated. At this time, the Company does not believe that this statement will have a significant impact on the Company.

         In June 1998, the FASB issued SFAS No. 133, "Accounting For Derivative Instruments and Hedging Activities". This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. At this time, the Company does not believe that this statement will have a significant impact on the Company.

         IMPACT OF THE YEAR 2000

         Many of the world's computer systems (including those in non-information technology equipment and systems) currently record years in a two-digit format. If not addressed, such computer systems will be unable to properly interpret dates beyond the year 1999, which could lead to business disruptions in the U.S. and internationally (the "Year 2000" issue). The potential costs and uncertainties associated with the Year 2000 issue will depend on a number of factors, including software, hardware and the nature of the industry in which a company operates. Additionally, companies must coordinate with other entities with which they electronically interact.

         The Company is currently in the process of a systems upgrade unrelated to the Year 2000 issue. In conjunction with this upgrade, the Company is in the process of establishing a program to address issues associated with the Year 2000. To ensure that the Company's computer systems are Year 2000 compliant, the Company has been reviewing its systems and programs to identify those that contain two-digit year codes, and the Company intends to replace them in conjunction with the systems upgrade provided by the Baan Corporate Office Solutions. In addition, the Company is in the process of contacting its major external counterparties and suppliers to assess their compliance and remediation efforts and the Company's exposure to them.

         In addressing the Year 2000 issue, the Company has divided its program into six phases:

          (1) the Inventory phase, involving the identification of items that may be affected by Year 2000 compliance issues, including facilities and related non-information technology systems (embedded technology), computer systems, hardware, and services and products provided by third parties;

          (2) the Assessment phase, involving the evaluation of items identified in the Inventory phase to determine which will function properly with the change to the new century, and the prioritizing of items which will need remediation based on their potential impact to the Company;

          (3) the Remediation phase, involving the analysis of the items that are affected by Year 2000, the identification of problem areas and the replacement of non-compliant items;

          (4) the Testing phase involving the testing of all proposed repairs, including forward date testing which simulates dates in the Year 2000;

          (5) the Implementation phase consists of placing all items that have been remediated and successfully tested into operation; and

          (6) the Integration phase, involving the testing of the Company's business critical systems in a future time environment with external entities.

         As of February 11, 1999, the Company had substantially completed the Inventory phase and was also conducting the procedures associated with the Assessment, Remediation, Testing and Implementation phases. The Company expects to complete the Inventory and Assessment phase in the first calendar quarter of 1999. The Remediation and Testing phases with respect to business critical applications are expected to be completed by the end of the first calendar quarter of 1999. The Implementation phase is expected to be completed by the end of the second calendar quarter of 1999. The Integration phase will commence at the time the Company receives its new operating system which is scheduled to be implemented in January 1999 and will continue through 1999. In addition, the Company will identify the major business relationships of the Company by the end of the first calendar quarter of 1999, and many of them will be tested as soon thereafter as practicable. The Company will continue to survey and communicate with counterparties, intermediaries and vendors with whom it has important financial and operational relationships to determine the extent to which they are vulnerable to Year 2000 issues. As of February 11, 1999, the Company has not yet received sufficient information from all parties about their remediation plans to predict the outcomes of their efforts. In particular, Management believes the level of awareness and remediation efforts relating to the Year 2000 is issue less advanced in the Central and Eastern European markets in which the Company conducts business than in the United States.

         There are many risks associated with the Year 2000 issue, including the possibility of a failure of the Company's computer and non-information technology systems. Such failures could have a material adverse effect on the Company and may cause systems malfunctions, incorrect or incomplete transaction processing resulting in failed trade settlements, the inability to reconcile accounting books and records, the inability to reconcile trading positions and balances with counterparties, inaccurate information to manage the Company's exposure to trading risks and disruptions of funding requirements. In addition, even if the Company successfully remediates its Year 2000 issues, it can be materially and adversely affected by failures of third parties to remediate their own Year 2000 issues. The failure of third parties with which the Company has financial or operational relationships such as securities exchanges, clearing organizations, depositories, regulatory agencies, banks, clients, counterparties, vendors and utilities, to remediate their computer and non-information technology systems issues in a timely manner could result in a material financial risk to the Company.

         If the  above  mentioned  risks  are  not  remedied,  the  Company  may experience business interruption or shutdown, financial loss, regulatory actions, damage to the Company's global franchise and legal liability. The Company is currently unable to quantify the adverse effect such risks impose, but management believes that if the Year 2000 issue is not remedied there could be a material adverse effect on the Company's financial position and results of operation.

         The Company does not have business continuity plans in place that cover the Year 2000 issue. The Company intends to evaluate Year 2000 specific contingency plans during 1999 as part of its Year 2000 risk mitigation efforts.

         Based upon current information, the Company estimates that the total cost of implementing its Year 2000 initiative will be between $750,000 and $1,500,000, including the cost of its general systems upgrade. The Year 2000 costs include all activities undertaken on Year 2000 related matters across the Company, including, but not limited to, remediation, testing (internal and external), third party review, risk mitigation and contingency planning. Through December 31, 1998, the Company estimates that it has expended approximately $400,000 on the Year 2000 project. These costs have been and will continue to be funded through operating cash flow and are expensed in the period in which they are incurred.

         The Company's expectations about future costs and the timely completion of its Year 2000 modifications are subject to uncertainties that could cause actual results to differ materially from what has been discussed above. Factors that could influence the amount of future costs and the effective timing of remediation efforts include the success of the Company in identifying computer programs and non-information technology systems that contain two-digit year codes, the nature and amount of programming and testing required to upgrade or replace each of the affected programs and systems, the nature and amount of testing, verification and reporting required by the Company's regulators around the world, including securities exchanges, central banks and various governmental regulatory bodies, the rate and magnitude of related labor and consulting costs, and the success of the Company's external counterparties and suppliers, as well as worldwide exchanges, clearing organizations and depositories, in addressing the Year 2000 issue.

         IMPACT OF THE EURO

         The Euro issue is the result of the Economic and Monetary Union (the "EMU") which came into effect on January 1, 1999 and the conversion of member states to a single currency known as the Euro. The introduction of the Euro will have a profound impact on the way enterprises operate. Further, it will be one of the most important changes in the economic landscape of Europe in the next few years.

         The single currency is expected to contribute significantly to further market integration throughout the member countries. Prices will be easier to compare which should increase market transparency. As businesses recognize that they will no longer be exposed to foreign currency exchange rate risks and the related costs of currency conversion, cross-border transactions within the EMU are expected to become more attractive.

         The introduction of the Euro has been described as a unique event in history. This uniqueness is also the root of potential problems. During the transition period, companies will be required to use two different currency units. This could create a basic input functionality problem whereby enterprises will receive financial information in both the Euro and the national currency units. A potential output functionality problem may be that companies will be required to produce financial information in either the Euro or the national currency unit or in some cases both currencies. Further adding to potential problems is a requirement that historical financial information stored in the system must be converted to the Euro unit.

         The Company is currently in the process of a systems upgrade unrelated to the year 2000 or Euro issues. In the course of this upgrade and addressing the Year 2000 issue, the Company will be installing new software that is Euro capable and will evaluate any potential problems identified that could be related to the Euro issue. The Company is also monitoring the compliance of its software suppliers in addressing this issue. Based on a recent evaluation, the Company has determined that material costs and resources will not be required to permit its computer systems to properly handle Euro reporting and transactions.

                                   MANAGEMENT

         A.       DIRECTORS AND EXECUTIVE OFFICERS

         The executive officers and directors of the Company, their ages and positions are set forth below:

         NAME                 AGE*                     POSITION

Martin A. Sumichrast           32   Chairman of the Board,  President  and Chief
                                    Executive Officer

Kevin D. McNeil                38   Executive   Vice   President,     Secretary,
                                    Treasurer and Chief Financial Officer

Wolfgang Kossner               29   Vice Chairman of the Board

Siegfried Samm                 51   Director

Michael Sumichrast, Ph.D.      77   Director

Jay R. Schifferli              38   Director

-----------------

* As of January 4, 1999.

         Messrs. Kossner, Michael Sumichrast, Ph.D. and Martin A. Sumichrast have been elected as directors, each to serve until the annual meeting of stockholders to be held during the year 1999. There are no family relationships among any officers and directors of the Company, except that Michael Sumichrast, Ph.D. and Martin A. Sumichrast are father and son, respectively.

MARTIN A. SUMICHRAST, 32, Chairman of the Board, Chief Executive Officer and President of the Company since December 1998, and Vice Chairman of the Company since March 1997; and Secretary and a Director of the Company since its inception in 1993. Mr. Sumichrast is a founder of the Company and was formerly Executive Vice President and Chief Financial Officer. Mr. Sumichrast is also Chairman of Eastbrokers North America, Inc., a subsidiary of the Company. From 1987 until 1992, Mr. Sumichrast served as the President of Sumichrast Publications, Inc., a real estate publication located in Rockville, Maryland. Mr. Sumichrast also serves as President of Sumichrast Enterprises, Inc., a holding company located in Rockville, Maryland.

KEVIN D. MCNEIL, 38, Executive Vice President and Secretary since December 1998; and Treasurer and Chief Financial Officer since March 1997. Since August 1996, Mr. McNeil had been the comptroller of the Company. Mr. McNeil is also Secretary/Treasurer of Eastbrokers North America, Inc., a subsidiary of the Company. From 1994 to 1996, Mr. McNeil served as a supervising auditor for Pannell Kerr Forster PC, an international accounting firm. From 1990 until 1994, Mr. McNeil served as a supervising auditor for Schoenadel, Marginot & Company, CPAs, a Washington D.C. regional accounting firm. Mr. McNeil is a member of the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants and the International Auditors Division of the Securities Industry Association.

         WOLFGANG KOSSNER, 29, Vice Chairman of the Board since December 1998 and a Director of the Company since August 1996. Mr. Kossner was Executive Vice President of the Company from August 1996 until November 1, 1996. Mr. Kossner is the co-founder of Eastbrokers Beteiligungs AG. From 1993 through 1995, Mr. Kossner served as the managing director of WMP Borsenmakler AG. Prior to that,

Mr. Kossner was the manager of securities trading at WMP Borsenmakler from 1991 to 1993. Mr. Kossner presently serves on the Supervisory Boards of Eastbrokers' subsidiaries in Vienna, Budapest, Ljubljana and Zagreb.

         SIEGFRIED SAMM, Ph.D., 51, Director of the Company since January 1998. Since 1980, Dr. Samm has been the Professor of Economy at Handels Academy in Villach, Austria. Dr. Samm also serves as the Managing Director of Samm GmbH, an Austrian based company which provides investment advice on currency matters. From 1977 until 1979, Dr. Samm taught at the Handels Acadamie in Volkermarkt. From 1976 to 1977, Dr. Samm worked as an assistant director for Volksbank, an Austrian commercial bank. From 1976 until 1977, Dr. Samm was an assistant manager at Geiler & Perh, an Austrian based export company. From 1973 until 1976, Dr. Samm was an auditor at BAWAG, a Vienna, Austria based commercial bank.

         MICHAEL SUMICHRAST, Ph.D., 77, Director of the Company since 1993, was Chairman of the Board of the Company since its inception in 1993 until March 1997. From 1990 to 1994, Dr. Sumichrast served as Chairman of the Board of Sumichrast Publications, Inc., a real estate publication located in Rockville, Maryland. During this time, he also served as an economic adviser and representative of various international American companies. From 1963 to 1990, Dr. Sumichrast was the senior vice president and chief economist of the National Association of Home Builders (NAHB), a home builders' professional association.

         JAY R. SCHIFFERLI, 38, Director of the Company since January 1, 1999, is a Partner at the law firm of Kelley Drye & Warren LLP, an international law firm with offices in the United States, Europe and Asia. Mr. Schifferli concentrates his practice in securities and corporate law, and he has extensive experience counseling on mergers and acquisitions, joint ventures, corporate finance and general business law matters. Mr. Schifferli is also a Director of Rodocnachi Offshore, Ltd., a Cayman Islands investment company. Kelley Drye is counsel to the Company.

         COMPENSATION OF DIRECTORS

         Each Director of the Company is entitled to receive $1,500.00 plus reasonable expenses, for attending scheduled board meetings at which members meet in person. Directors are not entitled to receive compensation for board meetings held by telephonic conference. During the fiscal year ended March 31, 1997, three former Directors received fees totaling $4,500. All current directors have waived such fees for the fiscal years ending March 31, 1997 and 1998.

         B.       COMPLIANCE WITH SECTION 16(A)

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership of equity securities of the Company with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company, or written representations from certain reporting persons that such persons have filed on a timely basis all reports required by Section 16(a), and without researching or making any inquiry regarding delinquent Section 16(a) filings, the Company believes that, during the fiscal year ended March 31, 1998, other than initial statement of beneficial ownership by Dr. Samm, all such reports were filed on a timely basis.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of the Company's Common Stock owned as of January 4, 1999 by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common

Stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group. Except as otherwise noted, the persons named in the table below do not own any other capital stock of the Company and have sole voting and investment power with respect to all shares as beneficially owned by them.


                                                                                                 Percentage of
       Name and Address (1)              Position with Company             Number of Shares         Shares
  ------------------------------- -------------------------------------  ---------------------- ----------------

  Martin A. Sumichrast (2)        Chairman of the Board, President,           251,000                   2.12
                                  Chief Executive Officer and Director

  Kevin D. McNeil                 Executive Vice President,                    52,495                   *
                                  Secretary, Treasurer and Chief
                                  Financial Officer

  Wolfgang Kossner (3)            Vice Chairman                             1,776,639                  33.30

  Michael Sumichrast, Ph.D.       Director                                        - 0 -                 *

  Siegfried Samm, Ph.D.           Director                                        - 0 -                 *

  Jay Schifferli                  Director                                        - 0 -                 *

  Peter Schmid (former Chairman
  of the Board, President and
  Chief Executive Officer) (4)                                                587,659                  12.24

  General Partners AG                                                       1,477,139                  28.04

  All Officers and Directors as                                             2,467,793                  45.97
  a Group (6 persons)


---------------

*         Less than 1 percent.

          (1)  Except  as  otherwise   noted,   c/o  Eastbrokers   International
               Incorporated, 15245 Shady Grove Road, Suite 340, Rockville, Maryland 20850.

          (2) 200,000 shares are owned directly by Martin A. Sumichrast, 50,000 shares are owned by Sumichrast Enterprises, Inc., a corporation of which Martin A. Sumichrast is an officer and director and the owner. Includes 1,000 shares issuable upon exercise of Class A Warrants to acquire Common Stock at $18.00 per share.

          (3) 977,139 shares are owned indirectly through General Partners Beteiligungs AG, formerly KHS Beteiligungs AG ("GP") of which Mr. Kossner is a principal stockholder. 200,000 shares were owned by Karntner Landes und Hypothekenbank AG (the "Bank") as nominee for GP. Mr. Kossner may be deemed to have shared voting and investment power with respect to these shares. Also includes 32,500 shares held by the Bank as nominee for Central and Eastern European Fund ("Fund"), of which Mr. Kossner is a director. This inclusion of such Fund shares shall not be construed as an admission that Mr. Kossner is the beneficial owner of such shares. Includes 67,000 shares issuable upon exercise of options to acquire Common Stock at $10.00 per share held by Mr. Kossner, 100,000 shares issuable upon the exercise of options to acquire Common Stock at $10.00 per share held by GP and 400,000 shares issuable upon the exercise of warrants to acquire Common Stock at $7.00 per share held by GP.

          (4) 359,925 shares are owned by Karntner Landes und Hypothekenbank AG as nominee for the Tsuyoshi Trust Vaduz and 194,734 are owned by said bank as nominee for Mr. Schmid. Mr. Schmid has sole voting and investment power with respect to the trust shares and is a beneficiary of this trust. Includes 33,000 shares issuable upon exercise of options to acquire Common Stock at $10.00 per share.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation for the named executives for the years ended March 31, 1998 and 1997, the three month transition period ended March 31, 1996, and the twelve month periods ended December 31, 1995 and December 31, 1994. No other executive officer had total annual salary and bonus during any such period equal to or greater than $100,000. Effective December 15, 1998, Peter Schmid resigned as Chairman of the Board, President and Chief Executive Officer of the Company.

                                                           SUMMARY COMPENSATION TABLE


                                                                                 Long Term Compensation
                                                                        ----------------------------------------------------------
                                     Annual Compensation                         Awards                         Payouts
                            ------------------------------------------------------------------------------------------------------

             (a)              (b)       (c)        (d)        (e)            (f)             (g)          (h)          (i)

 NAME AND PRINCIPAL POSITION                                                              SECURITIES
 ---------------------------                              OTHER ANNUAL    RESTRICTED      UNDERLYING     LTIP       ALL OTHER
                              YEAR     SALARY     BONUS   COMPENSATION STOCK AWARDS($) OPTIONS/SARS(#)  PAYOUTS   COMPENSATION
                              ----     ------     -----   ------------ --------------- ---------------  -------   ------------
 Peter Schmid(1)            1998    $ 138,305   $ 30,000          --             --             --          --          --
   Chairman, President      1997*   $ 129,988      --             --             --             --          --          --
   and Chief Executive      1996**         --      --             --             --             --          --          --
   Officer                  1995           --      --             --             --             --          --          --
                            1994           --      --             --             --             --          --          --

 Martin A. Sumichrast(2)    1998    $ 120,000   $ 20,000          --             --             --          --          --
   Vice-Chairman of the     1997*   $ 120,000   $ 11,000          --             --             --          --          --
   Board and Secretary      1996**  $  30,000      --             --             --             --          --          --
                            1995    $ 107,500      --             --             --             --          --          --
                            1994           --      --             --             --             --          --          --

 Petr Bednarik, Ing.(1)     1998           --      --             --             --             --          --          --
   Former President and     1997*   $  49,000      --       $ 24,000***          --             --          --          --
   Chief Executive Officer  1996**  $  10,000      --             --             --             --          --          --
                            1995    $ 107,500      --             --             --             --          --          --
                            1994           --      --             --             --             --          --          --

 August A. de Roode(1)(4)   1998           --      --             --             --             --          --          --
   Former Chief Executive   1997*   $  72,094      --             --             --             --          --          --
   Officer and Chief        1996**         --      --             --             --             --          --          --
   Operating Officer        1995           --      --             --             --             --          --          --
                            1994           --      --             --             --             --          --          --

 Michael Sumichrast,        1998           --      --       $ 65,980             --             --          --          --
 Ph.D.(3)                   1997*   $ 100,000      --       $ 75,000***          --             --          --          --
   Former Chairman of the   1996**  $  24,999      --             --             --             --          --          --
   Board                    1995    $ 100,000      --             --             --             --          --          --
                            1994           --      --             --             --             --          --          --

------------------

         *for the fiscal year ended March 31, 1997.

         **for the three month transition period ended March 31, 1996.

         ***these amounts constitute severance pay.

         (1) Mr. Schmid was the Chairman of the Board and Chief Executive Officer from March 1997 through December 15, 1998 and President of the Company from August 1996 through December 1998. Mr. Bednarik was President and Chief Executive Officer from the time of the Company's inception in 1993 until August 1996. Mr. De Roode was Chief Executive Officer and Chief Operating Officer from August 1996 to March 1997.

         (2) Martin A. Sumichrast became Chairman of the Board, President and Chief Executive Officer of the Company in December 1998, and was Vice Chairman of the Board since March 1997. Prior to that, he was Executive Vice President and Chief Financial Officer.

         (3) Dr. Sumichrast was Chairman of the Board from the time of the Company's inception in 1993 until March 1997.

         (4) Dr.   de   Roode's    compensation     was    paid    through   VCH
Vermogensverwaltung Und Holding GmbH at his direction.

         EMPLOYMENT AGREEMENTS

         Effective January 1995, the Company entered into employment agreements ("Employment Agreements") with Messrs. Michael Sumichrast, Ph.D., Petr Bednarik, Ing., and Martin A. Sumichrast. Mr. Bednarik's employment was terminated effective August 1, 1996 in connection with the acquisition of Eastbrokers Vienna. Under the terms of Mr. Bednarik's Employment Agreement, Mr. Bednarik received $24,000 in severance compensation in August 1996 as a result of such termination of employment. Dr. Sumichrast's Employment Agreement was terminated upon his resignation as Chairman effective March 20, 1997 and he was awarded a sum of $75,000. The Company also entered into Employment Agreements with Messrs. August de Roode and former Chairman of the Board, President, Chief Executive Officer and Director of EII, Peter Schmid, effective as of August 1, 1996. Mr. De Roode's agreement expired upon his resignation on March 15, 1997. Mr. Schmid's agreement expired upon his resignation on December 15, 1998. Mr. Martin Sumichrast entered into a new Employment Agreement which will expire in December 2004, and will renew for a period of five years following the expiration date, unless contrary notice is given by either party. The Company also entered into an Employment Agreement, effective as of December 31, 1998 with Kevin D. McNeil, which agreement will expire in December 2002, unless contrary notice is given by either party. The annual salaries for Martin A. Sumichrast and Mr. McNeil have been initially fixed at $240,000 and $120,000, respectively, with such subsequent increases in salary during the term of the agreements as may be determined by the Board of Directors. Messrs. Martin A. Sumichrast and McNeil are each eligible to receive a quarterly performance bonus of up to 1 percent and 1/4 percent, respectively, of 1 percent of total revenue of the Company in excess of $6,000,000 per quarter. As an inducement for entering into each of their respective agreements, the Company has agreed to sell 200,000 shares and 50,000 shares of Common Stock to Mr. Martin A. Sumichrast and Mr. McNeil, respectively, at a price of $3.00 per share in exchange for each of Messrs. Sumichrast and McNeil issuing to the Company a promissory note in the amount of $600,000 and $150,000, respectively. The agreements provide, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in employee benefits applicable to employees and executives of the Company. The agreements further provide for the use of an automobile and other fringe benefits commensurate with their duties and responsibilities. The agreements also provide for benefits in the event of disability.

         Pursuant to the agreements, employment may be terminated by the Company with cause or by the executive with or without good reason. Termination by the Company without cause, or by the executive for good reason, would subject the Company to liability for liquidated damages in an amount equal to the terminated executive's current salary and a pro rata portion of their prior year's bonus for the remaining term of the agreement, payable in equal monthly installments, without any set-off for compensation received from any new employment. In addition, the terminated executive would be entitled to continue to participate in and accrue benefits under all employee benefit plans and to receive supplemental retirement benefits to replace benefits under any qualified plan for the remaining term of the agreement to the extent permitted by law.

         Under the agreements, the Company is obligated to purchase insurance policies on the lives of Messrs. Martin A. Sumichrast and McNeil. The Company will pay the premiums on these policies and upon the death of the employee, the Company will receive an amount equal to the premiums it paid under the policy and the remaining proceeds will go to the employee's designated beneficiary. The Company has a one million dollar key man life insurance policy on Martin A. Sumichrast and a $500,000 key man life insurance policy on Mr. McNeil, in each case with the Company as the beneficiary.

         Effective January 1, 1999, Wolfgang Kossner, Vice Chairman of the Board, entered into a one-year Consulting Agreement with the Company. Mr.

Kossner will receive compensation for his services as a consultant to the Company of 200,000 Class C Warrants, payable in equal installments on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999. The value of the Class C Warrants will be determined for compensation purposes using the Black Schole method at the time of grant. As additional compensation under the agreement, Mr. Kossner will receive project success fees to be determined. The agreement may be terminated by the Company for cause and in the event that the Company terminates the agreement for any reason other than "for cause," Mr. Kossner shall be entitled to the remaining payments that would have otherwise been payable had his services not been terminated. The agreement also provides for full compensation and reimbursement of expenses in the event of disability.

         OPTION/SAR GRANTS

         There were no grants to any of the named executive officers or Directors of options, stock appreciation rights or similar instruments during the fiscal year ended March 31, 1998. On January __, 1999, the Board of Directors of the Company granted stock options to Martin A. Sumichrast and Wolfgang Kossner. Pursuant to these grants, Martin A. Sumichrast and Wolfgang Kossner are each entitled for 10 years to purchase 75,000 shares of the Company's Common Stock at $4.00 per share and Kevin D. McNeil is entitled for 7 years to purchase 50,000 shares of the Company's Common Stock at $4.00 per share.

         OPTION/SAR EXERCISES

         There were no exercises of options during the fiscal year ended March 31, 1997. Options for 7,750 shares of Common Stock were exercised during the fiscal year ended March 31, 1998.

         FISCAL YEAR-END OPTION/SAR VALUES

                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                                           OPTION/SAR VALUES

                                                                  Number of Securities       Value of Unexercised
                                                                 Underlying Unexercised         In-The-Money
                                                    Value         Options/SARs at FY-End      Options/SARs at
                              Shares Acquired     Realized          (#) Exercisable/        FY-End($) Exercisable/
                Name           on Exercise (#)       ($)             Unexercisable              Unexercisable
                (a)                 (b)              (c)                  (d)                        (e)
---------------------------- ------------------ -------------- --------------------------- -----------------------
  Peter Schmid                      0                 -                  33,000/0                   -
  Wolfgang Kossner                  0                 -                 100,000/0                   -



         1996 STOCK OPTION PLAN

         At the Annual Meeting held on December 10, 1996, the stockholders approved the 1996 Stock Option Plan (the "Plan") pursuant to which officers, employees, directors and consultants of the Company and its Affiliates are eligible to be granted Awards. The Plan is administered by the Stock Award Committee, or, in the absence of such a committee by the entire Board, which has the plenary authority to grant Awards including Stock Options, Stock Appreciation Rights, Restricted Stock, or any combination of the foregoing, and to determine the terms and conditions of the Awards.

         The total number of shares of Common Stock reserved and available for distribution as Awards under the Plan is 400,000. In October 1997, the Plan was amended to provide an additional 200,000 shares available for distribution. Total number of shares of Common Stock available after the amendment is 600,000.

         In the fiscal year ended March 31, 1997, an aggregate of 25,000 shares of Common Stock and options to purchase 35,000 shares were awarded pursuant to the Plan.

         During the fiscal year ended March 31, 1997, an additional 12,000 shares of Common Stock were issued outside of the Plan as compensation for services to the Company. During the fiscal year ended March 31, 1998, an additional 10,000 shares were issued outside of the Plan as compensation for services to the Company.

                              SELLING STOCKHOLDERS

         This Prospectus relates to the resale of [__________] Shares, [_________] Warrants, [_________] Warrant Shares, [________________] Placement
Agent Warrant Shares, and [__________] Debenture Shares. The table below sets forth information with respect to this resale. The following table sets forth, to the knowledge of the Company, (i) the number of shares of Common Stock beneficially owned by each Selling Stockholder, (ii) and the percentage of the outstanding shares of Common Stock beneficially owned by each Selling Stockholder, (iii) the number of Shares, Warrant Shares and Debenture Shares to be offered and sold by such Selling Stockholder, and (iv) the number of shares and percentage of outstanding shares to be beneficially owned by such Selling Stockholder after such offering and sale, assuming that all the shares offered by such Selling Stockholder are in fact sold. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. As of January 4, 1999 the Company had 5,017,750 shares of Common Stock issued and outstanding.

 ---------------------------------            ----------------------------------
       Beneficial Ownership                         Beneficial Ownership
      Prior to the Offering                          After the Offering
 ---------------------------------            ----------------------------------
   SHARES OF                        SHARES TO        SHARES OF
  COMMON STOCK    PERCENTAGE (1)     BE SOLD       COMMON STOCK       PERCENTAGE
  ------------    --------------    ---------      ------------       ----------



                                    [To Come]



  ----------------------
*  Represents holdings of less than one percent.

                            DESCRIPTION OF SECURITIES

         The authorized capital of the Company consists of 10 million shares of Common Stock, par value $.05 and 10 million shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of February 11, 1999, 5,142,750 shares of Common Stock are currently issued and outstanding by approximately 620 holders of record, and no shares of Preferred Stock have been issued or are outstanding.

         PREFERRED STOCK

         The Board of Directors is authorized, without further action by the stockholders, to issue 10 million shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences and the number of shares constituting and the designation of any such series.

         The rights and terms relating to any new series of Preferred Stock could adversely affect the voting power or other rights of the holders of Common Stock or such Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

         COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record in the election of directors and with respect to all other matters to be voted on by stockholders. Holders of shares of Common Stock do not have cumulative voting rights. Therefore, the holders of more than 50 percent of such shares voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of legally available funds. See "Dividend Policy." In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is issued. All of the shares of Common Stock currently outstanding are duly authorized, validly issued, fully paid and non-assessable.

         WARRANTS

         There are currently outstanding 1,101,000 Class A Common Stock Purchase Warrants, 250,000 Class B Common Stock Purchase Warrants and 1,362,222 Class C Common Stock Purchase Warrants. With respect to the Class A Warrants, each such warrant entitles the registered holder to purchase one share of Common Stock, $.05 par value, of the Company at an exercise price of $18.00 per share, exercisable until June 6, 2000.

         Each Class B Warrant entitles the registered holder to purchase one share of Common Stock, $.05 par value, of the Company at an exercise price of $19.00 per share, exercisable until June, 2000.

         Each Class C Warrant entitles the registered holder to purchase one share of Common Stock, $.05 par value, of the Company at an exercise price of $7.00 per share, exercisable from February 20, 1999 until February 20, 2002. The shares underlying these warrants are subject to a "demand registration" right upon receipt of a demand for registration from a majority of the holders of the common stock and the warrants issued in the private placement.

         TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, whose address is 40 Wall Street, New York, New York, 10005, telephone number (212) 936-5100.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to the sale by the Company of the Hotel Fortuna a.s.(the "Hotel") on October 1, 1996, the Company owned 50.2 percent of the Hotel. Stratego Invest a.s., a broker-dealer and financial consulting company organized under the laws of the Czech Republic, owned 20.6 percent of the Hotel. Stratego Invest a.s. was at that time more than 50 percent owned by Stratego a.s., which was controlled by Ing. Petr Bednarik. Mr. Bednarik was President and CEO of the Company until August 1996. The sales transaction of the Hotel by the Company was arranged by Stratego Invest a.s. For providing services related to the transaction, Stratego Invest a.s. was to have received a commission fee of 1,000,000 CZK (approximately $37,000 USD), however, Stratego Invest a.s. waived its commission related to this transaction.

         In September 1996, Mr. Peter Schmid, former Chairman of the Board, President, Chief Executive Officer and Director of EII, received from Eastbrokers Vienna 3,511,422 Austrian Schillings (approximately $340,000 USD) for his 49.95 percent ownership interest in Eastbrokers Wertpapiervermittlungs-gesellschaft GmbH ("Eastbrokers GmbH"), an Austrian Securities Brokerage Company with limited liability. The nominal value of these shares was 500,000 Austrian Schillings.

         In September 1996, Mr. Schmid received 376,275 Austrian Schillings (approximately $36,500 USD) for his 5.60 percent ownership interest in Eastbrokers Slovakia a.s., Bratislava ("Eastbrokers Slovakia"). Eastbrokers Slovakia is the Company's subsidiary operating in the Slovak Republic. The nominal value of these shares was 280,000 Slovak Koruna.

         In September 1996, Mr. August de Roode received 1,110,250 Austrian Schillings (approximately $107,500 USD) for his 24.40 percent ownership interest in Eastbrokers Slovakia. The nominal value of these shares was 1,220,000 Slovak Koruna. Mr. de Roode was Chief Executive Officer, Chief Operating Officer and Director of the Company until March 1997 and he was also a Director of Eastbrokers Slovakia at the date of this transaction.

         The Company entered into various agreements with Randall F. Greene, a former director of the Company. Mr. Greene provided consulting services pursuant to an agreement dated July 26, 1996 in connection with the Company's acquisition of Eastbrokers Vienna. Pursuant to this agreement, Mr. Green received $20,000 as a non-accountable expense allowance and 10,000 shares of the Company's Common Stock. In addition, during the 1997 fiscal year Mr. Greene was paid $37,000 for consulting services provided to the Company in connection with potential mergers and/or acquisitions. In connection with Mr. Greene's resignation from the Board of Directors of the Company, the Company entered into a six month consulting agreement dated March 27, 1997 pursuant to which Mr. Greene was paid $24,000 and granted options to purchase 7,750 shares of the Company's Common Stock at $6.50 per share. A related letter agreement was entered into with Mr. Green on March 27, 1997, as amended by a letter dated April 29, 1997. Under the related letter agreement, Mr. Greene was paid $13,750 and granted 12,500 shares of the Company's Common Stock in full satisfaction for consulting services rendered during the period August 1, 1996 through March 31, 1997. Also pursuant to this agreement, the Company agreed to indemnify Mr. Greene against certain liabilities, the parties exchanged mutual releases and Mr. Greene agreed to sell his shares of the Company's common stock to the Company's primary market maker subject to certain conditions.

         The Company entered into a one year consulting agreement dated March 31, 1997 with Dr. Sumichrast, a Director of the Company, pursuant to which Dr. Sumichrast was granted 20,000 shares of the Company's Common Stock to vest ratably over the term of the agreement. Dr. Sumichrast provided services to the Company during the period April 1, 1997 through September 30, 1997 and received 10,000 shares at an average price of $6.598 per share as compensation for these services.

         In March 1997, Eastbrokers Vienna purchased 30,000 shares of Schneiders 1895 AG for 3,618,000 Austrian Schillings (approximately $302,000 USD). Mr. Peter Schmid is a Director of Schneiders 1895 AG and Mr. Schmid's father is an officer and Director of Schneiders 1895 AG.

         In December 1996, Eastbrokers Vienna loaned Dr. Muller-Tyl approximately $72,000 USD. Interest on the outstanding balance of this obligation is computed at 8 percent per annum until paid in full. Dr. Muller-Tyl was the Chief Operating Officer of the Company until his resignation in January 1998.

         The Company leases office space from General Partners Immobilenz ("GPI")(formerly Residenz Realbesitz AG ("Residenz")) for its Vienna operations pursuant to a month-to-month lease. Under the terms of the leases, the Company incurred occupancy costs of approximately 1,200,000 Austrian Schillings (approximately $95,000 USD) in the fiscal years ended March 31, 1997 and 1998. The terms of this lease were negotiated such that the Company is subject to occupancy expenses no greater than the current market rates. GPI is a subsidiary of General Partners Beteiligungs AG ("General Partners"), an Austrian holding company and the beneficial owner of 1,477,139 shares of Common Stock. Mr. Kossner, a Director of the Company and an officer of the Company from August, 1996 until November, 1996, owns approximately 30 percent of the outstanding shares of GP. He is a member of GP's Supervisory Board, WMP's Supervisory Board, the Eastbrokers Vienna Supervisory Board, and is a Director of the Company.

         During 1996, the Company entered into a verbal agreement with RealWorld, an internet software developer, to design and build an online stock exchange game and online trading system. The initial deposit to begin development of the game and system was 530,000 Austrian Schillings (approximately $50,000 USD). Currently the Company has a liability to RealWorld of 208,000 Austrian Schillings (approximately $20,000 USD) representing amounts due on progress billings. The agreement states that costs will be charged on an hourly basis and monthly progress billings will be made once the original deposit has been depleted. Dr. Muller-Tyl is a member of the Supervisory Board for RealWorld. Venture Capital Holdings Gmbh, an Austrian company owned and controlled by Mr. De Roode and Mr. Muller-Tyl ("VCH") and Messrs. Schmid, Kossner, and Muller-Tyl were at that time shareholders of RealWorld and represented a combined ownership interest of 26 percent.

         At December 31, 1996, the Company has a receivable related to share transactions from Mr. Kossner in the amount of 2,269,198 Austrian Schillings (approximately $209,000 USD).

         At December 31, 1996, the Company has a receivable related to share transactions from Z.E. Beteiligungs AG ("ZE") in the amount of 5,537,202 Austrian Schillings (approximately $511,000 USD). ZE is a subsidiary of General Partners.

         WMP is an Austrian broker-dealer, market maker, and member of the Vienna Stock Exchange. WMP's common stock is publicly traded on the Main Market of the Vienna Stock Exchange. From time to time, WMP will make a market in stock of companies that have a direct relationship to the Company through its Directors.

         In October 1997, WMP sold its interest in WMP GmbH, primarily an inactive subsidiary to COR Industrieberatung GmbH, for 2.5 million Austrian Schillings (approximately $200,000 USD). The sales price approximated the cost basis of WMP GmbH at the date of disposition.

         In December 1997, Eastbrokers Vienna sold its 51 percent interest SWIB to Mr. Schmid for 13 million Austrian Schillings (approximately $1,025,000 USD). The Company acquired its ownership interest in SWIB in mid-1997 for 510,000 Austrian Schillings (approximately $40,000 USD). At the time of acquisition, the principal asset of SWIB was an investment in a company which was entering bankruptcy proceedings and there was considerable uncertainty regarding the future realizable value of this asset. By December 1997, bankruptcy proceedings had progressed to a point where an estimate could be made on the net realizable value of this asset. Based on the information available at that time, SWIB's value at the date of disposition was determined by the Board of Directors to be in the range of 12 million to 14 million Austrian Schillings (approximately $950,000 to $1,100,000 USD).

         As of December 31, 1997, ZE, a 26.27 percent owned subsidiary of General Partners, owned approximately 25 percent of UCP Beteiligungs AG ("UCP AG"), an Austrian holding company. UCP AG, in turn, owns 27.7 percent of a
Russian chemical company, UCP AOOT. Shares of UCP AOOT are listed over-the-counter on the Vienna Stock Exchange. WMP is a market maker in the shares of UCP AOOT on the Vienna Stock Exchange. During 1997, WMP facilitated the purchase and sale of several blocks of UCP AOOT shares. As of year end, the Company held approximately 38,000 shares of UCP AOOT as an investment. As of March 31, 1998, at this time, the estimated value of these shares was approximately $1,030,270. Subsequent to year end, the Company sold approximately 8,000 shares in 6 separate transactions for approximately $400,000. As of October 26, 1998, the current market price of UCP AOOT shares was approximately $54 per share on the Vienna Stock Exchange. For the fiscal year ended March 31, 1998, the Company recorded, as a charge to earnings, a market value adjustment of approximately ($610,000). Although the UCP AOOT shares are trading at a premium to the original cost basis, the Company wrote down the carrying value of this item based on an independent valuation of UCP AOOT and the uncertainty surrounding the Russian economy.

         Upon acquiring Eastbrokers Beteiligungs AG on August 1, 1996, the Company assumed a receivable in the amount of 7,387,697 ATS (approximately $704,000) from Peter Schmid. As of December 31, 1997, the receivable increased due to cash advances to 8,046,177 ATS (approximately $635,000) at the then current exchange rates. These cash advances included the U.S. Dollar denominated amount fluctuates based on the foreign currency exchange rate. On May 31, 1998, Mr. Schmid entered into a Non-Negotiable Term Note in the amount of 8,046,177 Austrian Schillings. This Note bears interest at 8 percent per annum and matures May 31, 2000. It was collateralized by 150,000 shares of the Common Stock. On October 8, 1998, Mr. Schmid repaid 6,748,111 Austrian Schillings of the total amount due. Mr. Schmid has informed the Company that he intends to repay the remaining outstanding balance by December 31, 1998.

         Periodically, the Company engages in securities transactions with URBI S.A., ("URBI"), a Spanish investment company. Mr. Kossner was a member of URBI's Supervisory Board from November 1996 through June 1998 and Mr. Schmid was a member until May 1997. All transactions between URBI and the Company were consummated at the then current market prices. At December 31, 1997, the amount due from URBI was 7,023,576 Austrian Schillings or approximately $555,000, arising exclusively from various securities transactions. Prior to June 30, 1998, URBI had repaid all amounts due with respect to the transactions open at December 31, 1997. As of June 30, 1998, the Company had a receivable from URBI in the amount of 4,698,215 Austrian Schillings or approximately $370,000 related to transactions occurring subsequent to December 31, 1997. In addition, the Company entered into a repurchase agreement with URBI in June 1997. This repurchase agreement and the related shares of Vodni Stavby a.s., a Czech construction company, were sold to a non-affiliated Czech Republic company in October 1997.

         During October 1997, WMP entered into a stock loan transaction with VCH in the amount of 4,065,000 Austrian Schillings (approximately $325,000). In August, 1998, VCH repaid the Company in full for this stock loan transaction. WMP periodically engages in stock loan transactions as a portion of its normal business operations.

         In December 1997, WMP purchased 7,200,000 ATS (approximately $576,000) of 8 percent bonds due April 1, 2000 of ZE. The ZE bonds earn a comparatively higher interest rates (350 basis point above comparable Austrian governmental rates).

         As of December 31, 1997, the Company had a receivable from C.R.F. a.s., a Slovak privatization company, related to a stock sale transaction and consulting fees. The total amount due from these transactions was 7,078,500 Austrian Schillings (approximately $559,000). Mr. Schmid was the Chairman of the Board of C.R.F. a.s. from November 1995 through October 1997.

         In September 1997, Martin A. Sumichrast acquired 50,000 shares of Common Stock at a price of $6.00 per share in exchange for a note payable in the amount of $300,000 to the Company. This note bears interest at 8 percent per annum and is due September 15, 1999. In December 1998, this note was cancelled and the shares were returned to the Company.

         On February __, 1999, the Board of Directors of the Company granted stock options to Martin A. Sumichrast and Wolfgang Kossner. Pursuant to these grants, Martin A. Sumichrast and Wolfgang Kossner are each entitled for 10 years to purchase 75,000 shares of the Company's Common Stock at $4.00 per share and Kevin D. McNeil is entitled for 7 years to purchase 50,000 shares of the Company's Common Stock at $4.00 per share. The Board also granted to EBI Securities an option for 5 years to purchase 150,000 shares of the Company's Common Stock at $8.00 per share allocated based on earn-out provision. Except for the grant to EBI Securities, all options vest at December 31, 1999.

         On January 1, 1999, Martin A. Sumichrast and Kevin D. McNeil purchased 70,000 Class C Warrants and 32,583 Class C Warrants from Eastbrokers N.A., respectively, in each case for an amount equal to $0.25 per warrant. Each warrant will entitle Mr. Sumichrast and Mr. McNeil, each, to purchase one (1) share of the Company's common stock at a price of $7.00 per share. Payment for the warrants will be in the form of unsecured promissory notes, with one-year terms and interest accruing at 8 percent.

         Effective January 1, 1999, Jay R. Schifferli, a Partner at Kelley Drye & Warren LLP, became a director of the Company. Kelley Drye & Warren LLP received legal fees in the amount of $____________ during the calendar year ended December 31, 1998.

                              PLAN OF DISTRIBUTION

         The Shares, the Warrants, the Warrant Shares, the Placement Agent Warrant Shares and the Debenture Shares may be offered and sold from time to time by one or more of the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. No Selling Stockholder is required to offer or sell any of his or its Shares, Warrants, Warrant Shares or Debenture Shares. The Selling Stockholders anticipate that, if and when offered and sold, the Shares, the Warrant Shares, the Placement Agent Warrant Shares and the Debenture Shares will be offered and sold in transactions (which may include block transactions) effected on the Nasdaq SmallCap at then prevailing market prices. The Selling Stockholders reserve the right, however, to offer and sell the Shares, the Warrant Shares, the Placement Agent Warrant Shares and the Debenture Shares on any other national securities exchange on which the Common Stock is or may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions each at a price then to be negotiated. The Warrants will not be listed on any exchange or in the over-the-counter market and therefore, the Selling Stockholder may offer and sell the Warrants in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the Nasdaq SmallCap or any other national securities exchange or in the over-the-counter market will be made through or to licensed brokers and dealers. No agreements, arrangements or understandings have been entered into with any broker or dealer, and no brokers or dealers have been selected, in connection with the offer and sale of the Shares, the Warrants, the Warrant Shares, the Placement Agent Warrant Shares or the Debenture Shares. All proceeds from the sale of the Shares, the Warrant Shares, the Placement Agent Warrant Shares and the Debenture Shares will be paid directly to the Selling Stockholders and will not be deposited in an escrow, trust or other similar arrangement. The Company will not receive any of the proceeds from the sales of the Shares, Warrant Shares, the Placement Agent Warrant Shares or the Debenture Shares by the Selling Stockholders. However, the Company will receive proceeds from the exercise of the Warrants by the Selling Stockholders. No discounts, commissions or other compensation will be allowed or paid by the Selling Stockholders or the Company in connection with the offer and sale of the Shares, the Warrants, the Warrant Shares, the Placement Agent
Warrant Shares and the Debenture Shares, except that usual and customary brokers' commissions may be paid by the Selling Stockholders. All proceeds from the sale of the Shares, the Warrants, the Placement Agent Warrant Shares, the Warrant Shares or the Debentures Shares will be paid directly to the Selling Stockholders and will not be deposited in an escrow, trust or other similar arrangement.

         The selling broker may act as agent or may acquire the Shares or interests therein as principal or pledgee and may, from time to time, effect distributions of the Shares or interests. If a dealer is utilized in the sale of the Shares in respect of which the Prospectus is delivered, the Selling Stockholders will sell the Shares to the dealer, as principal. The dealer may then resell the Shares to the public at varying prices to be determined by such dealer at the time of resale.

         The Company has agreed to indemnify the Selling Stockholders and the Selling Stockholders have agreed to indemnify the Company, its officers, directors, employees, agents and controlling persons from certain damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in or material omission or alleged omission from the Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, to the extent such untrue statement or omission was made in the Registration Statement or other document in reliance upon information furnished by the indemnifying party.

         The legal, accounting and other fees and expenses related to the offer and sale of the Shares contemplated hereby are estimated to be $[ ] and will be paid by the Company. The Company will pay all expenses incurred in connection with this offering, excluding commissions charged by any broker or dealer acting on behalf of a Selling Stockholder.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         The Company has changed its accountants from Pannell Kerr Forster PC to Deloitte & Touche LLP. This change was reported in the Company's Current Reports on Form 8-K, dated November 4, 1997 and January 22, 1998. The decision to change was approved by the Board of Directors. The reports of Pannell Kerr Forster PC on the Company's financial statements for the fiscal year ended March 31, 1997, the transition period ended March 31, 1996 and the fiscal year ended December 31, 1995 contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. The Company has had no disagreements with Pannell Kerr Forster PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Pannell Kerr Forster PC, would have caused it to make reference thereto in their report on the financial statements of the Company.

                                     EXPERTS

         The consolidated statement of financial condition as of March 31, 1998 and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity and cash flows for the year then ended included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expressed an unqualified opinion and includes an explanatory paragraph referring to a gain of $1,025,429 from a related party transaction), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated statement of financial condition as of March 31, 1997 and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity and cash flows for the year then ended included in this prospectus have been audited by Pannell Kerr Forster PC, independent auditors, as stated in their report, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters in connection with the legality of the securities offered hereby have been passed upon for the Company by Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901. Jay
R. Schifferli, a Director of the Company, is a Partner of Kelley Drye & Warren LLP.

                                    * * * * *


                              FINANCIAL STATEMENTS

                       Historical Financial Statements for
                     Eastbrokers International Incorporated

                                                                                                            PAGE

Independent Auditors' Report............................................................................     54

Independent Auditors' Report............................................................................     55

Consolidated Statements of Financial Condition at March 31, 1998 and 1997...............................     56

Consolidated Statements of Operations for the years ended March 31, 1998 and 1997.......................     58

Consolidated Statements of Comprehensive Income for the years ended March 31, 1998
     and 1997...........................................................................................     59

Consolidated Statements of Changes in Shareholders' Equity for the years
    ended March 31, 1998 and 1997.......................................................................     60

Consolidated Statements of Cash Flows for the years ended March 31, 1998 and 1997.......................     61

Notes to Consolidated Financial Statements..............................................................     63



                   Historical Financial Statements for
                 Eastbrokers International Incorporated
                        For the Six Months Ending
                       September 30, 1998 and 1997

Consolidated Statements of Financial Condition at September 30, 1998 and 1997...........................     102

Consolidated Statements of Operations for the Quarterly and Six-month Periods ended
   September 30, 1998 and 1997..........................................................................     103

Consolidated Statements of Comprehensive Income for the Quarterly
   and Six-month Periods ended September 30, 1998 and 1997..............................................     104

Consolidated Statements of Cash Flows for the Quarterly and Six-month Periods ended
   September 30, 1998 and 1997..........................................................................     105

Notes to Consolidated Financial Statements for the Quarterly and
   Six-Month Periods ended September 30, 1998...........................................................     107



                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Shareholders
Eastbrokers International Incorporated

We have audited the accompanying consolidated statement of financial condition of Eastbrokers International Incorporated and subsidiaries as of March 31, 1998, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eastbrokers International Incorporated and subsidiaries as of March 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 12, the accompanying 1998 financial statements include a gain of $1,025,429 from a related party transaction.




DELOITTE & TOUCHE LLP





Baltimore, Maryland
October 30, 1998 (and
February 12, 1999 as
to Note 17)

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders and Board of Directors
Eastbrokers International Incorporated

We have audited the accompanying consolidated statement of financial condition of Eastbrokers International, Inc. and subsidiaries as of March 31, 1997, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eastbrokers International, Inc. and subsidiaries as of March 31, 1997, and the results of operations and their cash flows for the year ended March 31, 1997 in conformity with generally accepted accounting principles.

These financial statements have been restated.


                                        PANNELL KERR FORSTER PC

June 23, 1997, except
for footnote 1 as to
which the date is
October 29, 1998
and footnote 17 as
to which the date is
February 12, 1999.

                                                EASTBROKERS INTERNATIONAL INCORPORATED
                                                       (A DELAWARE CORPORATION)

                                           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                  MARCH 31,         MARCH 31,
                                                                                    1998              1997
                                                                                    ----              ----
                                                                                                  (As Restated)
ASSETS
Cash and cash equivalents                                                       $ 7,156,702       $ 6,867,624
Cash and securities deposited with clearing organizations
     Or segregated under federal and other regulations                              986,233           119,274
Securities purchased under agreements to resell                                     887,170           408,865
Receivables
     Customers                                                                    4,819,958         1,904,112
     Brokers, dealers and clearing organizations                                  4,404,608           572,399
     Affiliated companies                                                         2,286,277         1,511,917
     Related to disposition of entity                                             1,493,913                 -
     Financial institution                                                        1,018,642                 -
     Receivable from executive officer                                              517,221                 -
     Other                                                                        3,384,125         2,043,306
Securities owned, at fair value
     Corporate equities                                                           7,985,484         3,349,684
     Other sovereign government obligations                                         692,428                 -
Net assets held for sale                                                            868,960                 -
Office facilities, furniture and equipment, at cost (less accumulated
     depreciation and amortization of $766,898 and $628,014, respectively)        1,153,439           926,565
Deferred taxes                                                                    4,558,801           492,098
Available for sale securities                                                             -         2,378,054
Investments in affiliated companies                                                 156,800         8,272,240
Goodwill, net                                                                     2,073,774         1,894,398
Other assets and deferred amounts                                                   394,318         1,222,193
                                                                                -----------       -----------
       Total Assets                                                             $44,838,853       $31,962,729
                                                                                ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term borrowings
     Lines of credit                                                            $ 2,570,499       $ 1,602,182
     Affiliated companies                                                            31,937         1,480,700
Securities sold under agreements to repurchase                                            -         1,200,793
Bonds payable                                                                             -         2,307,500
                                                                                          -                 -
Payables
     Customers                                                                    5,405,464         1,051,810
     Brokers, dealers and clearing organizations                                  6,169,159           960,226
Accounts payable and accrued expenses                                               727,512         1,573,104
Other liabilities                                                                 1,169,272         1,502,803
                                                                                -----------       -----------
                                                                                 16,073,843        11,679,118
Deferred taxes                                                                       84,382                 -
Long-term borrowings                                                              2,020,087           934,374
                                                                                -----------       -----------
       Total liabilities                                                         18,178,312        12,613,492
                                                                                -----------       -----------
Minority interest in consolidated subsidiaries                                    8,776,678         1,549,386
                                                                                -----------       -----------
Commitments and contingencies
Shareholders' equity
      Preferred stock; $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding at March 31, 1998 or March 31,
         1997, respectively                                                               -                 -
      Common stock; $.05 par value; 10,000,000 shares authorized;
         4,297,750 and 2,923,000, shares issued and outstanding at March
         31, 1998 and March 31, 1997, respectively                                  214,888           146,150







 Paid-in capital                                                                 25,640,114        19,314,883
      Accumulated deficit                                                        (5,517,386)         (569,829)
      Note receivable - common stock                                               (313,133)                -
      Treasury stock, at cost                                                             -          (213,750)
      Accumulated other comprehensive income                                     (2,140,620)         (877,603)
                                                                                -----------       -----------
        Total shareholders' equity                                               17,883,863        17,799,851
                                                                                -----------       -----------
        Total Liabilities and Shareholders' Equity                              $44,838,853       $31,962,729
                                                                                ===========       ===========

                                            See notes to consolidated  financial statements.


                                                EASTBROKERS INTERNATIONAL INCORPORATED

                                                       (A DELAWARE CORPORATION)

                                                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                          FOR THE YEARS ENDED
                                                                                      MARCH 31,           MARCH 31,
                                                                                        1998                1997
                                                                                     --------------      -----------
                                                                                                        (AS RESTATED)
Revenues
    Commissions                                                                        $ 2,521,031       $   439,531
    Investment banking                                                                     807,803         1,149,195
    Principal transactions
       Trading                                                                           4,735,825         1,806,278
       Investment                                                                         (560,802)        1,872,767
    Interest and dividends                                                                 391,121           557,188
    Equity in losses of unconsolidated subsidiaries                                        (38,388)         (396,209)
    Gain on sale of investment - related party                                           1,025,429                 -
    Other                                                                                1,256,862           312,725
                                                                                       -----------       -----------
         Total revenues                                                                 10,138,881         5,741,475
                                                                                       -----------       -----------
Costs and expenses
    Compensation and benefits                                                            3,748,948         2,181,419
    Consulting fees                                                                      2,177,145           743,397
    Brokerage, clearing, exchange fees and other                                         1,145,567                 -
    Occupancy                                                                              982,095           333,096
    Interest                                                                               761,156           236,235
    Information processing and communications                                              678,718           177,473
    Office supplies and expenses                                                           426,889           240,448
    Professional fees                                                                      235,642           123,905
    Travel                                                                                 593,898           209,977
    General and administrative                                                           3,698,052           806,056
    Depreciation and amortization                                                          590,743           274,573
    (Gain)/loss on foreign currency transactions                                           (29,384)          166,044
                                                                                       -----------       -----------
         Total costs and expenses                                                       15,009,469         5,492,623
                                                                                       -----------       -----------
Income (loss) from continuing operations before
         provision for income taxes and
         minority interest in earnings of subsidiaries                                  (4,870,588)          248,852
Income tax benefit (expense)                                                              (285,830)            8,305
Minority interest in earnings of subsidiaries                                              208,861           105,416
                                                                                       -----------       -----------
Income (loss) from continuing operations                                                (4,947,557)          362,573
Discontinued operations
         Income from discontinued operations (net of income taxes of $0
           for the year ended March 31, 1997)                                                    -            41,899
         Loss on sale of discontinued operations                                                 -        (1,323,083)
                                                                                       -----------       -----------
Net loss                                                                               $(4,947,557)      $  (918,611)
                                                                                       -----------       -----------
Earnings (loss) per common share from continuing operations
         Basic                                                                         $     (1.57)      $     0.15
                                                                                       -----------       -----------
         Diluted                                                                       $     (1.57)      $     0.15
                                                                                       -----------       -----------
Earnings (loss) per common share
         Basic                                                                         $     (1.57)      $    (0.37)
                                                                                       -----------       -----------
         Diluted                                                                       $     (1.57)      $    (0.37)
                                                                                       -----------       -----------
Average common shares outstanding
         Basic                                                                           3,149,009         2,497,137
                                                                                       -----------       -----------
         Diluted                                                                         3,149,009         2,497,137
                                                                                       -----------       -----------

                                            See notes to consolidated  financial statements.




                                                EASTBROKERS INTERNATIONAL INCORPORATED

                                                       (A Delaware Corporation)

                                          CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                                                          For the Years Ended
                                                                                       March 31,           March 31,
                                                                                         1998                1997
                                                                                    ---------------    ---------------


Net loss                                                                               $(4,947,557)     $   (918,611)
    Other comprehensive income
       Foreign currency translation adjustments                                         (1,509,811)       (1,188,899)
       Unrealized holding gains (losses)                                                   246,794          (246,794)
       Less: reclassification adjustment for gains included in net loss                   (246,794)            -
                                                                                       ------------     ------------


Comprehensive loss                                                                     $(6,457,368)     $ (2,354,304)
                                                                                       ============     =============












                 See notes to consolidated financial statements.


                                                EASTBROKERS INTERNATIONAL INCORPORATED
                                                       (A DELAWARE CORPORATION)
                                      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                              FOR THE YEARS ENDED MARCH 31, 1997 AND 1998


                                                                                            Retained             Treasury
                                                                           Paid-in          Earnings           Stock & Note
                                           Shares         Par Value        Capital      (Accumulated Deficit)    Receivable
                                        -------------   -------------   --------------  -----------------      --------------
Balances, April 1, 1996                  1,781,000       $  89,050       $13,693,733     $    348,782                  -
   Issuance of common stock in           1,080,000          54,000         5,346,000                -                  -
     Eastbrokers AG acquisition
   Issuance of common stock in              25,000           1,250            98,750                -                  -
     Eastbrokers NA acquisition
   Issuance of common stock in              37,000           1,850           176,400                -                  -
     compensation for services
   Acquisition of treasury stock                 -               -                 -                -          $(213,750)
   Net unrealized loss on investments            -               -                 -                -                  -
   Net loss                                      -               -                 -         (918,611)                 -
   Cumulative translation adjustment             -               -                 -                -                  -
                                        ----------       ---------       -----------     ------------          ---------
Balances at March 31, 1997 (as           2,923,000        $146,150       $19,314,883     $   (569,829)         $(213,750)
restated)
   Issuance of common stock in             125,000           6,250           716,945                -                  -
     private placement
   Retirement of treasury stock            (45,000)         (2,250)         (211,500)               -            213,750
   Issuance of common stock in              10,000             500            65,480                -                  -
     compensation for services
   Issuance of common stock to              50,000           2,500           297,500                -           (300,000)
     officer for note receivable
   Net unrealized gain on investments            -               -                 -                -                  -
   Issuance of common stock in           1,227,000          61,350         5,354,619                -                  -
     private placement
   Exercise of stock options                 7,750             388            49,987                -                  -
   Sale of Subsidiary Stock                                                   52,200
   Net loss                                      -               -                 -       (4,947,557)                 -
   Accrued interest on note                      -               -                 -                -            (13,133)
     receivable
   Cumulative translation adjustment             -               -                 -                -                  -
                                        ----------       ---------       -----------     ------------          ---------
Balances at March 31, 1998               4,297,750        $214,888       $25,640,114     $ (5,517,386)         $(313,133)
                                        ----------       ---------       -----------     ------------          ---------

                                         Unrealized
                                          Loss on
                                        Available for      Cumulative
                                            Sale          Translation
                                         Investments       Adjustment           Total
                                       ---------------   ---------------  -----------------
Balances, April 1, 1996                            -      $    558,090      $14,689,655
   Issuance of common stock in                     -                 -        5,400,000
     Eastbrokers AG acquisition
   Issuance of common stock in                     -                 -          100,000
     Eastbrokers NA acquisition
   Issuance of common stock in                     -                 -          178,250
     compensation for services
   Acquisition of treasury stock                   -                 -         (213,750)
   Net unrealized loss on investments      $(246,794)                -         (246,794)
   Net loss                                        -                 -         (918,611)
   Cumulative translation adjustment               -        (1,188,899)      (1,188,899)
                                           ---------       -----------      -----------
Balances at March 31, 1997 (as             $(246,794)      $  (630,809)     $17,799,851
restated)
   Issuance of common stock in                     -                 -          723,195
     private placement
   Retirement of treasury stock                    -                 -                -
   Issuance of common stock in                     -                 -           65,980
     compensation for services
   Issuance of common stock to                     -                 -                -
     officer for note receivable
   Net unrealized gain on investments        246,794                 -          246,794
   Issuance of common stock in                     -                 -        5,415,969
     private placement
   Exercise of stock options                       -                 -           50,375
   Sale of Subsidiary Stock                                                      52,200
   Net loss                                        -                 -       (4,947,557)
   Accrued interest on note                        -                 -          (13,133)
     receivable
   Cumulative translation adjustment               -        (1,509,811)      (1,509,811)
                                           ---------       -----------      -----------
Balances at March 31, 1998                        $-       $(2,140,620)     $17,883,863
                                           ---------       -----------      -----------

                                                See notes to consolidated  financial statements.



                                                     EASTBROKERS INTERNATIONAL INCORPORATED
                                                            (A DELAWARE CORPORATION)
                                                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                FOR THE YEARS ENDED
                                                                                         March 31,               March 31,
                                                                                            1998                   1997
                                                                                      ----------------      ----------------
                                                                                                              (As Restated)
Cash flows from operating activities
     Net loss                                                                            $(4,947,557)        $    (918,611)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Minority interest in subsidiaries                                                  (208,861)             (105,416)
         Gain on the sale of investment                                                            -              (884,530)
         Loss on sale of discontinued operations                                                   -             1,323,083
         Depreciation and amortization                                                       590,743               274,573
         Deferred taxes                                                                   (1,696,396)              (69,377)
         Other                                                                               104,368               396,209

        Changes in operating assets and liabilities
         Cash and securities segregated for regulatory
           purposes or deposited with regulatory agencies                                     82,415               (85,696)
         Securities purchased under agreements to resell                                    (478,305)            6,278,371
         Receivables                                                                      (3,744,971)            2,041,221
         Securities owned, at value                                                       (6,443,982)           (3,233,293)
         Other assets and deferred amounts                                                   827,875              (214,931)
         Payables
            Customers                                                                      4,353,654            (8,529,846)
            Brokers, dealers and others                                                    5,208,933                77,726
         Accounts payable and accrued expenses                                              (879,123)            1,374,879
                                                                                         -----------         -------------
Net cash used in operating activities                                                     (7,231,207)           (2,275,638)
                                                                                         -----------         -------------

Cash flows from investing activities
     Net proceeds from (payments for)
         Acquisition of net assets of Eastbrokers
            Beteiligungs AG, net of cash acquired                                                  -            (1,389,577)
         Investments in affiliates                                                          (264,036)           (3,619,137)
         Available for sale securities                                                     2,378,054             6,277,191
         Capital expenditures                                                               (289,070)             (503,336)
                                                                                         -----------         -------------
Net cash provided by investing activities                                                  1,824,948               765,141
                                                                                         -----------         -------------

Cash flows from financing activities
     Net proceeds from (payments for)
         Net proceeds from private placements                                              6,139,164                     -
         Capital contributions by minority interests                                               -               304,166
         Short-term borrowings                                                            (1,339,183)              568,303
         Securities sold under agreements to repurchase                                   (1,200,793)            1,200,793
         Proceeds from long-term debt                                                      1,085,713                     -
         Repurchase of common stock                                                                -              (213,750)
         Other                                                                               102,575                     -
                                                                                         -----------         -------------
Net cash provided by financing activities                                                  4,787,476             1,859,512
                                                                                         -----------         -------------
Foreign currency translation adjustment                                                      907,861             1,328,023
                                                                                         -----------         -------------

                                                See notes to consolidated financial statements.



                                                     EASTBROKERS INTERNATIONAL INCORPORATED
                                                            (A DELAWARE CORPORATION)

                                               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                                         March 31,              March 31,
                                                                                           1998                   1997
                                                                                       -----------         --------------

    Increase in cash and cash equivalents                                                  289,078              1,677,038

    Cash and cash equivalents, beginning of period                                       6,867,624              5,190,586
                                                                                       -----------         --------------

    Cash and cash equivalents, end of period                                           $ 7,156,702         $    6,867,624
                                                                                       ===========         ==============

    Supplemental disclosure of cash flow information
         Cash paid for income taxes                                                    $   261,633        $       371,534
                                                                                       ===========        ===============

         Cash paid for interest                                                        $   679,265        $        87,795
                                                                                       ===========        ===============

         Non-cash transactions

             Retirement of treasury stock                                              $   213,750        $          -
                                                                                       ===========        ===============

             Common shares of CEZ and Vodni Staby, Praha
                received in the disposition of the Hotel Fortuna                       $      -           $    7,957,012
                                                                                       ===========        ===============

             Common shares of CEZ and Vodni Stavby, Praha transferred in
                lieu of cash payment for debt and accrued interest                     $      -           $    1,550,508
                                                                                       ===========        ==============

             Eastbrokers International shares issued for acquisition of net
               assets of Eastbrokers Beteiligungs AG                                   $      -           $    5,400,000
                                                                                       ===========        ==============

             Eastbrokers International shares issued in compensation for
                 services                                                              $    65,980        $      178,250
                                                                                       ===========        ==============

             Eastbrokers International shares issued for acquisition
                 of net assets of Eastbrokers North America, Inc.                      $      -           $       90,000
                                                                                       ===========        ==============




                                                See notes to consolidated financial statements.


                     EASTBROKERS INTERNATIONAL INCORPORATED

                            (A DELAWARE CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED MARCH 31, 1998 AND 1997

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND BASIS OF PRESENTATION

         The consolidated financial statements include Eastbrokers International Incorporated (formerly Czech Industries, Inc.) and its U.S. and international subsidiaries (collectively, "Eastbrokers" or the "Company"). The shareholders of the Company approved the name change on December 10, 1996 at its Annual Meeting of Shareholders.

         These consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial position and the results of the operations of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ from these estimates. See Note 18 -"Significant Estimates."

         The Company, through its subsidiaries, provides a wide range of financial services primarily in the United States, Central Europe, and Eastern Europe. Its businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring, and other corporate finance advisory activities; asset management; merchant banking and other principal investment activities; brokerage and research services; and securities clearance services. These services are provided to a diversified group of clients and customers, including corporations, governments, financial institutions, and individuals. Substantially all of the Company's revenues and expenses are generated through its European subsidiaries and affiliates.

         FISCAL YEAR-END

         The fiscal year-end of Eastbrokers International Incorporated and its U.S. subsidiaries other than EBI Securities is March 31. At the time of the Company's acquisition of EBI Securities in May 1998 the fiscal year of EBI Securities ended September 30. The Company intends to change the fiscal year of EBI Securities to March 31 effective as of March 31, 1999.

         FISCAL YEAR-END OF THE COMPANY'S EUROPEAN SUBSIDIARIES

         The fiscal year-end of the Company's European  Subsidiaries is December
31. These subsidiaries are included on the basis of closing dates that precede the Company's closing date by three months.

         FINANCIAL INSTRUMENTS

         Substantially all of the Company's financial assets and liabilities and the Company's trading positions are carried at market or fair values or are carried at amounts which approximate fair value because of their short-term nature. Estimates of fair value are made at a specific point in time, based on relevant market information and information about the financial instrument, specifically, the value of the underlying financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. The Company has no investments in derivatives.

         Equity securities purchased in connection with merchant banking and other principal investment activities are initially carried at their original costs. The carrying value of such equity securities is adjusted when changes in the underlying fair values are readily ascertainable, generally as evidenced by listed market prices or transactions which directly affect the value of such equity securities. Downward adjustments relating to such equity securities are made in the event that the Company determines that the eventual realizable value is less than the carrying value.

         Securities classified as available for sale are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity. Realized gains and losses on these securities are determined on a specific identification basis and are included in earnings.

         COLLATERALIZED SECURITIES TRANSACTIONS

         Accounts receivable from and payable to customers include amounts due on cash transactions. Securities owned by customers are held as collateral for these receivables. Such collateral is not reflected in the consolidated financial statements.

         Securities purchased under agreements to resell are treated as financing arrangements and are carried at contract amounts reflecting the amounts at which the securities will be subsequently resold as specified in the respective agreements. The Company takes possession of the underlying securities purchased under agreements to resell and obtains additional collateral when the market value falls below the contract value. The maximum term of these agreements is generally less than ninety-one days.

         OTHER RECEIVABLES

         From time to time, the Company provides operating advances to select companies as a portion of its merchant banking activities. These receivables are due on demand.

         UNDERWRITINGS

         Underwritings include gains, losses, and fees, net of syndicate expenses arising from securities offerings in which the Company acts as an underwriter or agent. Underwriting fees are recorded at the time the underwriting is completed and the income is reasonably determinable. The Company reflects this income in its investment banking revenue.

         FEES

         Fees are earned from providing merger and acquisition, financial restructuring advisory, and general management advisory services. Fees are recorded based on the type of engagement and terms of the contract entered into by the Company. The Company reflects this income in its investment banking revenue.

         SECURITIES TRANSACTIONS

         Government and agency securities and certain other debt obligations transactions are recorded on a trade date basis. All other securities transactions are recorded on a settlement date basis and adjustments are made to a trade date basis, if significant.

         COMMISSIONS

         Commissions and related clearing expenses are recorded on a trade-date basis as securities transactions occur.

         TRANSLATION OF FOREIGN CURRENCIES

         Assets  and  liabilities  of  operations  in  foreign   currencies  are
translated at year-end rates of exchange, and the income statements are translated at weighted average rates of exchange for the year. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign
Currency Translation," gains or losses resulting from translating foreign currency financial statements, net of hedge gains or losses and their related tax effects, are reflected in cumulative translation adjustments, a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in net income.

         OFFICE FACILITIES, FURNITURE, AND EQUIPMENT

         Office facilities and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets ranging from three to ten years.

         COMMON STOCK DATA

         Earnings per share is based on the weighted average number of common stock and stock equivalents outstanding. The outstanding warrants and stock options are currently excluded from the earnings per share calculation as their effect would be antidilutive.

         STOCK-BASED COMPENSATION

         In  October  1995,  the FASB  issued  SFAS  No.  123,  "Accounting  for
Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation expense for stock-based employee compensation plans at fair value. The Company has elected to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of grant over the amount an employee must pay to acquire the stock.

         DEFERRED INCOME TAXES

         Deferred income taxes in the accompanying financial statements reflect temporary differences in reporting results of operations for income tax and financial accounting purposes. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         CASH AND CASH EQUIVALENTS

         For purposes of the consolidated financial statements, the Company considers all demand deposits held in banks and certain highly liquid investments with maturities of 90 days or less other than those held for sale in the ordinary course of business to be cash equivalents.

         GOODWILL

         Goodwill is amortized on a straight line basis over periods from five to 25 years and is periodically evaluated for impairment on an undiscounted cash flow basis. The accumulated amortization was $132,015 and $46,987 for the periods ended March 31, 1998 and 1997, respectively.

         RECLASSIFICATIONS

         Certain amounts in prior periods have been reclassified to conform to the current presentation.

RESTATEMENT OF 1997 FINANCIAL STATEMENT

         During fiscal 1998, management determined that the Austrian net operating losses available for carryforward had been underreported on the consolidated statement of financial condition as of March 31, 1997. In addition, management determined that it had inappropriately recognized an unrealized gain and had incorrectly classified a portion of its investment in WMP. Accordingly, the accompanying 1997 financial statements have been restated.

         Following is a summary of the effects of the restatement:

                                                     AS PREVIOUSLY
                                                        REPORTED    AS RESTATED
                                                     -------------  -----------
              Corporate equities                      $4,253,164     $3,349,684
              Deferred tax asset                         289,938        492,098
              Investments in affiliated companies      7,064,064      8,272,240
              Goodwill                                 2,453,454      1,894,398
              Trading revenues                         1,886,478      1,806,278
              Net loss                                  (866,411)      (918,611)
              Basic and Diluted earnings
               per share                                   (0.35)         (0.37)

Note 2.   Cash and Securities Segregated Under Federal and Other Regulations

         Cash and securities segregated for regulatory purposes or as deposits with clearing organizations was $119,274 and $986,233 as of March 31, 1997 and 1998, respectively.

NOTE 3.   FINANCIAL INSTRUMENTS

Financial instruments owned consist of the Company's proprietary trading and investment accounts, securities purchased under agreements to resell, and investments held for resale. The Company's financial instruments, at estimated fair market value, are as follows:

                                                     March 31,        March 31,
                                                       1998             1997
                                                   -----------     -------------
                                                                   (As Restated)
Securities purchased under agreements to resell
      Sovereign government debt - Austria          $   887,170      $        --
      Sovereign government debt - Hungary                   --          228,965
      Corporate equities - Hungary                          --          179,900
                                                   -----------      -----------
                                                   $   887,170      $   408,865
                                                   -----------      -----------

Securities owned at fair value
      Corporate equities - Austria                 $ 6,587,220*     $ 1,305,143
      Corporate equities - Hungary                     410,244               --
      Corporate equities - Czech Republic                   --          871,638
      Corporate equities - Slovak Republic              84,074          485,141
      Corporate equities - Poland                      760,552          687,762
      Corporate equities - Other                       143,394               --

                                                   -----------      -----------
                                                   $ 7,985,484      $ 3,349,684
                                                   -----------      -----------

    Sovereign government debt
      Austria                                      $   621,353      $        --
      Hungary                                           71,075               --

                                                   -----------      -----------
                                                   $   692,428      $        --
                                                   -----------      -----------

Available for sale securities
      Corporate equities - Austria                 $        --      $    40,321
      Corporate equities - Czech Republic                   --        1,893,115
      Corporate equities - Hungary                          --          189,610
      Corporate equities - Slovak Republic                  --          255,008
                                                   -----------      -----------

                                                   $        --      $ 2,378,054
                                                   -----------      -----------

*As of March 31, 1998, the Company has 3 significant concentrations in the securities portfolio. A description of these securities and their respective carrying amounts are as follows: a security of a Russian chemical producer traded on the OTC market of the Vienna Stock Exchange -- $1,030,270, a security of a Bulgarian pharmaceutical company traded on the Bulgarian Stock Exchange --$3,185,630, and a security of a Bulgarian oil refinery traded on the Bulgarian Stock Exchange -- $1,354,830. All other securities are relatively liquid and the carrying value approximates the market value as of the balance sheet date. The Company does not have any material concentrations to high yield issuers or commitments to high-yield issuers as of the balance sheet date.

NOTE 4.   OFFICE FACILITIES, FURNITURE AND EQUIPMENT

Office facilities, furniture and equipment are summarized below:

                                   March 31,                  March 31,
                                      1998                       1997
                                 ---------------          -------------------

Furniture and equipment            $1,920,337                 $1,554,579
Less accumulated depreciation        (766,898)                  (628,014)
                                 ---------------          -------------------
                                   $1,153,439                   $926,565
                                 ---------------          -------------------

         Depreciation expense for the years ended March 31, 1997 and 1998, was $108,915 and $418,804, respectively.

NOTE 5.   BUSINESS ACQUISITIONS

         Eastbrokers Beteiligungs Aktiengesellschaft

         Eastbrokers Vienna is an Austrian based holding company that has established a presence in 12 Central and Eastern European countries through its network of subsidiaries and affiliate offices. On August, 1, 1996, the Company acquired 80 percent of the outstanding stock of Eastbrokers Beteiligungs Aktiengesellschaft ("Eastbrokers Vienna") through the issuance of 1,080,000 shares of the Company's common stock valued at $5,400,000. As a participant in Eastbrokers Vienna's capital increase in the fiscal year ended March 31, 1997, the Company later acquired an additional 245,320 (out of a total issue of 270,000 shares) for cash, increasing its ownership percentage to 83.62 percent. In three separate transactions in November and December 1996 and March 1997, the Company purchased 81,550 additional shares, increasing its ownership percentage to approximately 94 percent.

         The fair value of the net assets acquired under these transactions approximated $8,200,000. The acquisition has been accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired resulted in the Company recording approximately $1,950,000 in goodwill, which is being amortized over 25 years on a straight-line basis. The 1997 consolidated financial statements include the consolidated results of operations of Eastbrokers Vienna from the date of acquisition through December 31, 1996 in accordance with Note 1. The purchase agreement contains certain provisions whereby the selling shareholders may be eligible to receive an additional 120,000 shares of the Company's common stock in the event certain earnings targets are achieved by December 31, 1998. No such shares have been earned to date.

         In a capital increase for Eastbrokers Vienna in the fiscal year ended March 31, 1998, the Company purchased 389,925 (out of a total issue of 390,000) for cash, increasing its ownership to 96 percent.

         Eastbrokers Vienna completed the acquisition of its subsidiary, Eastbrokers Warsaw, in September 1996. This acquisition has been accounted for under the purchase method of accounting. The fair value of the net assets acquired under this transaction approximated $1,124,000 as of the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired by Eastbrokers Vienna approximated $173,000 which has been recorded as goodwill and is being amortized over 25 years on a straight-line basis.

         In September 1996, Eastbrokers Vienna acquired additional shares of Eastbrokers Wertpapiervermittlungs-gesellschaft GmbH ("Eastbrokers GmbH") and Eastbrokers Slovakia a.s. from related parties (see Note 12). These acquisitions have been accounted for under the purchase method of accounting. The fair value of the net assets acquired under this transaction approximated $46,000 as of the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired by Eastbrokers Vienna approximated $438,000 which has been recorded as goodwill and is being amortized over 25 years on a straight-line basis.

         EASTBROKERS NORTH AMERICA, INC.

         On March 6, 1997, the Company issued 22,500 shares of Common Stock valued at $4.00 per share relating to the acquisition of Eastbrokers North America, Inc. ("Eastbrokers NA"). In a separate but related transaction to the Eastbrokers NA acquisition, the Company sold 2,500 shares of Common Stock at $4.00 per share to an officer of the Company in exchange for a promissory note. These shares were transferred to the selling shareholder of Eastbrokers NA as part of the acquisition. The net assets acquired under this transaction approximated $90,000 and the acquisition has been accounted for under the purchase method of accounting. There was no excess of the purchase price over the fair value of the net assets received at the date of acquisition.

         PRO FORMA RESULTS OF OPERATIONS

         The following summarized, unaudited, pro forma results of operations for the year ended March 31, 1997 assumes the above listed acquisitions occurred at the beginning of fiscal 1997.

                                                             Year Ended
                                                           March 31, 1997
                                                         ------------------
     Revenues from continuing operations                     $8,559,786

     Net income from continuing operations                    (14,097)

     Net income per share from continuing operations           (0.01)


NOTE 6.   INVESTMENTS IN AFFILIATED COMPANIES

         INVESTMENT IN WMP BANK AKTIENGESELLSCHAFT

         Through its subsidiary, Eastbrokers Vienna, the Company acquired a 48.1 percent interest in the outstanding capital stock of WMP on August 1, 1996. WMP is a stock broker-dealer and market maker in Vienna, Austria and is licensed as a class B bank under Austrian law. A Class B bank may, at its discretion, conduct any of the normal activities associated with a bank with one major exception; it cannot accept customer deposits. From time to time Eastbrokers Vienna has carried shares of WMP. Accordingly, since August 1996, the Company's ownership of WMP has exceeded 50 percent including WMP shares in its trading portfolio. At December 31, 1996, the Company's aggregate ownership percentage in WMP, including its trading position, was 55 percent. This investment was accounted for using the equity method in the March 31, 1997 financial statements as the Company believed that its control of WMP may likely have been lost as the result of the probable occurrence of certain events that lay outside of its control. In September, 1997 circumstances surrounding these events were resolved such that these events were no longer considered probable of occurrence and the Company deemed its control of WMP was no longer temporary. Accordingly, the Company began consolidating its investment in WMP effective with its third quarter of fiscal 1998 financial statements. For the fiscal year ended March 31, 1998, WMP has been consolidated for the entire year. At December 31, 1997, the Company's aggregate ownership interest in WMP was 52 percent.

         The following unaudited pro forma information for the Company has been prepared as though WMP was acquired at the beginning of fiscal year 1997 and consolidated from that date:

                                                   1997
                                                   ----

         Total revenues                        $10,138,350
         Total assets                           44,405,383

         INVESTMENTS IN OTHER UNCONSOLIDATED AFFILIATES

         The Company also has other investments in unconsolidated affiliates through Eastbrokers Vienna. These affiliates are accounted for using the equity method of accounting. These investments are predominantly start-up operations. At December 31, 1996, these unconsolidated affiliate investments included the following offices: Zagreb, Croatia; Ljubljana, Slovenia; Almaty, Kazakhstan; Moscow, Russia; Sofia, Bulgaria; and NIF TRUD Investment Fund. At December 31, 1997, these unconsolidated affiliate investments included the following offices:
Zagreb, Croatia; Ljubljana, Slovenia; Moscow, Russia; Sofia, Bulgaria; and NIF TRUD Investment Fund. The combined carrying amounts of these investments as of December 31, 1996 and 1997 was $516,243 and $156,800, respectively. Losses from these operations totaled approximately $145,000 USD in the period from August 1, 1996 through December 31, 1996. Income from these operations totaled approximately $122,000 USD for the year ended December 31, 1997.

         RECEIVABLES FROM AFFILIATED COMPANIES

         Periodically,   the  Company   provides   operating   advances  to  its
unconsolidated affiliates. These advances are generally due on demand and are not subject to interest charges.

NOTE 7.   SHORT-TERM BORROWINGS

         The Company meets its short-term financing needs through lines of credit with financial institutions, advances from affiliates, and by entering into repurchase agreements whereby securities are sold with a commitment to repurchase at a future date.

         LINES OF CREDIT

         The Company had outstanding advances on its lines of credit totaling $1,602,182 and $2,570,499 as of March 31, 1997 and 1998, respectively. As of
March 31, 1998, the Company had unsecured credit lines available of approximately $3.5 million. These lines of credit carry interest rates between
7.00 percent and 12.00 percent and between 6.500 percent and 9.125 percent for the years ended March 31, 1997 and 1998, respectively, as computed on an annual basis.

         ADVANCES FROM AFFILIATED COMPANIES

         Periodically, the Company's subsidiaries and affiliates will provide operating advances to other members in the affiliated group. These advances are generally due on demand and are not subject to interest charges.

         SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

         At March 31, 1997, the Company had $1,200,793 outstanding under repurchase agreements. The weighted average interest rate on these repurchase agreements was 12.91 percent. Securities listed on the Prague Stock Exchange Main Market with a market value of approximately $1,700,000 were used to collateralize this arrangement. During the fiscal year ending March 31, 1998, the underlying securities were sold to a third party for an amount approximating the Company's cost basis. The repurchase agreements were transferred to the new owner at the date of sale.

         UNSECURED BONDS PAYABLE

         The Company had unsecured bonds with a face value of 25 million Austrian Schillings requiring annual interest payments at 10 percent per annum which matured on July 31, 1997. At March 31, 1997, the amount due under these obligations was $2,307,500. These unsecured bonds were redeemed by the Company on July 31, 1997.

NOTE 8.   LONG-TERM BORROWINGS

         Long-term borrowings consist of the following:


                                                                             March 31,                March 31,
                                                                               1998                     1997
                                                                          ----------------         ----------------

Long-term  borrowing  arrangement  with a  financial  institution requiring  Note payable to a finance  company,  requiring  annual interest  payments  which  cannot  exceed the 10 year  government
bond  rate  plus  2  percent   (approximately   10.00   percent),
principal of  12,000,000  Austrian  Schillings,  principal due at
maturity on December 31, 2001                                               $  948,000                 $    --

Notes  payable to a  financial  institution  requiring  quarterly interest  payments  computed  at 6.50  percent on a 360 day year,
collateralized   by   157,061   shares   of   WMP   (representing
approximately  24 percent of the  Company's  WMP  shares as of March 31,
1998),  principal of 10,000,000  Austrian  Schillings and accrued
interest payable in full on November 30, 2001                                  804,308                  934,374

Notes  payable  to  financial  institutions  requiring  quarterly interest  payments  computed at varying  percentages on a 360 day
year, with varying maturity dates but all due in 1999                          267,779                      --

                                                                          ----------------         ----------------
                                                                            $2,020,087                $934,374
                                                                          ----------------         ----------------


         The scheduled maturities of long-term debt outstanding at March 31, 1998 are summarized as follows: $267,779 in 1999, $0 in 2000, $0 in 2001,
$1,752,308 in 2002 and $0 thereafter.

NOTE 9.   COMMITMENTS AND CONTINGENCIES

         LEASES AND RELATED COMMITMENTS

         The Company occupies office space under leases which expire at various dates through 2003. The various leases contain provisions for periodic escalations to the extent of increases in certain operating and other costs. The Company incurred rent expense under non-cancelable operating leases in the approximate amounts of $35,000 and $131,000 for the periods ended March 31, 1997, and March 31, 1998, respectively.

         Minimum future rentals under these non-cancelable leases for the fiscal years ending 1999 through 2003 are approximately as follows: 1999 -- $164,000; 2000 -- $164,000; 2001 -- $104,000; 2002 -- $84,000; and 2003 -- $42,000 and in
the aggregate $558,000.

         The Company's subsidiaries occupy office space under various operating leases which contain cancellation clauses whereby the Company may cancel the lease with thirty to ninety days written notice.

         HOTEL FORTUNA LEASES

         During the year ended March 31, 1997, the Hotel was subject to land and equipment leases. Under the terms of these leases, the Hotel incurred rent expense in the approximate amounts of $310,000 during fiscal year 1997. These leases terminated with the disposition of the Hotel. See Note 15.

NOTE 10.   SHAREHOLDERS' EQUITY

         STOCK REPURCHASE

         On December 10, 1996, the Board of Directors approved a plan whereby the Company was authorized to begin a buy-back program of its Common Stock. Under the terms of this plan, the Company is authorized to repurchase up to $1,000,000 of Common Stock at a price not to exceed $5.00 per share beginning in January 1997. On January 23, 1997, the Company repurchased 45,000 of its outstanding shares at $4.75 per share. Currently, no additional buy-backs are anticipated. This treasury stock was retired during the fiscal year ended March 31, 1998.

         STOCK TRANSACTIONS

         On August 1, 1996, the Company issued 1,080,000 shares of its Common Stock to the selling security holders of Eastbrokers Vienna in a transaction valued at $5,400,000. During the period surrounding the acquisition, the Company's common stock was trading approximately between $6.25 and $8.00 per share for its fully registered and unrestricted shares. Due to the nature of restricted shares and the various covenants restricting the transfer of these shares, the Board of Directors assigned a value of $5,400,000 to this transaction.

         On March 6, 1997, the Company issued 22,500 shares of Common Stock value relating to the acquisition of Eastbrokers NA, valued at $4.00 per share. In a separate but related transaction to the Eastbrokers NA acquisition, the Company sold 2,500 shares of the Company's stock to an officer of the Company in exchange for a promissory note. These shares were transferred to the selling shareholder of Eastbrokers NA as part of the acquisition. The shares were also valued at $4.00 per share.

         During the year ended March 31, 1997, the Company issued a total of 37,000 shares of Common Stock at a per share price approximating the then current market price for services rendered to the Company.

         In April 1997, the Company sold 125,000 shares of Common Stock to three individuals: Calvin S. Caldwell, Frank Huang and Jay Raubvogel for a total offering price of $750,000 or $6.00 per share. The net proceeds to the Company were $723,195. There were no underwriting discounts or commissions.

         In September 1997, the Company issued 10,000 shares of Common Stock to Dr. Michael Sumichrast in compensation for services performed on behalf of the Company during the previous six months. The average price per share assigned to this transaction was $6.598 per share based on the average closing price for the period April 1, 1997 through September 30, 1997.

         In September 1997, Martin A. Sumichrast acquired 50,000 shares of Common Stock at a price of $6.00 per share in exchange for a note payable bearing an interest rate of 8 percent in the amount of $300,000 to the Company.

         On February 20, 1998, the Company sold 1,227,000 newly issued units consisting of one share of Common Stock and one Class C Warrant in a private placement for $6,135,000 in cash, for a price of $5.00 per unit (approximately 40 percent below the then current market price as of February 19, 1998.) After deducting offering expenses of $899,031, the Company netted $5,415,969. These units were offered and sold to various accredited investors.

         Each of the foregoing issuances was made by the Company without registration under the Securities Act of 1933, as amended (the "Securities Act"). In each such case the Company relied upon the exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated under the Securities Act.

         CLASS A WARRANTS

         In connection with its June 1995 public offering, the Company issued 5,505,000 Class A Warrants. The Class A Warrants became exercisable on June 7, 1996. By reason of the Company's September 1996 1-for-5 reverse stock split, immediately after that stock split each five (5) Class A Warrants represented the right to acquire one (1) share of Common Stock for $20. The Class A Warrants include redemption provisions at the option of the Company and, upon thirty (30) days' written notice to all holders of Class A Warrants, the Company has the right to reduce the exercise price and/or extend the term of the Class A Warrants, subject to compliance with the requirements of certain SEC rules and regulations to the extent applicable. The Class A Warrant Holders are also entitled to certain antidilution privileges. In April 1998, the Company announced an amendment relating to the number of warrants outstanding and the exercise price. The adjustment to the number of warrants reflected the September 1996 reverse stock split and reduced the number of outstanding warrants by four-fifths (4/5's), such that one warrant again represents the right to purchase one share of Common Stock. An adjustment to the exercise price of the Class A Warrants to $18.00 per share resulted in connection with the February 1998 private placement. Subsequent to this adjustment, there are 1,101,000 Class A Warrants outstanding. The Class A Warrants expire in June 2000.

         CLASS B WARRANTS

         In connection with the aforementioned public offering whereby the Class A warrants were issued, the Company issued 1,250,000 Class B Warrants to certain bridge lenders. By reason of the September 1996 1-for-5 reverse stock split, immediately after that stock split each five (5) Class B Warrants represented the right to acquire one (1) share of Common Stock for $21. The other terms of the Class B Warrants are identical to the Class A Warrants, including the antidilution provisions. In April 1998, the Company announced an amendment relating to the number of warrants outstanding and the exercise price. The adjustment to the number of warrants reflected the September 1996 reverse stock split and reduced the number of outstanding warrants by four-fifths (4/5's), such that one warrant again represents the right to purchase one share of Common Stock. An adjustment to the exercise price of the Class B Warrants to $19.00 per share resulted in connection with the February 1998 private placement. Subsequent to this adjustment, there are 250,000 Class B Warrants outstanding. The Class B Warrants have not been registered. These warrants expire in June 2000.

         CLASS C WARRANTS

         In connection with the private placement in February 1998, the Company issued 1,227,000 units, each unit consisting of one share of common stock and one Class C Warrant. Each Class C Warrant entitles the holder to purchase one share of Common Stock during the period commencing February 20, 1999 and ending February 20, 2002 at an exercise price of $7.00 per share, subject to certain adjustments. Commencing February 20, 1999 these warrants will be redeemable at a price of $.10 per warrant at any time after the closing price of the Common Stock is above $10.00 for 20 consecutive trading days. The shares underlying these warrants are subject to a "demand registration" right upon receipt of a demand for registration from a majority of the holders of the common stock and the warrants issued in this private placement. In connection with the private placement, 1,237,222 Class C Warrants were issued to the placement agents, including 312,583 Class C Warrants issued to Eastbrokers NA as one of the placement agents.

         OTHER

         Certain U.S. and non-U.S. subsidiaries are subject to various securities, commodities and banking regulations, and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. These subsidiaries have consistently operated in excess of their local capital adequacy requirements.

         Cumulative translation adjustments include gains or losses resulting from translating foreign currency financial statements from their respective currencies to USD. Increases or decreases in the value of the Company's net foreign investments generally are tax-deferred for U.S. purposes. Certain of the markets in which the Company operates (i.e., Russia, Kazakhstan and Bulgaria) are generally reliant on the "soft" or "exotic" currencies. The Company generally elects not to hedge its net monetary investments in these markets due to the lack of availability of various currency contracts at acceptable costs.

NOTE 11.   STOCK OPTION PLAN

         During 1996, the Company adopted a non-qualified stock option plan (the "plan") as part of an overall compensation strategy designed to facilitate a pay-for-performance policy and promote internal ownership in order to align the interests of employees with the long-term interests of the Company's shareholders.

         Under the terms of the plan, stock options granted will have an exercise price not less than the fair value of the Company's Common Stock on the date of grant. Such options generally become exercisable over a three-year period and expire 5 years from the date of grant.

         A total of 35,000 options at a weighted average exercise price of $6.64 per share were granted under this plan during the fiscal year ended March 31, 1997. The fair value of the options at the date of grant was estimated using the Black-Scholes option pricing model utilizing the following weighted average assumptions: risk-free interest rate - 5 percent; expected option life in years
- 5 years; expected stock price volatility - 97.7 percent; and expected dividend yield - 0.0 percent.

         Had compensation cost been determined based on the fair value at the grant dates consistent with the method of FASB Statement 123, the Company's earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                               1998                         1997
                                                               ----                         ----
                                                                                       (As Restated)
         Net loss
                   - as reported                            $(4,947,557)               $   (918,611)
                   - pro forma                               (4,998,993)                 (1,606,135)
Primary and fully diluted earnings per share
                   - as reported                            $     (1.57)               $       (.37)
                   - pro forma                                    (1.59)                       (.64)



         During the fiscal year ended March 31, 1997, an additional 200,000 options were granted outside of the plan at a weighted average exercise price of $10.00 per share and with an expiration date of August 1, 1999. At March 31, 1998 all 235,000 options outstanding were exercisable. The weighted average fair value of the options at the various grant dates was $5.24.

NOTE 12.   RELATED PARTY TRANSACTIONS

         Prior to the sale by the Company of the Hotel Fortuna a.s. (the "Hotel") on October 1, 1996, the Company owned 50.2 percent of the Hotel. Stratego Invest a.s., a broker-dealer and financial consulting company organized under the laws of the Czech Republic, owned 20.6 percent of the Hotel. Stratego Invest a.s. was at that time more than 50 percent owned by Stratego a.s., which was controlled by Ing. Petr Bednarik. Mr. Bednarik was President and CEO of the Company until August 1996. The sales transaction of the Hotel by the Company was arranged by Stratego Invest a.s. For providing services related to the transaction, Stratego Invest a.s. was to have received a commission fee of 1,000,000 CZK (approximately $37,000 USD), however, Stratego Invest a.s. waived its commission related to this transaction.

         In September 1996, Mr. Peter Schmid received from Eastbrokers Vienna 3,511,422 Austrian Schillings (approximately $340,000 USD) for his 49.95 percent ownership interest in Eastbrokers Wertpapiervermittlungs-gesellschaft GmbH ("Eastbrokers GmbH"), an Austrian Securities Brokerage Company with limited liability. The nominal value of these shares was 500,000 Austrian Schillings. Mr. Schmid, former Chairman, President, Chief Executive Officer, and Director of the Company, was also a Director of Eastbrokers GmbH.

         In September 1996, Mr. Schmid received 376,275 Austrian Schillings (approximately $36,500 USD) for his 5.60 percent ownership interest in Eastbrokers Slovakia a.s., Bratislava ("Eastbrokers Slovakia"). Eastbrokers Slovakia is the Company's subsidiary operating in the Slovak Republic. The nominal value of these shares was 280,000 Slovak Koruna.

         In September 1996, Mr. August de Roode received 1,110,250 Austrian Schillings (approximately $107,500 USD) for his 24.40 percent ownership interest in Eastbrokers Slovakia. The nominal value of these shares was 1,220,000 Slovak Koruna. Mr. de Roode was Chief Executive Officer, Chief Operating Officer and Director of the Company until March 1997 and he was also a Director of Eastbrokers Slovakia at the date of this transaction.

         The Company entered into various agreements with Randall F. Greene, a former director of the Company. Mr. Greene provided consulting services pursuant to an agreement dated July 26, 1996 in connection with the Company's acquisition of Eastbrokers Vienna. Pursuant to this agreement, Mr. Green received $20,000 as a non-accountable expense allowance and 10,000 shares of the Company's Common Stock. In addition, during the 1997 fiscal year Mr. Greene was paid $37,000 for consulting services provided to the Company in connection with potential mergers and/or acquisitions. In connection with Mr. Greene's resignation from the Board of Directors of the Company, the Company entered into a six month consulting agreement dated March 27, 1997 pursuant to which Mr. Greene was paid $24,000 and granted options to purchase 7,750 shares of the Company's Common Stock at $6.50 per share. A related letter agreement was entered into with Mr. Green on March 27, 1997, as amended by a letter dated April 29, 1997. Under the related letter agreement, Mr. Greene was paid $13,750 and granted 12,500 shares of the Company's Common Stock in full satisfaction for consulting services rendered during the period August 1, 1996 through March 31, 1997. Also pursuant to this agreement, the Company agreed to indemnify Mr. Greene against certain liabilities, the parties exchanged mutual releases and Mr. Greene agreed to sell his shares of the Company's common stock to the Company's primary market maker subject to certain conditions.

         The Company entered into a one year consulting agreement dated March 31, 1997 with Dr. Sumichrast, a Director of the Company, pursuant to which Dr. Sumichrast was granted 20,000 shares of the Company's Common Stock to vest ratably over the term of the agreement. Dr. Sumichrast provided services to the Company during the period April 1, 1997 through September 30, 1997 and received 10,000 shares at an average price of $6.598 per share as compensation for these services.

         In March 1997, Eastbrokers Vienna purchased 30,000 shares of Schneiders 1895 AG for 3,618,000 Austrian Schillings (approximately $302,000 USD). Mr. Peter Schmid is a Director of Schneiders 1895 AG and Mr. Schmid's father is an officer and Director of Schneiders 1895 AG.

         In December 1996, Eastbrokers Vienna loaned Dr . Muller-Tyl approximately $72,000 USD. Interest on the outstanding balance of this obligation is computed at 8 percent per annum until paid in full. Dr. Muller-Tyl was the Chief Operating Officer of the Company until his resignation in January 1998.

         The Company leases office space from General Partners Immobilenz ("GPI")(formerly Residenz Realbesitz AG ("Residenz")) for its Vienna operations pursuant to a month-to-month lease. Under the terms of the leases, the Company incurred occupancy costs of approximately 1,200,000 Austrian Schillings (approximately $95,000 USD) in the fiscal years ended March 31, 1997 and 1998. The terms of this lease were negotiated such that the Company is subject to occupancy expenses no greater than the current market rates. GPI is a subsidiary of General Partners Beteiligungs AG ("General Partners"), an Austrian holding company and the beneficial owner of 1,477,139 shares of Common Stock. Mr. Kossner, a Director of the Company and an officer of the Company from August, 1996 until November, 1996, owns approximately 30 percent of the outstanding shares of GP. He is a member of GP's Supervisory Board, WMP's Supervisory Board, the Eastbrokers AG Supervisory Board, and is a Director of the Company.

         During 1996, the Company entered into a verbal agreement with RealWorld, an internet software developer, to design and build an online stock exchange game and online trading system. The initial deposit to begin development of the game and system was 530,000 Austrian Schillings (approximately $50,000 USD). Currently the Company has a liability to RealWorld of 208,000 Austrian Schillings (approximately $20,000 USD) representing amounts due on progress billings. The agreement states that costs will be charged on an hourly basis and monthly progress billings will be made once the original deposit has been depleted. Dr. Muller-Tyl is a member of the Supervisory Board for RealWorld. Venture Capital Holdings Gmbh, an Austrian company owned and controlled by Mr. De Roode and Mr. Muller-Tyl ("VCH") and Messrs. Schmid, Kossner, and Muller-Tyl were at that time shareholders of RealWorld and represented a combined ownership interest of 26 percent.

         At December 31, 1996, the Company has a receivable related to securities transactions from Mr. Kossner in the amount of 2,269,198 Austrian Schillings (approximately $209,000 USD).

         At December 31, 1996, the Company has a receivable related to share transactions from Z.E. Beteiligungs AG ("ZE") in the amount of 5,537,202 Austrian Schillings (approximately $511,000 USD). ZE is a subsidiary of General Partners.

         WMP is an Austrian broker-dealer, market maker, and member of the Vienna Stock Exchange. WMP's common stock is publicly traded on the Main Market of the Vienna Stock Exchange. From time to time, WMP will make a market in stock of companies that have a direct relationship to the Company through its Directors.

         In October 1997, WMP sold its interest in WMP Vermogensverwaltungs GmbH ("WMP GmbH"), primarily an inactive subsidiary to COR Industrieberatung GmbH, for 2.5 million Austrian Schillings (approximately $200,000 USD). The sales price approximated the cost basis of WMP GmbH at the date of disposition.

         In December 1997, Eastbrokers Vienna sold its 51 percent interest in Su(beta)warenindustrie Beteiligungs GmbH ("SWIB") to Mr. Schmid for 13 million Austrian Schillings (approximately $1,025,000 USD). The Company acquired its ownership interest in SWIB in mid-1997 for 510,000 Austrian Schillings (approximately $40,000 USD). At the time of acquisition, the principal asset of SWIB was an investment in a company which was entering bankruptcy proceedings and there was considerable uncertainty regarding the future realizable value of this asset. By December 1997, bankruptcy proceedings had progressed to a point where an estimate could be made on the net realizable value of this asset. Based on the information available at that time, SWIB's value at the date of disposition was determined by the Board of Directors to be in the range of 12 million to 14 million Austrian Schillings (approximately $950,000 to $1,100,000
USD). The sale of SWIB resulted in a gain of approximately $1.0 million USD and is included in the accompanying consolidated statement of operations.

         As of December 31, 1997, ZE, a 26.27 percent owned subsidiary of General Partners, owned approximately 25 percent of UCP Beteiligungs AG ("UCP AG"), an Austrian holding company. UCP AG, in turn, owns 27.7 percent of a
Russian chemical company, UCP AOOT. Shares of UCP AOOT are listed over-the-counter on the Vienna Stock Exchange. WMP is a market maker in the shares of UCP AOOT on the Vienna Stock Exchange. During 1997, WMP facilitated the purchase and sale of several blocks of UCP AOOT shares. As of year end, the Company held approximately 38,000 shares of UCP AOOT as an investment. At this time, the estimated value of these shares was approximately $1,030,270. This amount is reported in the Securities owned at value, Corporate equities section of the financial statements. Subsequent to year end, the Company sold approximately 8,000 shares in 6 separate transactions for approximately $400,000. As of October 26, 1998, the current market price of UCP AOOT shares was approximately $54 per share on the Vienna Stock Exchange. For the fiscal year ended March 31, 1998, the Company recorded, as a charge to earnings, a market value adjustment of approximately ($610,000). Although the UCP AOOT shares are trading at a premium to the original cost basis, the Company wrote down the carrying value of this item based on an independent valuation of UCP AOOT and the uncertainty surrounding the Russian economy.

         Upon acquiring Eastbrokers Beteiligungs AG on August 1, 1996, the Company assumed a receivable in the amount of 7,387,697 ATS (approximately $704,000 USD, at the then current exchange rates) from Peter Schmid. As of December 31, 1997, the receivable increased due to cash advances to 8,046,177 ATS (approximately $635,000 USD, at the then current exchange rates). On May 31, 1998, Mr. Schmid entered into a Non-Negotiable Term Note in the amount of 8,046,177 Austrian Schillings. This amount is reported in the Receivable from executive officer in the consolidated statement of financial condition. This Note bears interest at 8 percent per annum and matures May 31, 2000. It was collateralized by 150,000 shares of the Common Stock. On October 8, 1998, Mr. Schmid repaid 6,748,111 Austrian Schillings of the total amount due. Mr. Schmid has informed the Company that he intends to repay the remaining outstanding balance by December 31, 1998.

         Periodically, the Company engages in securities transactions with URBI S.A., ("URBI"), a Spanish investment company. Mr. Kossner was a member of URBI's Supervisory Board from November 1996 through June 1998 and Mr. Schmid was a member until May 1997. All transactions between URBI and the Company were consummated at the then current market prices. At December 31, 1997, the amount due from URBI was 7,023,576 Austrian Schillings or approximately $555,000, arising exclusively from various securities transactions. This amount is reported in the Receivable from affiliated companies in the consolidated statement of financial condition. Prior to June 30, 1998, URBI had repaid all amounts due with respect to the transactions open at December 31, 1997. As of June 30, 1998, the Company had a receivable from URBI in the amount of 4,698,215 Austrian Schillings or approximately $370,000 related to transactions occurring subsequent to December 31, 1997. In addition, the Company entered into a repurchase agreement with URBI in June 1997. This repurchase agreement and the related shares of Vodni Stavby a.s., a Czech construction company, were sold to a non-affiliated Czech Republic company in October 1997.

         During October 1997, WMP entered into a stock loan transaction with VCH in the amount of 4,065,000 Austrian Schillings (approximately $325,000). In August, 1998, VCH repaid the Company in full for this stock loan transaction. WMP periodically engages in stock loan transactions as a portion of its normal business operations.

         In December 1997, WMP purchased 7,200,000 ATS (approximately $576,000) of 8 percent bonds due April 1, 2000 of ZE. This amount is reported in the Securities owned at value, Corporate equities in the consolidated statement of financial condition. The ZE bonds earn a comparatively higher interest rates (350 basis point above comparable Austrian governmental rates).

         As of December 31, 1997, the Company had a receivable from C.R.F. a.s., a Slovak privatization company, related to a stock sale transaction and consulting fees. The total amount due from these transactions was 7,078,500 Austrian Schillings (approximately $559,000). This amount is reported in the Receivable from affiliated companies in the consolidated statement of financial condition. Mr. Schmid was the Chairman of the Board of C.R.F. a.s. from November 1995 through October 1997.

         In September 1997, Martin A. Sumichrast acquired 50,000 shares of Common Stock at a price of $6.00 per share in exchange for a note payable in the amount of $300,000 to the Company. This amount is recorded in the Note receivable-common stock in the consolidated statement of financial condition. This note bears interest at 8 percent per annum and is due September 15, 1999.

NOTE 13.   INCOME TAXES

         The tax expense  recorded of $285,830 for the year ended March 31, 1998
results   principally   from  foreign   taxes  on  earnings  at  the   Company's
subsidiaries.

         The differences between the tax provision (benefit) calculated at the statutory federal income tax rate and the actual tax provision (benefit) for each period is shown in the table below:

                                                   Year Ended        Year ended
                                                   March 31,         March 31,
                                                      1998              1997
                                                -----------------  -------------

Tax benefit at federal statutory rate             $(1,656,000)    $   84,678
State income taxes, net of federal benefit            (93,962)        14,402
Foreign taxes                                         265,078             --
Unrecognized benefit of net
  operating losses                                  1,735,849        697,301
Discontinued operations                                    --       (510,975)
Non-taxable income from Slovak Republic                    --       (191,515)
Other                                                  34,865       (102,196)
                                                -----------------  -------------
                                                  $   285,830     $   (8,305)
                                                -----------------  -------------

         The significant components of the Company's deferred tax asset and liability are as follows:

                                                   Year Ended        Year ended
                                                   March 31,         March 31,
                                                      1998              1997
                                                -----------------  -------------

Depreciation                                      $     4,259       $     6,020
Unrecognized gain from marketable securities           83,437          (105,385)
Accrued expenses                                        9,390
Capital loss carryforward                              45,445
Foreign tax credit carryforward                        32,652
Other                                                   6,468           (11,425)
Net operating loss carryforward                     5,748,282         1,112,193
                                                -----------------  -------------
                                                    5,929,933         1,001,403
         Valuation allowance                       (1,455,514)         (697,301)
                                                -----------------  -------------
                                                    4,474,419           304,102
Eastbrokers AG deferred taxes acquired                     --           187,996
                                                -----------------  -------------

                                                   $4,474,419       $   492,098
                                                -----------------  -------------

         At March 31, 1998, the Company has a U.S. federal net operating loss carryforward of approximately $2,985,000 that may be used against future U.S. taxable income until it expires between the years March 31, 2012 and March 31, 2013. The Company also has a U.S. capital loss carryforward of approximately $118,000 USD that expires March 31, 2002 and a U.S. foreign tax credit carryforward of approximately $33,000 USD that expires between the years March 31, 2010 and March 31, 2013. At December 31, 1997, the Company has an Austrian federal net operating loss carryforward of approximately $12,850,000 USD that has no expiration period.

         The non-taxable income from the Slovak Republic is from privatization activities in which Eastbrokers Vienna was actively involved. This income was received in the fourth quarter of the fiscal year ended December 31, 1997. Distributions of this nature are non-taxable under Slovak Republic regulations.

        The undistributed earnings of the foreign subsidiaries are intended to be permanent in duration.

NOTE 14.   SEGMENT INFORMATION

         Segment information is as follows for the year ended March 31, 1998:

                                                                SHARE OF
                                                               (LOSS) OF
                                                             UNCONSOLIDATED          IDENTIFIABLE               NET
                                          REVENUES              ENTITIES                ASSETS                 (LOSS)

         Austria                     $    4,152,076         $      (38,388)        $  22,762,098         $   (1,764,309)
         Czech Republic                   1,100,457                   -                  868,961               (279,568)
         Hungry                           2,108,992                   -                7,533,072                214,017
         Poland                           1,372,325                   -                2,529,672                 33,585
         Slovak Republic                      9,842                   -                1,945,028               (428,439)
         United States                      218,199                   -                8,062,958             (2,746,065)
         Other                            1,176,990                   -                1,137,064                 23,222
                                      -------------       --------------------     -------------          -------------

                  Total               $  10,138,881         $      (38,388)        $  44,838,853          $  (4,947,557)
                                      -------------         ---------------        -------------          --------------


         Segment information is as follows for the year ended March 31, 1997 (As Restated):


                                                                SHARE OF
                                                               (LOSS) OF
                                                             UNCONSOLIDATED          IDENTIFIABLE               NET
                                          REVENUES              ENTITIES                ASSETS                 (LOSS)

         Austria                     $    1,433,897         $     (396,209)        $  13,023,750          $     165,188
         Czech Republic                     656,079                   -                2,202,134               (130,214)
         Hungry                             387,519                   -                2,117,066                 56,166
         Poland                             921,856                   -                2,341,507                (20,705)
         Slovak Republic                  1,124,339                   -                3,071,805                596,560
         United States                    1,161,940                   -                9,136,486             (1,606,814)
         Other                               55,845                   -                   69,981                 21,208
                                     --------------        ----------------        -------------          --------------
                  Total              $    5,741,475        $      (396,209)        $  31,962,729          $    (918,611)
                                     --------------        ----------------        -------------          --------------


NOTE 15.   DISCONTINUED OPERATIONS

         In October 1996, the Company agreed to sell its interest in the Hotel for 100,000 shares of Ceske energeticke zavody a.s. and 86,570 shares of Vodni stavby Praha a.s., based on the then current market prices for each stock. In November 1996, the sales transaction was completed. As of the sale date, the Company revised its estimate of the net realizable value of the shares received based on the then current market prices for each stock. As a result, the Company recognized a loss on the sale of discontinued operations of ($1,323,083 USD). Income from discontinued operations was $41,899 through the sale date.

NOTE 16.   SUBSEQUENT EVENTS  (UNAUDITED)

         In May 1998, a date subsequent to the fiscal year end date of March 31, 1998, the Company acquired all of the outstanding common stock of EBI Securities, a Denver, Colorado based investment banking and brokerage firm, in exchange for 445,000 unregistered shares of the Company's Common Stock and an agreement to advance $1,500,000 in additional working capital to EBI Securities.

         EBI Securities is subject to the following legal proceedings.

         USCAN FREE TRADE ZONES V. COHIG & ASSOCIATES, INC. (EBI SECURITIES), ET AL., United States District Court for the Western District of Washington. In March 1997, USCAN Free Trade Zones, Inc. ("USCAN") filed a complaint against EBI Securities and Steve Signer, an employee of EBI Securities, alleging that EBI Securities misled USCAN about the credit worthiness of a third party in connection with an introduction made by Mr. Signer. EBI Securities categorically denies this allegation. USCAN informed EBI Securities that it would be working with a certain third party to secure certain loans on behalf of USCAN which USCAN would then use to open a trading account with EBI Securities. Once EBI Securities learned of the relationship to this third party, it refused to enter into any business arrangements with USCAN as long as the third party was involved due to regulatory problems encountered in prior business dealings with this certain third party. Plaintiff alleges that as a result of Mr. Signer's referral, it lost the ability to obtain a loan and all lost profits that might have resulted. Mr. Signer was dismissed as a defendant is this case due to lack of personal jurisdiction and has received an award of fees. Plaintiff originally sought a judgment of approximately $86,000,000 in compensatory and punitive damages. However, USCAN recently stated in a pleading and during a court deposition taken in October 1998 that its damage claim had been reduced to $332,000. EBI Securities has filed counterclaims for defamation based upon certain false and defamatory representations regarding EBI Securities. A preliminary trial date has been scheduled for January 1999. EBI Securities believes it has meritorious defenses and intends to vigorously defend against USCAN's claims as well as aggressively pursue claims against USCAN and two of its officers for defamation, abuse of process, and civil conspiracy.

         FLORIDA DEPARTMENT OF INSURANCE AS RECEIVER FOR UNITED STATES EMPLOYER INSURANCE CONSUMER SELF-INSURANCE FUND OF FLORIDA ("USEC") V. DEBENTURE GUARANTY CORPORATION, ET. AL., United States District Court for the Middle District of Florida. In November, 1995, the plaintiff, USEC, commenced the above entitled action against Debenture Guaranty Corporation ("Debenture") and certain other defendants, including EBI Securities and Steve Signer, an employee of EBI Securities. In 1994, USEC entered into an arrangement whereby USEC lent money to Debenture, and Debenture opened an account in Debenture's name to trade U.S. Treasuries. The note to USEC was in the amount by which the treasuries could be margined. This transaction was allegedly part of a scheme whereby USEC was attempting to inflate its assets for regulatory purposes. Debenture allegedly misappropriated the funds for its own benefit and USEC subsequently failed. Plaintiffs alleged that EBI Securities and Signer aided, abetted and conspired with Debenture to defraud USEC and claimed damages of $11,000,000. After a six week trial held from September 8, 1998, to October 14, 1998, a jury returned a verdict in favor of EBI Securities. The plaintiffs have filed a motion for a new trial. EBI Securities is in the process of preparing an objection to this motion. EBI Securities is also planning to file a motion for recovery of its attorney's fees incurred in connection with defending this action.

         EURO-AMERICAN INSURANCE COMPANY LTD., ET. AL. V. NATIONAL FAMILY CARE LIFE INSURANCE COMPANY, ET. AL., 191st Judicial District of Dallas County, Texas (the "NFC Litigation"). In April, 1996, National Family Care Life Insurance Company ("NFC") commenced the above action against, among others, EBI Securities and Steve Signer, an employee of EBI Securities. In late 1994 or early 1995, NFC entered into an arrangement with Debenture Guaranty Corporation ("Debenture"), another defendant in the NFC Litigation, whereby NFC lent money to Debenture, and Debenture opened an account in Debenture's name to trade U.S. Treasuries. The note to NFC was in the amount by which the treasuries could be margined. This transaction was allegedly part of a scheme whereby NFC was attempting to inflate its assets for regulatory purposes. Debenture allegedly misappropriated the funds for its own benefit. NFC alleged that EBI Securities and Signer aided, abetted and conspired with Debenture in allegedly defrauding Plaintiff. NFC has reduced its damages demand from approximately $11,500,000 to $1,100,000. This case is related to the USEC litigation, described above, which also involves a claim of fraud against Debenture. EBI Securities believes it has meritorious defenses and intends to vigorously defend against NFC's claims.

         EBI Securities also is involved in an arbitration proceeding related to the NFC Litigation entitled NATIONAL FAMILY CARE LIFE INSURANCE CO. V. PAULI COMPANY, INC., ET AL., NASDR Case No. 96-02673 (the "Arbitration"). The Arbitration panel entered an award against EBI Securities in July 1998 in favor of third-party plaintiff Pauli & Company, Inc. ("Pauli") of approximately 370,000, which was significantly below the initial award sought by Pauli of approximately $1,100,000. EBI Securities has filed a motion to vacate and plans to vigorously contest this award on appeal.

         In addition to the litigation described above, the Company, through its subsidiaries, is involved in various legal actions and claims arising in the ordinary course of business. Management believes that each of such matters will be resolved without material adverse effect on the Company's financial condition or operating results.

         In June 1998, subsequent to the date of this report, but prior to the filing date, the Company's largest European subsidiary, WMP, successfully raised 60 million Austrian Schillings (approximately $4,800,000 USD) in a bond offering. The Company intends to utilize these proceeds to enhance and further develop its European trading activities. The bonds were issued in denominations of 10,000 Austrian Schillings (approximately $800 USD at the then current exchange rates), bear an annual interest rate of 7.5 percent, payable at maturity, and mature in June 2002.

         In June 1998, the Company sold a 73.55 percent interest in Eastbrokers Prague a.s. for 15 million Austrian Schillings (approximately $1,200,000 USD at the then current exchange rate). The net assets related to this transaction are presented in the accompanying balance sheet as "Net assets held for sale."

         In November 1998, the Company sold 10 newly issued units consisting in the aggregate of $1,100,000 in 7 percent Convertible Debentures and Series C Warrants to purchase 125,000 shares of Common Stock.

         In December 1998, the Company sold 125,000 shares of Common Stock for a total offering price of $500,000 or $4.00 per share. Also in December 1998, the Company sold its subsidiary, Eastbrokers Budapest Rt. for HUF 217,000,000 (approximately $1,000,000 USD). The Company continues to have a working relationship with the buyer and maintains a presence in Budapest through its relationship with the buyer.

         In December 1998, the Company entered into a non-binding letter agreement pursuant to which EBI Securities intends to acquire Lloyd Wade Securities, Inc. ("Lloyd Wade"), a wholly owned subsidiary of Financial Services, Inc. Lloyd Wade is a full service securities firm. The acquisition is contingent upon, among other things, receipt of any necessary corporate and stockholder approvals, all necessary governmental approvals, completion of business, legal and financial due diligence and other customary conditions. There can be no assurance that such transaction will be successfully completed.

NOTE 17.   RECENT ACCOUNTING PRONOUNCEMENTS

         In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128. The new standard replaces primary and fully diluted earnings per share with basic and diluted earnings per share. SFAS No. 128 was adopted by the Company beginning with the interim reporting period ended December 31, 1997. The adoption did not affect previously reported earnings per share amounts.

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement was adopted by the Company beginning with the fiscal year ended March 31, 1999. The financial statements for the years ended March 31, 1997 and 1998 have been restated for comparative purposes to reflect the application of SFAS 130.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports issued to stockholders. This statement will be effective for the Company's annual report for the fiscal year ended March 31, 1999. In the initial year of application, comparative information for earlier years is to be restated. At this time, the Company does not believe that this statement will have a significant impact on the Company.

         In June 1998, the FASB issued SFAS No. 133, "Accounting For Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. At this time, the Company does not believe that this statement will have a significant impact on the Company.

NOTE 18. SIGNIFICANT ESTIMATES

         As part of the preparation of its fiscal 1998 financial statements, the Company has made several valuation estimates. Such estimates could be impacted by changes in facts and circumstances in the near term. Such changes, if they occur, could have a significant effect on the Company's financial position and results of operations. The net amounts recorded related to these estimates are summarized as follows:

o An approximate $1 million receivable from a Serbian financial institution related to the Company selling its creditor position with a bankrupt company. This amount is included in financial institution receivable in the accompanying 1998 balance sheet.

o    An  approximate  $1 million  investment in the shares of UCP AOOT (See Note
     12), a Russian chemical company. This amount is included in securities owned - corporate equities in the accompanying 1998 balance sheet.



NOTE 18. SIGNIFICANT ESTIMATES (CONTINUED)

o An approximate $724,000 receivable related to a repurchase agreement and the related shares of Vodni Stavby, a.s. This amount is included in other receivables in the accompanying 1998 balance sheet.


                                                EASTBROKERS INTERNATIONAL INCORPORATED
                                                       (A DELAWARE CORPORATION)

                                            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                               SEPTEMBER 30,
                                                                                   1998
                                                                               -----------
                                                                               (UNAUDITED)
ASSETS
    Cash and cash equivalents                                                    $5,019,082
    Cash and securities segregated for regulatory
       Purposes or deposited with clearing organizations                             95,163
    Securities purchased under agreements to resell                                 894,656
    Receivables
       Customers                                                                  1,022,278
       Brokers, dealers and other                                                 8,847,217
       Affiliated companies                                                       5,565,427
       Other                                                                     10,896,069
    Securities owned, at value
       Government and agencies                                                    2,202,510
       Equities and other                                                        10,813,253
    Buildings, furniture and equipment, at cost (net of
       Accumulated depreciation and amortization of
       $955,936 and $804,014, respectively)                                       1,520,964
    Deferred taxes                                                                4,022,918
    Investments held for resale                                                     176,456
    Investments in affiliated companies                                             143,405
    Goodwill                                                                      2,790,555
    Other assets and deferred amounts                                               394,425
                                                                                -----------
          Total Assets                                                          $54,404,378
                                                                                ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
    Short-term borrowings
       Lines of credit                                                          $ 1,542,905
       Affiliated companies                                                       1,597,091
    Securities sold under agreements to repurchase                                        -
    Bonds payable                                                                         -
    Securities loaned                                                             1,126,461
    Payables
       Customers                                                                  7,864,512
       broker-dealers and other                                                   3,073,946
    Accounts payable and accrued expenses                                         2,027,554
    Other liabilities and deferred amounts                                        1,553,502
                                                                                -----------
                                                                                 18,785,971
    Long-term borrowings                                                          9,065,857
                                                                                -----------
          Total liabilities                                                      27,851,828
                                                                                -----------
    Minority interest in consolidated subsidiaries                                9,459,208
                                                                                -----------

    Commitments and contingencies
    Stockholder' equity
       Preferred stock; $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding at September 30, 1998 or
          September 30, 1997, respectively                                                -
      Common stock; $.05 par value; 10,000,000 shares authorized;
          4,767,750 and 3,063,000, shares issued and outstanding at
          September 30, 1998 and September 30, 1997, respectively                   238,388
      Paid-in capital                                                            27,966,614
      Retained earnings (accumulated deficit)                                    (8,582,298)
      Note receivable - common stock                                               (325,080)
      Unrealized gain/loss on available for sale investments                              -
      Cumulative translation adjustment                                          (2,204,282)
                                                                                -----------
        Total shareholders' equity                                               17,093,342
                                                                                -----------
        Total Liabilities and Shareholders' Equity                              $54,404,378
                                                                                ===========

                                            See notes to consolidated  financial statements.



                                                EASTBROKERS INTERNATIONAL INCORPORATED
                                                       (A DELAWARE CORPORATION)

                                                 CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                FOR THE QUARTERLY PERIOD                FOR THE SIX MONTHS
                                                                  ENDED SEPTEMBER 30,                   ENDED SEPTEMBER 30,
                                                          -------------------------------------  ----------------------------------
                                                                1998                1997             1998               1997
                                                          -----------------    ----------------  -------------    -----------------
                                                                       (UNAUDITED)                          (UNAUDITED)
Revenues
  Commission                                                $2,864,300             $247,038           $4,611,417          $ 673,175
  Fees                                                         494,720              302,587              703,340            335,266
  Interest and dividends                                       213,524              112,968              402,206            199,313
  Principal transactions, net
      Trading                                                1,011,470              237,865            2,389,599          1,078,192
      Investment                                              (345,002)             490,484              143,363            640,272
  Gain on sale of interest in subsidiary                     1,312,057                -                1,312,057                  -
  Other                                                        656,136              153,873              783,015            367,282
  Equity in earnings of unconsolidated affiliates                    -             (130,820)                   -           (269,529)
                                                          ------------        --------------       -------------       -------------
                    Total revenues                           6,207,205            1,413,995           10,344,997          3,023,971
                                                          ------------        --------------       -------------       -------------

Costs and expenses
  Compensation and benefits                                  3,701,651              585,669            6,363,848          1,026,428
  Interest                                                      28,658               61,936              104,262            100,384
  Brokerage, clearing, exchange fees and other               1,573,313              206,202            1,240,339            483,216
  Occupancy                                                    461,678              159,150              803,572            336,084
  Office supplies and expense                                  303,996               85,401              674,974            162,218
  Communications                                               548,123               93,640              776,710            151,904
  Legal fees                                                   521,861               47,363              621,391             52,740
  Consulting fees                                              344,645              468,456              610,161            741,499
  Travel                                                       214,724              172,236              342,416            255,810
  General and administrative                                   574,292              637,891              844,785            880,501
  Depreciation and amortization                                 84,000               75,134              189,038            176,000
                                                          ------------        --------------       -------------       -------------

         Total costs and expenses                            8,356,941            2,593,078           12,571,496          4,366,784
                                                          ------------        --------------       -------------       -------------

Loss before provision for income taxes and
  Minority interest in earnings of subsidiaries             (2,149,736)          (1,179,083)          (2,226,499)        (1,342,813)
Provision (benefit) for income taxes                          (610,356)             264,246             (665,433)           116,843
Minority interest in earnings of subsidiaries                  (94,563)             246,102             (172,980)           128,723
                                                          ------------        --------------       -------------       -------------

Net loss                                                   $(2,854,655)           $(668,735)         $(3,064,912)       $(1,097,247)
                                                          ------------        --------------       -------------       -------------

Weighted average number of shares outstanding                4,476,737            3,007,121            4,476,737          3,007,121
                                                          ------------        --------------       -------------       -------------

Basic and diluted earnings per share                       $     (0.64)           $   (0.22)         $     (0.68)       $     (0.36)
                                                          ------------        --------------       -------------       -------------

                                            See notes to consolidated financial statements.


                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A Delaware Corporation)

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME



                                                          For the Quarterly Period                   For the Six Months
                                                            Ended September 30,                      Ended September 30,
                                                    -------------------------------------  ----------------------------------------
                                                          1998                1997             1998                  1997
                                                    -----------------    ----------------  -------------    -----------------------
                                                                 (Unaudited)                             (Unaudited)

Net loss                                            $ (2,854,655)       $   (668,735)      $ (3,064,912)         $ (1,097,247)

     Other comprehensive income (loss)
        Foreign currency translation adjustments         308,488          (1,026,713)           (63,662)           (1,253,999)
        Unrealized holding losses                           -                (15,016)              -                 (707,316)
                                                    -----------------   ----------------   --------------        ---------------

Comprehensive loss                                  $ (2,546,167)       $ (1,710,464)     $  (3,128,574)        $  (3,058,562)
                                                    =================   ===================  =================   ==================





                 See notes to consolidated financial statements


                                                EASTBROKERS INTERNATIONAL INCORPORATED
                                                       (A DELAWARE CORPORATION)

                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                          FOR THE SIX MONTHS
                                                                                          ENDED SEPTEMBER 30,
                                                                            ------------------------------------------------
                                                                                     1998                      1997
                                                                            ------------------------    --------------------
                                                                                              (UNAUDITED)

Cash flows from operating activities                                               $ (3,064,912)              $ (1,097,247)
    Net income (loss)
    Adjustments to reconcile net income (loss) to net cash provided by
       (used in) operating activities:
          Minority interest in earnings of subsidiaries                                 172,980                   (128,723)
          Depreciation and amortization                                                 189,038                    176,000
          Deferred taxes                                                                535,883                   (132,970)
          Gain on sale of interest in subsidiary                                     (1,312,057)                         -
          Equity in earnings (loss) of unconsolidated affiliates                              -                    269,529

    Changes in operating assets and liabilities
          Cash and securities segregated for regulatory purposes or
               deposited with regulatory agencies                                       891,070                   (403,974)
          Securities purchased under agreements to resell                                (7,486)                (2,481,563)
          Receivables
               Customers                                                              3,797,680                   (416,525)
               Brokers, dealers and others                                           (4,442,609)                   (90,972)
               Affiliated companies                                                  (3,279,150)                (2,448,290)
               Other                                                                 (4,482,168)                   368,095
          Securities owned, at value                                                 (2,518,351)                   716,039
          Other assets                                                                     (107)                   333,909
          Payables
               Customers                                                              2,459,048                  2,285,956
               Brokers, dealers and others                                           (3,095,213)                 1,607,029
         Accounts payable and accrued expenses                                        1,599,890                 (1,979,861)
                                                                                   ------------               ------------

Net cash used in operating activities                                               (12,556,464)                (3,423,568)
                                                                                   ------------               ------------

Cash flows from investing activities
    Net proceeds from (payments for)
         Investments in affiliates                                                            -                   (871,162)
         Sale of interest in subsidiary                                               1,180,500                          -
         Investments held for resale                                                    692,504                    311,605
         Purchases of furniture and equipment                                                 -                   (280,855)
                                                                                   ------------               ------------

Net cash provided by (used in) investing activities                                   1,873,004                   (840,412)
                                                                                   ------------               ------------


Cash flows from financing activities
    Net proceeds from (payments for)
         Net proceeds from private placement                                                  -                    725,000
         Securities loaned                                                            1,126,461                          -
         Short-term financings                                                       (1,027,594)                   291,579
         Short-term borrowings from affiliated companies                              1,565,154                  1,810,369
         Other long-term debt                                                         7,045,770                    373,045
                                                                                   ------------               ------------

Net cash provided by financing activities                                             8,709,791                  3,199,993
                                                                                   ------------               ------------
Foreign currency translation adjustment                                                (163,951)                (1,253,999)
                                                                                   ------------               ------------
Increase (decrease) in cash and cash equivalents                                     (2,137,620)                (2,317,986)

Cash and cash equivalents, beginning of period                                        7,156,702                  6,867,624
                                                                                   ------------               ------------
Cash and cash equivalents, end of period                                           $  5,019,082               $  4,549,638


                                                                                          FOR THE SIX MONTHS
                                                                                          ENDED SEPTEMBER 30,
                                                                            ------------------------------------------------
                                                                                     1998                      1997
                                                                            ------------------------    --------------------
                                                                                              (UNAUDITED)
Supplemental disclosure of cash flow information
    Cash paid for income taxes                                                     $          -               $          -
                                                                                   ============               ============
    Cash paid for interest                                                         $     28,658               $    104,262
                                                                                   ============               ============

Non cash transactions
    Eastbrokers International shares issued as part of
       EBI Securities Corporation acquisition                                      $  2,350,000               $          -
                                                                                   ============               ============


                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE QUARTERLY PERIOD AND SIX MONTHS ENDED SEPTEMBER 30, 1998

                                   (UNAUDITED)


1.   INTERIM REPORTING

     The financial statements of Eastbrokers International Incorporated (the "Company") for the quarterly and six month periods ended September 30, 1998 have been prepared by the Company, are unaudited, and are subject to year-end adjustments. These unaudited financial statements reflect all known adjustments (which included only normal, recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented in accordance with generally accepted accounting principles. The results presented herein for the interim periods are not necessarily indicative of the actual results to be expected for the fiscal year.

     The notes accompanying the consolidated financial statements included herein for the year ended March 31, 1998 include accounting policies and additional information pertinent to an understanding of these interim financial statements.

     As of September 30, 1998 and for the quarterly period then ended, the ccompanying consolidated financial statements include the financial position, results of operations and cash flows of Eastbrokers Beteiligungs Aktiengesellschaft ("Eastbrokers AG") for the quarterly period ended June 30, 1998, of EBI Securities Corporation ("EBI Securities") (formerly Cohig & Associates) for the quarterly period ended September 30, 1998, and the Company for the quarterly period ended September 30, 1998.

     As of September 30, 1998 and for the six month period then ended, the accompanying consolidated financial statements include the financial position, results of operations and cash flows the financial position, of Eastbrokers Beteiligungs Aktiengesellschaft ("Eastbrokers AG") for the six month period ended June 30, 1998, of EBI Securities Corporation ("EBI Securities") from the date of acquisition (May 14, 1998) through September 30, 1998, and the Company for the six month period ended September 30, 1998.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     ORGANIZATION AND BASIS OF PRESENTATION

     The consolidated financial statements include Eastbrokers International Incorporated and its U.S. and international subsidiaries (collectively, "Eastbrokers" or the "Company").

     These consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial position and the results of the operations of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ from these estimates. See Note 18 -"Significant Estimates" in the Company's consolidated financial statements included herein for the year ended March 31, 1998.

     The Company, through its subsidiaries, provides a wide range of financial services primarily in the United States, Central Europe, and Eastern Europe. Its businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring, and other corporate finance advisory activities; asset management; merchant banking and other principal investment activities; brokerage and research services; and securities clearance services. These services are provided to a diversified group of clients and customers, including corporations, governments, financial institutions, and individuals.

         FISCAL YEAR-END

     The fiscal year-end of Eastbrokers International Incorporated and its U.S. subsidiaries other than EBI Securities is March 31. At the time of the Company's acquisition of EBI Securities in May 1998, the fiscal year end of EBI Securities was September 30. The Company intends to change the fiscal year of EBI Securities to match the year end of the parent company effective March 31, 1999.

         FISCAL YEAR-END OF THE COMPANY'S EUROPEAN SUBSIDIARIES

     The fiscal year-end of the Company's European Subsidiaries is December 31. These subsidiaries are included on the basis of closing dates that precede the Company's closing date by three months.

         FINANCIAL INSTRUMENTS

     Substantially all of the Company's financial assets and liabilities and the Company's trading positions are carried at market or fair values or are carried at amounts which approximate fair value because of their short-term nature. Estimates of fair value are made at a specific point in time, based on relevant market information and information about the financial instrument, specifically, the value of the underlying financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. The Company has no investments in derivatives.

     Equity securities purchased in connection with merchant banking and other principal investment activities are initially carried at their original costs. The carrying value of such equity securities is adjusted when changes in the underlying fair values are readily ascertainable, generally as evidenced by listed market prices or transactions which directly affect the value of such equity securities. Downward adjustments relating to such equity securities are made in the event that the Company determines that the eventual realizable value is less than the carrying value.

     Securities classified as available for sale are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity. Realized gains and losses on these securities are determined on a specific identification basis and are included in earnings.

     COLLATERALIZED SECURITIES TRANSACTIONS

     Accounts receivable from and payable to customers include amounts due on cash transactions. Securities owned by customers are held as collateral for these receivables. Such collateral is not reflected in the consolidated financial statements.

     Securities purchased under agreements to resell are treated as financing arrangements and are carried at contract amounts reflecting the amounts at which the securities will be subsequently resold as specified in the respective agreements. The Company takes possession of the underlying securities purchased under agreements to resell and obtains additional collateral when the market value falls below the contract value. The maximum term of these agreements is generally less than ninety-one days.

         OTHER RECEIVABLES

     From  time to time,  the  Company  provides  operating  advances  to select
     companies  as  a  portion  of  its  merchant  banking   activities.   These
     receivables are due on demand.

         UNDERWRITINGS

     Underwritings include gains, losses, and fees, net of syndicate expenses arising from securities offerings in which the Company acts as an underwriter or agent. Underwriting fees are recorded at the time the underwriting is completed and the income is reasonably determinable. The Company reflects this income in its investment banking revenue.

         FEES

     Fees are earned from providing merger and acquisition, financial restructuring advisory, and general management advisory services. Fees are recorded based on the type of engagement and terms of the contract entered into by the Company. The Company reflects this income in its investment banking revenue.

         SECURITIES TRANSACTIONS

     Government and agency securities and certain other debt obligations transactions are recorded on a trade date basis. All other securities transactions are recorded on a settlement date basis and adjustments are made to a trade date basis, if significant.

         COMMISSIONS

     Commissions and related clearing expenses are recorded on a trade-date basis as securities transactions occur.

         TRANSLATION OF FOREIGN CURRENCIES

     Assets and liabilities of operations in foreign currencies are translated at year-end rates of exchange, and the income statements are translated at weighted average rates of exchange for the year. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," gains or losses resulting from translating foreign currency financial statements, net of hedge gains or losses and their related tax effects, are reflected in cumulative translation adjustments, a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in net income.

         OFFICE FACILITIES, FURNITURE, AND EQUIPMENT

     Office facilities and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets ranging from three to ten years.

         COMMON STOCK DATA

     Earnings per share is based on the weighted average number of common stock and stock equivalents outstanding. The outstanding warrants and stock options are currently excluded from the earnings per share calculation as their effect would be antidilutive.

         STOCK-BASED COMPENSATION

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation expense for stock-based employee compensation plans at fair value. The Company has elected to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of grant over the amount an employee must pay to acquire the stock.

         DEFERRED INCOME TAXES

     Deferred income taxes in the accompanying financial statements reflect temporary differences in reporting results of operations for income tax and financial accounting purposes. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.


         CASH AND CASH EQUIVALENTS

     For purposes of the consolidated financial statements, the Company considers all demand deposits held in banks and certain highly liquid investments with maturities of 90 days or less other than those held for sale in the ordinary course of business to be cash equivalents.

         GOODWILL

     Goodwill is amortized on a straight line basis over periods from five to 25 years and is periodically evaluated for impairment on an undiscounted cash flow basis.

         RECLASSIFICATIONS

     Certain amounts in prior periods have been reclassified to conform to the current presentation.

3.   ACQUISITION OF EBI SECURITIES CORPORATION

     In May 1998, the Company acquired all of the outstanding common stock of Cohig & Associates, Inc., a Denver, Colorado based investment banking and brokerage firm, in exchange for 445,000 unregistered shares of the Company's common stock and an agreement to advance $1,500,000 in additional working capital. Following the acquisition, the Company changed the name of Cohig & Associates, Inc. to EBI Securities Corporation ("EBI Securities"). The Company intends to develop EBI Securities as the foundation to expand its U.S. based investment banking and brokerage presence and anticipates that EBI Securities will be the first in a series of possible acquisitions targeting other successful medium size investment banking and brokerage firms both domestically and internationally. Eastbrokers International believes that its current organizational structure as an entrepreneurial, well-capitalized, and international publicly traded company will be particularly appealing to potential acquisition candidates.

     EBI Securities is a full service brokerage firm specializing in providing investment advice and counsel to individuals and small to middle market institutions. At the present time, EBI Securities has approximately 150 licensed representatives. EBI Securities provides its brokerage clients with a broad range of traditional investment products and services. EBI Securities also strives to differentiate itself in the minds of investors and corporate finance clients through its commitment to a professional but personalized service, which not only sets it apart from the large firms, but also serves to develop long-term client relationships. Its trading department makes a market in approximately 150 securities which include its investment banking clients and those securities that its research department has identified as promising, small to middle-market, potentially high growth companies. EBI Securities' investment banking department operates with a single goal in mind: to enhance and develop the capital structures of small to middle market emerging growth companies through private placements, bridge financing, and public offerings which serves to enable the firm's corporate finance clients to capitalize on promising business opportunities, favorable market conditions, and/or late stage product development.

     EBI Securities is registered as a broker-dealer with the SEC and is licensed in 50 states and the District of Columbia. It is also a member of the National Association of Securities Dealers ("NASD") and the Securities Investor Protection Corporation ("SIPC"). Customer accounts are insured to $25 million under the SIPC excess insurance program. EBI Securities operates pursuant to the exemptive provisions of SEC Rule 15c3-3 (k)(2)(ii) and clears all transactions with and for customers on a fully disclosed basis.

     EBI Securities maintains its clearing arrangement with Fiserv Correspondent Services, Inc. ("Fiserv"), a subsidiary of Fiserv, Inc. (NASDAQ: FISV). Fiserv provides EBI Securities with back office support, transaction processing services on all the principal national securities exchanges and access to many other financial services and products. This arrangement enables EBI Securities to offer its clients a broad range of products and services that is typically only offered by firms that are larger and/or have a larger capital base.

4.   SHORT-TERM BORROWINGS

     The Company meets its short-term financing needs through lines of credit with financial institutions, advances from affiliates, and by entering into repurchase agreements whereby securities are sold with a commitment to repurchase at a future date.

         LINES OF CREDIT

     These lines of credit carry interest rates between 7.00 percent and 12.00 percent as computed on an annual basis.

         ADVANCES FROM AFFILIATED COMPANIES

     Periodically, the Company's subsidiaries and affiliates will provide operating advances to other members in the affiliated group. These advances are generally due on demand and are not subject to interest charges.

5.   SALE OF INTEREST IN SUBSIDIARY

     In June 1998, the Company sold 73.55 percent of its interest in Eastbrokers Prague a.s. for 15 million Austrian Schillings (approximately $1,180,000 USD at the then current exchange rates). The Company recognized a gain on the sale of this interest in Eastbrokers Prague a.s. before taxes of approximately $1,312,000, at the then current exchange rates. This amount is reflected in the revenue section under the caption, "Gain on sale of interest in subsidiary".

6.       COMMITMENTS AND CONTINGENCIES

         LEASES AND RELATED COMMITMENTS

     The Company occupies office space under leases which expire at various dates through 2003. The various leases contain provisions for periodic escalations to the extent of increases in certain operating and other costs.

     The Company's subsidiaries occupy office space under various operating leases which generally contain cancellation clauses whereby the Company may cancel the lease with thirty to ninety days written notice.

         LEGAL PROCEEDINGS

     Through its recently acquired subsidiary, EBI Securities, the Company is subject to several legal proceedings in various jurisdictions throughout the United States.

     USCAN Free Trade Zones v. Cohig & Associates, Inc. (EBI Securities), Et Al., United States District Court for the Western District of Washington. In March 1997, USCAN Free Trade Zones, Inc. ("USCAN") filed a complaint against EBI Securities and Steve Signer, an employee of EBI Securities, alleging that EBI Securities misled USCAN about the creditworthiness of a third party in connection with an introduction made by Mr. Signer. EBI
     Securities categorically denies this allegation. USCAN informed EBI Securities that it would be working with a certain third party to secure certain loans on behalf of USCAN which USCAN would then use to open a trading account with EBI Securities. Once EBI Securities learned of the relationship to this third party, it refused to enter into any business arrangements with USCAN as long as the third party was involved due to regulatory problems encountered in prior business dealings with this certain third party. Plaintiff alleges that as a result of Mr. Signer's referral, it lost the ability to obtain a loan and all lost profits that might have resulted. Mr. Signer was dismissed as a defendant in this case due to lack of personal jurisdiction and has received an award of fees. Plaintiff originally sought a judgment of approximately $86,000,000 in compensatory and punitive damages. However, USCAN recently stated in pleadings and during a court deposition taken in October 1998 that its damage claim had been reduced to $332,000 and that it would dismiss its RICO claims. EBI Securities has filed counterclaims for defamation based upon certain false and defamatory representations regarding EBI Securities. A trial date has been scheduled for January 1999. EBI Securities believes it has meritorious defenses and intends to vigorously defend against USCAN's claims as well as aggressively pursue claims against USCAN and two of its officers for defamation, abuse of process, and civil conspiracy.

     Florida Department of Insurance as Receiver for United States Employer Insurance Consumer Self-Insurance Fund of Florida ("USEC") v. Debenture Guaranty Corporation, Et. Al., United States District Court for the Middle District of Florida. In November, 1995, the plaintiff, USEC, commenced the above entitled action against Debenture Guaranty Corporation ("Debenture") and certain other defendants, including EBI Securities and Steve Signer, an employee of EBI Securities. In 1994, USEC entered into an arrangement whereby USEC lent money to Debenture, and Debenture opened an account in Debenture's name to trade U.S. Treasuries. The note to USEC was in the amount by which the treasuries could be margined. This transaction was allegedly part of a scheme whereby USEC was attempting to inflate its assets for regulatory purposes. Debenture allegedly misappropriated the funds for its own benefit and USEC subsequently failed. Plaintiffs alleged that EBI Securities and Signer aided, abetted and conspired with Debenture to defraud USEC and claimed damages of $11,000,000. After a six week trial held from September 8, 1998, to October 14, 1998, a jury returned a verdict in favor of EBI Securities. The plaintiffs have filed a motion for a new trial. EBI Securities has objected to this motion. EBI Securities has filed a motion for recovery of its attorney's fees incurred in connection with defending this action.

     Euro-American Insurance Company Ltd., Et. Al. v. National Family Care Life Insurance Company, Et. Al., 191st Judicial District of Dallas County, Texas (the "NFC Litigation"). In April, 1996, National Family Care Life Insurance Company ("NFC") commenced the above action against, among others, EBI Securities and Steve Signer, an employee of EBI Securities. In late 1994 or early 1995, NFC entered into an arrangement with Debenture Guaranty Corporation ("Debenture"), another defendant in the NFC Litigation, whereby NFC lent money to Debenture, and Debenture opened an account in Debenture's name to trade U.S. Treasuries. The note to NFC was in the amount by which the treasuries could be margined. This transaction was allegedly part of a scheme whereby NFC was attempting to inflate its assets for regulatory purposes. Debenture allegedly misappropriated the funds for its own benefit. NFC alleged that EBI Securities and Signer aided, abetted and conspired with Debenture in allegedly defrauding Plaintiff. NFC has reduced its damages demand from approximately $11,500,000 to $1,100,000. This case is related to the USEC litigation, described above, which also involves a claim of fraud against Debenture. EBI Securities believes it has meritorious defenses and intends to vigorously defend against NFC's claims.

     EBI Securities also is involved in an arbitration proceeding related to the NFC Litigation entitled National Family Care Life Insurance Co. v. Pauli Company, Inc., Et Al., NASDR Case No. 96-02673 (the "Arbitration"). The Arbitration panel entered an award against EBI Securities in July 1998 in favor of third-party plaintiff Pauli & Company, Inc. ("Pauli") of approximately $370,000, which was significantly below the initial award sought by Pauli of approximately $1,100,000. EBI Securities has filed a motion in the NFC Litigation to vacate this award and plans to vigorously contest this award on appeal.

     In addition to the litigation described above, the Company, through its subsidiaries, is involved in various legal actions and claims arising in the ordinary course of business. Management believes that each of such matters will be resolved without material adverse effect on the Company's financial condition or operating results.

7.       COMPREHENSIVE INCOME

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement was adopted by the Company beginning with the fiscal year ended March 31, 1999.

     Due to the nature of the items reflected in the Statement of Comprehensive Income, no effect for income taxes has been recognized. Foreign currency translation adjustments are primarily related to the investment in the Company's foreign operations. Unrealized holding losses are related to securities received in the sale of the Hotel Fortuna. As note in the consolidated financial statements for the year ended March 31, 1998 included herein, the Company has substantial net operating loss carryforwards which it may or may not be able to utilize prior to the expiration. Accordingly, no tax effect for these additional projected losses has been reflected in these financial statements.

8.   SUBSEQUENT EVENTS

     In November 1998, the Company sold 10 newly issued units consisting in the aggregate of $1,100,000 in 7 percent Convertible Debentures and Series C Warrants to purchase 125,000 shares of Common Stock.

     In December 1998, the Company sold 125,000 shares of Common Stock for a total offering price of $500,000 or $4.00 per share. Also in December 1998, the Company sold its subsidiary, Eastbrokers Budapest Rt. for HUF 217,000,000 (approximately $1,000,000 USD). The Company continues to have a working relationship with the buyer and maintains a presence in Budapest through its relationship with the buyer.

     In December 1998, the Company entered into a non-binding letter agreement pursuant to which EBI Securities intends to acquire Lloyd Wade Securities, Inc. ("Lloyd Wade"), a wholly owned subsidiary of Financial Services, Inc. Lloyd Wade is a full service securities firm. The acquisition is contingent upon, among other things, receipt of any necessary corporate and stockholder approvals, all necessary governmental approvals, completion of business, legal and financial due diligence and other customary conditions. There can be no assurance that such transaction will be successfully completed.

NO  DEALER,  SALES  PERSON  OR  OTHER
PERSON  HAS BEEN  AUTHORIZED  TO GIVE
ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN THIS
PROSPECTUS, AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATION
MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY.  THIS
PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF
AN OFFER TO BUY ANY OF THE SECURITIES
OFFERED HEREBY IN ANY  JURISDICTION
TO ANY PERSON TO WHOM IT IS  UNLAWFUL
TO MAKE SUCH OFFER IN SUCH JURISDICTION.
NEITHER THE DELIVERY OF THIS PROSPECTUS
NOR ANY SALE MADE HEREUNDER SHALL,
UNDER ANY CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF THE COMPANY
SINCE  THE  DATE  HEREOF OR THAT THE                 EASTBROKERS INTERNATIONAL
INFORMATION CONTAINED HEREIN IS CORRECT
AS OF ANY TIME SUBSEQUENT TO ITS DATE.

          ----------------
                                                         [                  ]
                                                          ------------------

         TABLE OF CONTENTS                                     SHARES OF
                                                             COMMON STOCK
                                                PAGE       ($.05 PAR VALUE)

Available Information...........................
Disclosure of Commission Position on                   [                  ]
      Indemnification for Securities                    ------------------
       Act Liabilities..........................              WARRANTS
Special Note Regarding Forward Looking
     Statements.................................
Summary.........................................
Risk Factors....................................
Use of Proceeds.................................
Market for Common Equity and Related
      Stockholder Matters.......................        _______________
Business........................................
Management Discussion and Analysis                         PROSPECTUS
   or Plan of Operation.........................
Management......................................        _______________
Security Ownership of Certain Beneficial
   Owners and Management........................
Executive Compensation..........................
Selling Stockholders............................
Description of Securities.......................
Certain Relationships and Related
   Transactions.................................
Plan of Distribution............................
Changes in and Disagreements with Accountants
   on Accounting and Financial Disclosure.......
Experts.........................................
Legal Matters...................................
Financial Statements............................
Independent Auditors' Report....................
Independent Auditors' Report....................

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under such Section who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor, by reason of such fact as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect thereof unless he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of such fact as provided in the preceding two sentences against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by the officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Company has acquired officers' and directors' liability insurance of $2 million for members of its Board of Directors and executive officers.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

         Article Eighth of the Company's Certificate of Incorporation provides for indemnification of all persons whom, to the fullest extent permitted, the Company may indemnify under Delaware General Corporation Law.

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

                                                                     AMOUNT TO
                     TYPE OR NATURE OF EXPENSE                        BE PAID

SEC registration fee......................................          $
Accounting fees and expenses*.............................             4,989.75
Legal fees and expenses*..................................          ___________
Miscellaneous*............................................          ___________
Total*....................................................          $
                                                                    ===========

---------------

*To be filed by amendment.

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

         The Company believes that each of the following transactions referenced below were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving a pubic offering.

         On August 1, 1996, the Company issued 1,080,000 shares of its Common Stock to the selling security holders of Eastbrokers Vienna in a transaction valued at $5,400,000. During the period surrounding the acquisition, the Common Stock was trading approximately between $6.25 and $8.00 per share for its fully registered and unrestricted shares. Due to the nature of restricted shares and the various covenants restricting the transfer of these shares, the Board of Directors assigned a value of $5,400,000 to this transaction.

         On March 6, 1997, the Company issued 22,500 shares of Common Stock valued at $4.00 per share relating to the acquisition of Eastbrokers NA. In a separate but related transaction to the Eastbrokers NA acquisition, the Company sold 2,500 shares of the Common Stock to an officer of the Company in exchange for a promissory note. These shares were transferred to the selling shareholder of Eastbrokers NA as part of the acquisition. The shares were valued at $4.00 per share.

         On March 20, 1997 the Company entered into a consulting agreement with JB Sutton Group, Inc. ("Sutton") under which the Company granted to Sutton 150,000 warrants. Pursuant to a Termination Agreement between the Company and Sutton dated August 8, 1997, the consulting agreement was terminated and the 150,000 warrants were accordingly canceled.

         During the year ended March 31, 1997, the Company issued a total of 37,000 shares of Common Stock for consulting services at a per share price approximating the then current market price for services rendered to the Company.

         In April 1997, the Company sold 125,000 shares of Common Stock to three individuals: Calvin S. Caldwell, Frank Huang and Jay Raubvogel for a total offering price of $750,000 or $6.00 per share. The net proceeds to the Company were $723,195. There were no underwriting discounts or commissions.

         On February 20, 1998, the Company sold 1,227,000 newly issued units consisting of one share of Common Stock and one Class C Warrant in a private placement for $6,135,000 in cash, or a price of $5.00 per unit (approximately 40 percent below the then current market price as of February 19, 1998). In connection with the private placement, 1,237,222 Class C Warrants were issued to the placement agents, including 312,583 Class C warrants issued to Eastbrokers NA as one of the placement agents.

         On November 25, 1998, the Company sold 10 newly issued units consisting in the aggregate of $1,100,000 in 7% Convertible Debentures and Series C Warrants to purchase 125,000 shares of Common Stock. In connection with this sale, commission fees of 5 percent were paid.

         On December 15, 1998, the Company sold 125,000 shares of Common Stock for a total offering price of $500,000 or $4.00 per share. In connection with this sale, EBI Securities was paid a 6 percent underwriting commission.

         In September 1997, the Company issued 10,000 shares of Common Stock to Dr. Michael Sumichrast in compensation for services performed on behalf of the Company during the previous six months. The average price per share assigned to this transaction was $6.598 based on the average closing price for the period April 1, 1997 through September 30, 1997.

         In September 1997, Martin A. Sumichrast acquired 50,000 shares of Common Stock at a price of $6.00 per share in exchange for a note payable bearing 8 percent interest in the amount of $300,000 to the Company. In December 1998, this note was cancelled and the shares were returned to the Company.

         On May 14, 1998 in connection with the acquisition of EBI Securities, the Company issued 445,000 shares of Common Stock to the selling corporation, Cherry Creek Investments, Ltd. During the five days before the effective date of the acquisition, the average closing price of the Common Stock was $9,375 per share for its fully registered and unrestricted shares. Due to the nature of the restricted shares, the relatively large block of shares transferred and other various restrictive covenants regarding the final allocation of these shares, the Board of Directors assigned a value of $5.00 per share for a total value of $2,225,000 to this transaction.

         Also in connection with the acquisition of EBI Securities, the Company incurred an obligation to deliver 25,000 shares of Common Stock to Sutton as an investment banking advisory fee. To maintain consistency with the assigned valuation on the acquisition of EBI Securities, the Board of Directors assigned a value of $5.00 per share for a total value of $125,000 to this transaction.

ITEM 27. EXHIBITS

                  (a) The exhibits listed below have been filed as part of this Registration Statement.

  EXHIBIT NO.            DESCRIPTION

     (2.1) Agreement and Plan of Merger dated May 14, 1998 by and among the Registrant, East Merger Corporation, Cohig & Associates, Inc., and Cherry Creek Investments, Ltd., incorporated by reference to the Current Report on Form 8-K dated May 14, 1998 (File No. 0-26202).

     (3.1)     Certificate  of  Incorporation,   as  amended,   incorporated  by
               reference to the Company's Form 10-QSB for the nine months ended December 31, 1996.

     (3.2) Amendments to the Bylaws, incorporated by reference to the Company's Form 10-QSB for the three months ended June 30, 1996.

     (4.1) Specimen copy of Common Stock Certificate, Form of Class A Warrant Agreement, Form of Class B Warrant Agreement, and Form of Warrant Agreement are each incorporated by reference to the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (No. 33-89544).

     (4.3) Warrant Certificate between the Company and J.B. Sutton Group, LLC, dated March 27, 1997, incorporated by reference to the Company's Form S-3 filed with the Securities and Exchange Commission on May 9, 1997 (No. 333-26825).

     (4.4) Subscription Agreement for the Private Placement of the Units Consisting of the Company's Common Stock and Series C Warrants, incorporated by reference to the Company's Report on Form 10-KSB, as amended, for the year ended March 31, 1998.

     (4.5)* Securities Purchase Agreement for the Private Placement of Units consisting of Convertible Debentures and Series C Warrants.

     (4.6)*    Subscription  Agreement  for   the   Private   Placement  of  the
               Company's Common Stock.

     (4.7)*    Placement Agents' Warrant Certificate dated February 20, 1998.

     (4.8)*    Warrant   Certificate   between    the   Company  and  Martin  A.
               Sumichrast in respect of the sale of 70,000 Class C Warrants.

     (4.9)* Warrant Certificate between the Company and Kevin D. McNeil in respect of the sale of 32,583 Class C Warrants.

     (5)**     Opinion on Legality.

     (10.1)    Employment   Agreement   between   the   Company  and  Martin  A.
               Sumichrast dated February 1995, incorporated by reference to the Company's Form S-1.

     (10.2) Employment Agreement between the Company and Peter Schmid dated August 1, 1996, the form of such employment agreement being incorporated by reference to the Company's Form 8-K dated August 1, 1996.

     (10.3) Form of Restrictive Covenants of Wolfgang M. Kossner, August A. de Roode and Peter Schmid, such covenants executed on August 1, 1996, incorporated by reference to the Company's Form 10-QSB for the three months ended June 30, 1996.

     (10.4) Stock Option Agreement between the Company and Wolfgang M. Kossner dated August 1, 1996, the form of such stock option agreement being incorporated by reference to the Company's Form 8-K dated August 1, 1996.

     (10.5)    Stock  Option  Agreement  between  the  Company  and August A. de
               Roode dated August 1, 1996, the form of such stock option agreement being incorporated by reference to the Company's Form 8-K dated August 1, 1996.

     (10.6) Stock Option Agreement between the Company and Peter Schmid dated August 1, 1996, the form of such stock option agreement bring incorporated by reference to the Company's Form 8-K dated August 1, 1996.

     (10.7) Stock Option Agreement between the Company and Sumichrast Enterprises dated August 1, 1996, the form of such stock option agreement being incorporated by reference from Form 8-K dated August 1, 1996.

     (10.8) The 1996 Stock Option Plan of the Company, incorporated by reference to the Company's Report on Form 10-QSB for the nine months ended December 31, 1996.

     (10.9) Consulting Agreement between Michael Sumichrast, Ph.D. and the Company dated April 1, 1997, incorporated by reference to the Company's Form 10-KSB for the year ended March 31, 1997.

     (10.10)*  Employment  Agreement   between   the  Company   and   Martin  A.
               Sumichrast dated December 31, 1998.

     (10.11)*  Employment   Agreement  between  the  Company and Kevin D. McNeil
               dated December 31, 1998.

     (10.12)* Consulting Agreement between the Company and Wolfgang Kossner dated December 1, 1998.

     (10.13)* $600,000 Non-Negotiable Term Note dated December 31, 1998 issued by Martin A. Sumichrast in favor of the Company.

     (10.14)* $150,000 Non-Negotiable Term Note dated December 31, 1998 issued by Kevin D. McNeil in favor of the Company.

     (16.1)    Letter on  Change  in  Certifying  Accountant
               Item 7 of Current Report on Form 8-K dated November 4, 1997; incorporated by reference to the Current Report on Form 8-K dated November 4, 1997 (File No. 0-26202).

     (16.2)    Letter  on  Change in  Certifying  Accountant
               Item 7 of Current Report on Form 8-K dated January 22, 1998; incorporated by reference to the Current Report on Form 8-K dated January 22, 1998 (File No. 0-26202).

     (21.1)*   Subsidiaries of the Company

     (23.1)*   Consent of Deloitte & Touche LLP, dated February __, 1999.

     (23.2)*   Consent of Pannell Kerr Forster PC, dated February __, 1999.

     (23.3)**  Consent of Kelley Drye & Warren LLP (contained in Exhibit 5).

       (24)*   Power of Attorney (included within signature page).

       (27)*   Financial Data Schedule (Electronic Filing Only).

     -----------------------

     * Filed herewith.

     **To be filed by amendment.

ITEM 28.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         A. To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

         (i) To include any Prospectus required by Section 10(a) (3) of the Securities Act of 1933.

         (ii) To include in the Prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         B. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. To remove from registration by means of post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

         D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provisions, by-laws, contract, arrangements, statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         E. Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that Section.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Rockville, State of Maryland, on February 12, 1999.

                                      EASTBROKERS INTERNATIONAL INCORPORATED

                                      By:          /S/ Martin A. Sumichrast
                                         ---------------------------------------
                                      Martin A. Sumichrast
                                      Chairman, President and Chief Executive
                                      Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Martin A. Sumichrast and Kevin D. McNeil, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURES                                  TITLE OR CAPACITIES                         DATE


/S/ MARTIN A. SUMICHRAST                    Chairman of the Board, President and
-------------------------------             Chief Executive Officer and Director        February 12, 1999
Martin A. Sumichrast

/S/ KEVIN D. MCNEIL                         Vice President, Secretary, Treasurer and
-------------------------------             Chief Financial Officer (Principal          February 12, 1999
Kevin D. McNeil                             Financial and Accounting Officer)

/S/ MICHAEL SUMICHRAST, PH. D.              Director
-------------------------------
Michael Sumichrast, Ph.D.                                                               February 12, 1999

                                            Director
-------------------------------
Wolfgang Kossner

/S/ SIEGFRIED SAMM                          Director
-------------------------------
Siegfried Samm                                                                          February 12, 1999

/S/ JAY SCHIFFERLI                          Director                                    February 12, 1999
-------------------------------
Jay Schifferli

                                      II-7

                                  EXHIBIT INDEX


      Exhibit No.                    Description
      -----------                    -----------
         (4.5) Securities Purchase Agreement for the Private Placement of Units consisting of Convertible Debentures and Series C Warrants.

         (4.6) Subscription Agreement for the Private Placement of the Company's Common Stock.

         (4.7)           Placement Agents' Warrant Certificate dated
                         February 20, 1998.

         (4.8)           Warrant  Certificate  between the Company and
                         Martin A. Sumichrast in respect of the sale of 70,000 Class C Warrants.

         (4.9)           Warrant  Certificate  between the Company and
                         Kevin D. McNeil in respect of the sale of 32,583 Class C Warrants.

        (10.10) Employment Agreement between the Company and Martin A. Sumichrast dated December 31, 1998.

        (10.11) Employment Agreement between the Company and Kevin D. McNeil dated December 31, 1998.

        (10.12) Consulting Agreement between the Company and Wolfgang Kossner dated December 1, 1998.

        (10.13) $600,000 Non-Negotiable Term Note dated December 31, 1998 issued by Martin A. Sumichrast in favor of the Company.

        (10.14)          $150,000  Non-Negotiable Term Note dated
                         December 31, 1998 issued by Kevin D. McNeil in favor of the Company.

         (21.1)          Subsidiaries of the Company.

         (23.1)          Consent of Deloitte & Touche LLP, dated
                         February __, 1999.

         (23.2)          Consent of Pannell Kerr Forster PC, dated
                         February __, 1999.

         (23.4)          Consent of Kelley Drye & Warren LLP (contained in
                         Exhibit 5).

          (24)           Power of Attorney (included within signature page).

          (27)           Financial Data Schedule (Electronic Filing Only).